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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Pulaski Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

PROXY STATEMENT OF PULASKI FINANCIAL CORP.

PROXY STATEMENT AND PROSPECTUS OF FIRST BUSEY CORPORATION

Merger Proposal—Your Vote Is Important

DEAR PULASKI FINANCIAL CORP. AND FIRST BUSEY CORPORATION STOCKHOLDERS:

         The boards of directors of Pulaski Financial Corp. (which we refer to as "Pulaski") and First Busey Corporation (which we refer to as "First Busey") have each unanimously approved a transaction that will result in the merger of Pulaski with and into First Busey (which we refer to as the "merger"). First Busey will be the surviving bank holding company in the merger. If the merger is completed, Pulaski stockholders will receive 0.79 shares of First Busey common stock for each of their Pulaski shares. First Busey stockholders will continue to own their existing First Busey shares. After the merger is completed, we expect that current First Busey stockholders will own approximately 75% of the outstanding shares of common stock of the combined company, and current Pulaski stockholders will own approximately 25% of the outstanding shares of common stock of the combined company.

         First Busey's common stock currently trades on the NASDAQ Global Select Market under the symbol "BUSE." Pulaski's common stock currently trades on the NASDAQ Global Select Market under the symbol "PULB." Based on the closing price of First Busey common shares of $21.82 on the NASDAQ Global Select Market on December 3, 2015, the trading day of the public announcement of the merger, the 0.79 exchange ratio represented approximately $17.24 in value for each share of Pulaski common stock. Based on the closing price of First Busey common shares of 18.04 on the NASDAQ Global Select Market on January 28, 2016, the latest practicable trading day before the date of this joint proxy statement/prospectus, the 0.79 exchange ratio represented approximately $14.25 in value for each share of Pulaski common stock, for an aggregate transaction value of approximately $171.9 million. The shares of First Busey common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), and will trade on the NASDAQ Global Select Market.

         We cannot complete the merger unless we obtain the necessary governmental approvals and unless the stockholders of both companies approve the merger agreement and the transactions contemplated therein. Each of us is asking our stockholders to consider and vote on this merger proposal at our respective company's special meeting of stockholders. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend your company's meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at your company's special meeting. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger and the transactions contemplated therein.

         The places, dates and times of the stockholders' meetings are as follows:

For stockholders of Pulaski:	For stockholders of First Busey:
Date: March 29, 2016 Time: 2:00 p.m., local time Place: Sheraton Westport Chalet Hotel St. Louis 191 Westport Plaza Drive St. Louis, Missouri 63146	Date: March 29, 2016 Time: 6:30 p.m., local time Place: Busey Bank 100 W. University Avenue Champaign, Illinois 61820

         This joint proxy statement/prospectus contains a more complete description of the stockholders' meetings and the terms of the merger. We urge you to review this entire document carefully. You may also obtain information about Pulaski and First Busey from documents that each has filed with the Securities and Exchange Commission (which we refer to as the "SEC").

         The Pulaski and First Busey boards of directors recommend that the Pulaski and First Busey stockholders, respectively, vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" the other matters to be considered at the special meeting.

Gary W. Douglass President and Chief Executive Officer Pulaski Financial Corp.	Van A. Dukeman President and Chief Executive Officer First Busey Corporation

         You should read this entire joint proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled "Risk Factors" beginning on page 23.

         Neither the SEC nor any state securities regulatory body has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         This joint proxy statement/prospectus is dated February 3, 2016, and is first being mailed to Pulaski's and First Busey's stockholders on or about February 8, 2016.

PULASKI FINANCIAL CORP.
12300 Olive Boulevard
St. Louis, Missouri 63141
(314) 878-2210

Notice of Special Meeting of Stockholders

Date: March 29, 2016

Time: 2:00 p.m., local time

Place:
Sheraton Westport Chalet Hotel St. Louis
191 Westport Plaza Drive
St. Louis, Missouri 63146

TO PULASKI STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that Pulaski Financial Corp. ("Pulaski") will hold a special meeting of stockholders on March 29, 2016 at 2:00 p.m., local time, at Sheraton Westport Chalet Hotel St. Louis, 191 Westport Plaza Drive, St. Louis, Missouri 63146. The purpose of the meeting is to consider and vote on the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey and Pulaski (which we refer to as the "merger proposal"), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein. A copy of the merger agreement is included as Appendix A to the joint proxy statement/prospectus accompanying this notice;

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski (which we refer to as the "Pulaski compensation proposal"); and

  •
  the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Holders of record of Pulaski common stock at the close of business on January 29, 2016 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Pulaski common stock entitled to vote. Approval of the Pulaski compensation proposal and the adjournment of the special meeting requires the affirmative vote of the majority of shares entitled to vote and represented in person or by proxy.

        The board of directors of Pulaski unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein, "FOR" approval of the Pulaski compensation proposal and "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Your vote is important.    Please vote via the Internet, by telephone or by completing and signing the enclosed form of proxy and mailing it promptly in the enclosed envelope. Your proxy will not be used if you attend the meeting and vote in person.

        Under Missouri law, if the merger is completed, Pulaski stockholders of record who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Missouri law pertaining to objecting stockholders, will be entitled to exercise rights of appraisal and obtain payment in cash for the fair value of their shares of Pulaski common stock by following the procedures set forth in detail in this joint proxy statement/prospectus. A copy of the section of the General and Business Corporation Law of Missouri pertaining to objecting stockholders' rights of appraisal is included as Appendix B to this joint proxy statement/prospectus.

        If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Laurel Hill Advisory Group, Pulaski's proxy solicitor, by calling toll-free at (888) 742-1305. Banks and brokers may contact Laurel Hill Advisory Group at (516) 933-3100.

By Order of the Board of Directors

Paul J. Milano Corporate Secretary

St. Louis, Missouri
February 3, 2016

FIRST BUSEY CORPORATION
100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500

Notice of Special Meeting of Stockholders

Date: March 29, 2016

Time: 6:30 p.m., local time

Place: Busey Bank
100 W. University Avenue
Champaign, Illinois 61820

TO FIRST BUSEY STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that First Busey Corporation ("First Busey") will hold a special meeting of stockholders on March 29, 2016 at 6:30 p.m., local time, at Busey Bank, 100 W. University Avenue, Champaign, Illinois 61820. The purpose of the meeting is to consider and vote on the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey and Pulaski (which we refer to as the "merger proposal"), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger; and

  •
  the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Holders of record of First Busey common stock at the close of business on January 29, 2016 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Busey common stock entitled to vote. Approval of the adjournment of the special meeting requires the affirmative vote of a majority of the votes cast for the proposal.

        The board of directors of First Busey unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger. Your board of directors also unanimously recommends that you vote "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Your vote is important.    We hope that you will be able to attend the special meeting. Whether or not you plan to attend, please review the attached proxy statement and return the enclosed proxy card or vote by telephone or Internet by following the preprinted instructions set forth on the enclosed proxy card.

By Order of the Board of Directors
Gregory B. Lykins Chairman of the Board	Van A. Dukeman President and Chief Executive Officer

Champaign, Illinois
February 3, 2016

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about First Busey and Pulaski from documents filed with the SEC that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 101. You can obtain any of the documents filed with or furnished to the SEC by First Busey and/or Pulaski at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting the appropriate company at the following address:

Pulaski Financial Corp.	First Busey Corporation
12300 Olive Boulevard	100 W. University Avenue
St. Louis, Missouri 63141	Champaign, Illinois 61820
(314) 878-2210	(217) 365-4544

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your special meeting. This means that stockholders requesting documents must do so by March 22, 2016, in order to receive them before the special meetings.

 ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This document, which forms part of a registration statement on Form S-4 filed with the SEC by First Busey (File No. 333-209066), constitutes a prospectus of First Busey under Section 5 of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares of common stock, par value $0.001 per share, of First Busey, which we refer to as "First Busey common stock," to be issued pursuant to the Agreement and Plan of Merger, dated as of December 3, 2015, by and between First Busey and Pulaski, as it may be amended from time to time, which we refer to as the "merger agreement." This document also constitutes a proxy statement of each of First Busey and Pulaski under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." It also constitutes a notice of meeting with respect to the special meeting at which First Busey stockholders will be asked to consider and vote upon the approval of the merger agreement and a notice of meeting with respect to the special meeting at which Pulaski stockholders will be asked to consider and vote upon the approval of the merger agreement.

        First Busey has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to First Busey, and Pulaski has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to Pulaski.

        You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated February 3, 2016, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Pulaski stockholders or First Busey stockholders nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meetings. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document.

Q:
What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the merger of Pulaski with and into First Busey, with First Busey as the surviving company. The merger is anticipated to be completed in the first half of 2016. At a date following the completion of the merger, First Busey intends to merge Pulaski Bank, National Association (which we refer to as "Pulaski Bank"), Pulaski's wholly-owned bank subsidiary, with and into Busey Bank, First Busey's wholly-owned bank subsidiary, with Busey Bank as the surviving bank (which we refer to as the "bank merger"). At such time, Pulaski Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate Pulaski Bank and Busey Bank as separate bank subsidiaries.

Q:
What will Pulaski stockholders be entitled to receive in the merger?

A:
If the merger is completed, each share of Pulaski common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Pulaski as treasury stock or otherwise owned by Pulaski or First Busey and any dissenting shares), will be converted into the right to receive 0.79 shares of First Busey common stock. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock as more fully described on page 77. Shares of Pulaski common stock held by Pulaski stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Q:
What is the value of the per share merger consideration?

A:
The value of the merger consideration to be received by Pulaski stockholders will fluctuate as the market price of First Busey common stock fluctuates before the completion of the merger. This price will not be known at the time of the Pulaski special meeting and may be more or less than the current price of common stock or the price of First Busey common stock at the time of the special meeting. Based on the closing stock price of First Busey common stock on the NASDAQ Global Select Market on December 3, 2015, the trading day of the public announcement of the merger, of $21.82, the value of the merger consideration was $17.25. Based on the closing stock price of First Busey common stock on the NASDAQ Global Select Market on January 28, 2016, the latest practicable date before the mailing of this joint proxy statement/prospectus, of $18.04, the value of the merger consideration was $14.25. We urge you to obtain current market quotations for shares of First Busey common stock and Pulaski common stock.

Q:
Why do Pulaski and First Busey want to engage in the merger?

A:
Pulaski believes that the merger will provide Pulaski stockholders with substantial benefits, and First Busey believes that the merger will further its strategic growth plans. To review the reasons for the merger in more detail, see "The Merger—Pulaski's reasons for the merger and recommendation of the board of directors" on page 46 and "The Merger—First Busey's reasons for the merger and recommendation of the board of directors" on page 63.

Q:
In addition to approving the merger agreement, what else are Pulaski stockholders being asked to vote on?

A:
In addition to the merger agreement and the transactions contemplated therein, Pulaski is soliciting proxies from holders of its common stock with respect to, a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski (which we refer to as the "Pulaski compensation proposal"), a proposal to adjourn the Pulaski special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. Completion of the merger is not conditioned upon approval of the Pulaski compensation proposal or the adjournment proposal.

Q:
Why are Pulaski stockholders being asked to vote on the Pulaski compensation proposal?

A:
The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (which we refer to as the "Dodd-Frank Act"), has adopted rules that require Pulaski to seek an advisory (non-binding) vote with respect to certain payments that are payable to Pulaski's named executive officers in connection with the merger.

Q:
What will happen if Pulaski's stockholders do not approve such compensation at the special meeting?

A:
Pulaski stockholders' approval of the compensation payable to certain of Pulaski's executive officers in connection with the merger is not a condition to completion of the merger. The vote with respect to such compensation is an advisory vote and will not be binding on Pulaski (or First Busey after the merger) regardless of whether the merger agreement is approved. Accordingly, because the compensation to be paid to certain Pulaski executive officers in connection with the merger is contractual, such compensation will be payable if the merger is completed regardless of the outcome of the advisory vote.

Q:
In addition to approving the merger agreement, what else are First Busey stockholders being asked to vote on?

A:
In addition to the merger agreement and the transactions contemplated therein, First Busey is soliciting proxies from holders of its common stock with respect to a proposal to adjourn the First Busey special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. Completion of the merger is not conditioned upon approval of the adjournment proposal.

Q:
What does the Pulaski board of directors recommend?

A:
Pulaski's board of directors has determined that the merger agreement and the transactions contemplated therein are in the best interests of Pulaski and its stockholders. Pulaski's board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated therein, "FOR" approval of the Pulaski compensation proposal and "FOR" the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. To review the reasons for the merger in more detail, see "The Merger—Pulaski's reasons for the merger and recommendation of the board of directors" on page 46.

Q:
What does the First Busey board of directors recommend?

A:
First Busey's board of directors has determined that the merger agreement and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger, is in the best interests of First Busey and its stockholders. First Busey's board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated therein and "FOR" the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. To review the reasons for the merger in more detail, see "The Merger—First Busey's reasons for the merger and recommendation of the board of directors" on page 63.

Q:
What vote is required to approve each proposal at the Pulaski special meeting?

A:
Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Pulaski common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the Pulaski compensation proposal and the proposal to adjourn the special meeting requires the affirmative vote of the majority of shares entitled to vote and represented in person or by proxy. Abstentions will have the same effect as a vote against these proposals, while broker non-votes will have no effect.

Q:
What vote is required to approve each proposal at the First Busey special meeting?

A:
Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Busey common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast for the proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on this proposal.

Q:
Why is my vote important?

A:
The merger cannot be completed unless the merger agreement is approved by both First Busey and Pulaski stockholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote against the approval of the merger agreement. The First Busey board of directors and the Pulaski board of directors both unanimously recommend that their company's stockholders for "FOR" the proposal to approve the merger agreement.

Q:
What do I need to do now? How do I vote?

A:
If you are a Pulaski stockholder, you may vote at the special meeting if you own shares of Pulaski common stock of record at the close of business on the record date for the special meeting, January 29, 2016. If you are a First Busey stockholder, you may vote at the special meeting if you own shares of First Busey common stock of record at the close of business on the record date for the special meeting, January 29, 2016. After you have carefully read and considered the information contained in this joint proxy statement/prospectus, please vote by a method described on your proxy card. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not vote by proxy and do not vote at the special meeting, this will make it more difficult to achieve a quorum for the meeting.

Q:
How do I vote if I own shares through the Pulaski Bank Savings and Ownership Plan?

A:
If you hold Pulaski common stock through the Pulaski Bank Savings and Ownership Plan (which we refer to as the "KSOP"), you will receive a voting instruction card to reflect all of the shares that you may direct the trustee to vote on your behalf under the plan. Under the terms of the KSOP, all shares held by the KSOP are voted by the KSOP trustee, but each participant in the KSOP may direct the trustee how to vote the shares of Pulaski common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will be voted by the KSOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties.

Q:
If my shares of common stock are held in "street name" by my bank, broker or other fiduciary, will my bank, broker or other fiduciary automatically vote my shares for me?

A:
No. Your bank, broker or other fiduciary cannot vote your shares without instructions from you. If your shares are held in "street name" through a bank, broker or other fiducuary, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other fiduciary. You may not vote shares held in street name by returning a proxy card directly to First Busey or Pulaski, or by voting in person at the First Busey special meeting or the Pulaski special meeting, unless you provide a "legal proxy," which you must obtain from your broker, bank or other fiduciary. Further, banks, brokers or other fiduciaries who hold shares of First Busey common stock or Pulaski common stock on behalf of their customers may not give a proxy to First Busey or Pulaski to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other fiduciaries do not have discretionary voting power on these matters. Failure to instruct your bank, broker other fiduciary how to vote will have the same effect as a vote against adoption of the merger agreement.

Q:
How will my proxy be voted?

A:
If you complete, sign, date and mail your proxy form, your proxy will be voted in accordance with your instructions. If you sign, date and send in your proxy form, but you do not indicate how you want to vote, your proxy will be voted "FOR" approval of the merger agreement and the other proposals in the notice.

Q:
Can I revoke my proxy and change my vote?

A:
You may change your vote or revoke your proxy prior to the special meeting by filing with the corporate secretary of Pulaski or First Busey, as appropriate, a duly executed revocation of proxy or submitting a new proxy with a later date. You may also revoke a prior proxy by voting in person at the applicable special meeting.

Q:
Are there risks I should consider in deciding to vote on the approval of the merger agreement?

A:
Yes, in evaluating the merger agreement and the transactions contemplated therein, you should read this joint proxy statement/prospectus carefully, including the factors discussed in the section titled "Risk Factors" beginning on page 23.

Q:
What if I oppose the merger? Do I have dissenters' rights?

A:
Pulaski stockholders who do not vote in favor of approval of the merger agreement and otherwise comply with all of the procedures of the General and Business Corporation Law of Missouri, will be entitled to receive payment in cash of the fair value of their shares of Pulaski common stock as ultimately determined under the statutory process. A copy of the applicable section of the General and Business Corporation Law of Missouri is attached as Appendix B to this document. This "fair value" could be more than the merger consideration but could also be less. First Busey stockholders are not entitled to dissenters' rights with respect to approval of the merger agreement.

Q:
What are the tax consequences of the merger to me?

We expect that Pulaski stockholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger, except to the extent of any cash received in lieu of fractional shares. You should consult with your tax adviser for the specific tax consequences of the merger to you. See "The Merger—Material U.S. federal income tax consequences of the merger" on page 65.

Q:
When and where are the special meetings?

A:
The Pulaski special meeting will take place on March 29, 2016, at 2:00 p.m. local time, at Sheraton Westport Chalet Hotel St. Louis, 191 Westport Plaza Drive, St. Louis, Missouri 63146. The First Busey special meeting will take place on March 29, 2016, at 6:30 p.m. local time, at Busey Bank, 100 W. University Avenue, Champaign, Illinois 61820.

Q:
Who may attend the Pulaski special meeting?

A:
Only Pulaski stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the meeting.

Q:
Who may attend the First Busey special meeting?

A:
Only First Busey stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the meeting.

Q:
Should I send in my Pulaski stock certificates now?

A:
No. Either at the time of closing or shortly after the merger is completed, the exchange agent for the merger, Computershare Trust Company, N.A., will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent. You should use the letter of transmittal to exchange your Pulaski stock certificates for the merger consideration. Do not send in your stock certificates with your proxy form.

Q:
Whom may I contact if I cannot locate my Pulaski stock certificate(s)?

A:
If you are unable to locate your original Pulaski stock certificate(s), you should contact Computershare Trust Company, N.A., Pulaski's transfer agent, at (800) 368-5948.

Q:
What should I do if I hold my shares of Pulaski common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of Pulaski common stock are held in book-entry form. After the completion of the merger, shares of Pulaski common stock held in book-entry form automatically will be exchanged for book-entry shares of First Busey common stock, plus cash in lieu of any fractional shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
Pulaski stockholders and First Busey stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Pulaski and/or First Busey common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Pulaski common stock or First Busey common stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Pulaski common stock and First Busey common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of Pulaski common stock and/or First Busey common stock that you own.

Q:
When is the merger expected to be completed?

A:
We will try to complete the merger as soon as reasonably possible. Before that happens, the merger agreement must be approved by stockholders of both First Busey and Pulaski, and we must obtain the necessary regulatory approvals. Assuming First Busey and Pulaski stockholders vote to approve the merger and adopt the merger agreement and we obtain the other necessary approvals and satisfaction or waiver of the other conditions to the closing described in the merger agreement, we expect to complete the merger in the first half of 2016. See "Description of the Merger Agreement—Conditions to completion of the merger" on page 82.

Q:
Is completion of the merger subject to any conditions besides stockholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other standard closing conditions that must be satisfied. See "Description of the Merger Agreement—Conditions to completion of the merger" on page 82.

Q:
What happens if the merger is not completed?

A:
Pulaski and First Busey expect to complete the merger in the first half of 2016. However, neither Pulaski nor First Busey can assure you of when or if the merger will be completed. Pulaski and First Busey must first obtain the approval of Pulaski stockholders and First Busey stockholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other standard closing conditions.

Q:
Who can answer my other questions?

A:
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy form, you should contact:

  For Pulaski stockholders: Laurel Hill Advisory Group, Pulaski's proxy solicitor, telephone: (888) 742-1305. Banks and brokers may contact Laurel Hill Advisory Group at (516) 933-3100.

  For First Busey stockholders: Mary E. Lakey, Corporate Secretary, First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820, telephone: (217) 365-4556.

SUMMARY

        This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire joint proxy statement/prospectus carefully, including the Appendixes and the documents referred to or incorporated in this joint proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus and is incorporated by reference herein. See "Where You Can Find More Information" beginning on page 101.

Information about First Busey and Pulaski

First Busey Corporation
100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500

        First Busey Corporation is a Nevada corporation and registered financial holding company for Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois. Busey Bank has twenty-eight banking centers serving Illinois, a banking center in Indianapolis, Indiana, and six banking centers serving southwest Florida. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida.

        As of September 30, 2015, First Busey had total assets of approximately $3.9 billion, total gross loans, including held for sale, of approximately $2.6 billion, total deposits of approximately $3.1 billion and total stockholders' equity of approximately $444.2 million.

        First Busey common stock is traded on the NASDAQ Global Select Market under the ticker symbol "BUSE."

Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141
(314) 878-2210

        Pulaski Financial Corp. is a Missouri corporation and registered bank holding company for Pulaski Bank, National Association, a national banking association headquartered in Creve Coeur, Missouri. Pulaski Bank provides an array of financial products and services for businesses and retail customers primarily through its thirteen full-service offices in the St. Louis metropolitan area and residential mortgage loan production offices in the St. Louis, Kansas City, Chicago and Omaha-Council Bluffs metropolitan areas, mid-Missouri, southwestern Missouri, eastern Kansas, and Lincoln, Nebraska. Pulaski Bank is primarily engaged in attracting deposits from individuals and businesses and using these deposits, together with borrowed funds, to originate and retain commercial real estate and commercial and industrial loans principally within its St. Louis lending market and one-to-four-family residential mortgage loans principally within its St. Louis, Kansas City and Omaha-Council Bluffs lending markets. In addition, Pulaski Bank originates one- to four-family residential mortgage loans primarily for sale in the secondary market in the other markets identified above.

        As of September 30, 2015, Pulaski had consolidated total assets of approximately $1.5 billion, total loans of approximately $1.2 billion, total deposits of approximately $1.1 billion and total stockholders' equity of approximately $121.5 million.

        Pulaski common stock is traded on the NASDAQ Global Select Market under the ticker symbol "PULB."

The merger and the merger agreement (See page 76)

        First Busey's acquisition of Pulaski is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Pulaski will be merged with and into First Busey. After the consummation of the merger, Pulaski Bank will be a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in the first half of 2016. At a date following the completion of the merger, First Busey intends to merge Pulaski Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, Pulaski Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate Pulaski Bank and Busey Bank as separate bank subsidiaries.

        The merger agreement is included as Appendix A to this joint proxy statement/prospectus and is incorporated by reference herein. We urge you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

What Pulaski stockholders will receive (See page 76)

        If the merger is completed, each share of Pulaski common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Pulaski as treasury stock or otherwise owned by Pulaski or First Busey and any dissenting shares), will be converted into the right to receive 0.79 shares of First Busey common stock. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock. Shares of Pulaski common stock held by Pulaski stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Material U.S. federal income tax consequences of the merger (See page 65)

        We expect that Pulaski stockholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger, except to the extent of any cash received in lieu of fractional shares. The completion of the merger is conditioned on receipt of a tax opinion from each of Barack Ferrazzano Kirschbaum & Nagelberg LLP and Kilpatrick Townsend & Stockton LLP that the merger qualifies as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the "Internal Revenue Code") and that Pulaski stockholders will not recognize any gain or loss in connection with the exchange of their shares (except with respect to any cash received). The opinion will not bind the Internal Revenue Service, which could take a different view.

        See "The Merger-Material U.S. Federal Income Tax Consequences of the Merger" for a more detailed discussion of the tax consequences of the merger.

        Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.

Pulaski's reasons for the merger; Board recommendation to Pulaski's stockholders (See page 46)

        The Pulaski board of directors believes that the merger agreement and the transactions contemplated therein are in the best interests of Pulaski and its stockholders. Pulaski's board of directors unanimously recommends that Pulaski stockholders vote "FOR" the proposal to approve the merger agreement, "FOR" the approval, by advisory (non-binding) vote, of certain compensation arrangements for Pulaski's named executive officers in connection with the merger, and "FOR" adjournment of the Pulaski special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled "The Merger—Pulaski's reasons for the merger and recommendation of the board of directors" beginning on page 46 of this joint proxy statement/prospectus.

First Busey's reasons for the merger; Board recommendation to First Busey's stockholders (See page 63)

        First Busey's board of directors believes that the merger agreement and the transactions contemplated therein, including the issuance of First Busey stock in connection with the merger, is in the best interests of First Busey and its stockholders. First Busey's board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" adjournment of the First Busey special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement. See the section entitled "The Merger—First Busey's reasons for the merger and recommendation of the board of directors" beginning on page 63 of this joint proxy statement/prospectus.

Interests of officers and directors of Pulaski in the merger may be different from, or in addition to, yours (See page 69)

        When you consider the Pulaski board of directors' recommendation to vote in favor of approval of the merger agreement, you should be aware that some of Pulaski's directors and officers may have interests in the merger that are different from, or in addition to, your interests as stockholders. These interests include, among others, retention and employment agreements with First Busey, the treatment of outstanding equity awards pursuant to the merger agreement, certain payments and benefits payable under the employment agreement entered into with Pulaski's chief executive officer, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include First Busey's agreement to appoint one member of the Pulaski board of directors to serve as a member of the First Busey board of directors following completion of the merger. The Pulaski board of directors was aware of these interests and took them into account in reaching its decisions to approve and adopt the merger agreement and to recommend the approval of the merger agreement to Pulaski stockholders.

Treatment of Pulaski stock options and other equity awards (see page 77)

        Pulaski Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of Pulaski common stock, whether vested or unvested, will be converted into an option to purchase First Busey common stock equal to the number of shares of Pulaski common stock subject to such Pulaski stock option multiplied by the exchange ratio, 0.79 (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price for each share of Pulaski common stock subject to such Pulaski stock option divided by the exchange ratio, 0.79 (rounded up to the nearest whole cent).

        Pulaski Restricted Stock Awards.    At the effective time of the merger, each restricted stock award in respect of a share of Pulaski common stock, subject solely to service vesting, which is outstanding immediately prior to the effective time shall be fully vested and each holder thereof shall become a holder of Pulaski common stock immediately prior to the effective time.

        Pulaski Performance Stock Awards.    At the effective time of the merger, each Pulaski equity award that is subject to a performance vesting condition that is outstanding immediately prior to the effective time shall be deemed earned at target performance and be converted into a service based restricted stock or restricted stock unit award of First Busey common stock that is equal to the number of shares of Pulaski common stock subject to such Pulaski performance stock award multiplied by the exchange ratio, 0.79 (rounded down to the nearest whole share).

Pulaski stockholders will have dissenters' rights in connection with the merger (See page 73)

        Pulaski stockholders may assert dissenters' rights in connection with the merger and, upon complying with the requirements of the General and Business Corporation Law of Missouri, receive cash in the amount of the fair value of their shares instead of the merger consideration.

        A copy of the section of the General and Business Corporation Law of Missouri pertaining to dissenters' rights is attached as Appendix B to this joint proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

The merger and the performance of the combined company are subject to a number of risks (See page 23)

        There are a number of risks relating to the merger and to the businesses of First Busey, Pulaski and the combined company following the merger. See the "Risk Factors" beginning on page 23 of this joint proxy statement/prospectus for a discussion of these and other risks relating to the merger. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 101.

Stockholder approval will be required to complete the merger and approve the other proposals set forth in the notice (See pages 32 and 37)

        Pulaski.    Approval by Pulaski's stockholders at Pulaski's special meeting of stockholders on March 29, 2016 is required to complete the merger. The presence, in person or by proxy, of a majority of the shares of Pulaski common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Pulaski common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal listed in the notice. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Pulaski common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the Pulaski compensation proposal and the proposal to adjourn the special meeting requires the affirmative vote of the majority of shares entitled to vote and represented in person or by proxy. Abstentions will have the same effect as a vote against these proposals, while broker non-votes will have no effect.

        First Busey.    Approval by First Busey's stockholders at First Busey's special meeting of stockholders on March 29, 2016 is required to complete the merger. The presence, in person or by proxy, of a majority of the shares of First Busey common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of First Busey common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal listed in the notice. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Busey common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast for the proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on this proposal.

Completion of the merger is subject to regulatory approvals (See page 68)

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and Pulaski have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and Pulaski is subject to prior approval of the Federal Reserve. First Busey submitted an application with the Federal Reserve Bank of Chicago on January 8, 2016 seeking the necessary approvals. The merger may not be consummated until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge Pulaski Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the Illinois Department of Financial and Professional Regulation (which we refer to as the "IDFPR"). Busey Bank intends to file an application with the IDFPR seeking this approval in the near future.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to consummate the merger and the bank merger will be obtained or obtained in a timely manner.

Conditions to the merger (See page 82)

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations to close the merger are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of Pulaski in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by Pulaski in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein (i) at the meeting of Pulaski stockholders and (ii) at the meeting of First Busey stockholders;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement having been declared effective by the SEC and continuing to be effective as of the effective time of the merger;

  •
  receipt of a certificate signed on behalf of Pulaski certifying (i) the accuracy of the representations and warranties of Pulaski in the merger agreement and (ii) performance by Pulaski in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from its tax advisor that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) each of First Busey and Pulaski will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in Pulaski since December 3, 2015.

        Closing Conditions for the Benefit of Pulaski.    Pulaski's obligations to close the merger are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein (i) at the meeting of Pulaski stockholders and (ii) at the meeting of First Busey stockholders;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement having been declared effective by the SEC and continuing to be effective as of the effective time of the merger;

  •
  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of the representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from its tax advisor that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) each of First Busey and Pulaski will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in First Busey since December 3, 2015.

How the merger agreement may be terminated by First Busey and Pulaski (See page 84)

        First Busey and Pulaski may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or Pulaski may terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  any stockholder approval necessary for the merger is not obtained;

  •
  the merger is not completed by November 30, 2016, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if Pulaski materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  Pulaski may terminate if First Busey material beaches any of its obligations with respect to holding a meeting of its stockholders to approve the merger agreement;

  •
  Pulaski may terminate, prior to its meeting of stockholders, in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if Pulaski's board of directors makes an adverse recommendation to Pulaski's stockholders; or

  •
  Pulaski may terminate if First Busey's board of directors makes an adverse recommendation to First Busey's stockholders.

Termination fees and expenses may be payable under some circumstances (See page 84)

        Termination Fees Payable by Pulaski.    Pulaski has agreed to pay First Busey a termination fee of $9.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because Pulaski breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  Pulaski terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to Pulaski, its stockholders or is publically announced and thereafter the merger agreement is terminated (i) by First Busey upon Pulaski's willful breach of its obligations under the merger agreement or (ii) by First Busey or Pulaski if the acquisition has not closed by November 30, 2016, Pulaski's stockholders have not approved the merger agreement and within twelve months after such termination Pulaski enters in a definitive agreement with a third party.

        Termination Fees Payable by First Busey.    First Busey has agreed to pay to Pulaski a termination fee of $9.0 million if the merger agreement is terminated by Pulaski because First Busey breaches its obligations related to holding a stockholder meeting to approve the merger agreement.

Voting and support agreement (See page 77)

        On December 3, 2015, certain of the directors of Pulaski agreed to vote all of their shares of Pulaski common stock in favor of the merger agreement at the special meeting. The voting and support agreement covers approximately 8.7% of Pulaski's outstanding shares of common stock as of January 29, 2016. This voting and support agreement terminates if the merger agreement is terminated in accordance with its terms. A copy of the form of voting and support agreement is attached to this joint proxy statement/prospectus as Appendix C.

Accounting treatment of the merger (See page 64)

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States (which we refer to as "GAAP").

Certain differences in First Busey stockholder rights and Pulaski stockholder rights (See page 92)

        Because they will receive First Busey common stock, Pulaski stockholders will become First Busey stockholders as a result of the merger. Their rights as stockholders after the merger will be governed by First Busey's articles of incorporation and bylaws. The rights of First Busey stockholders are different in certain respects from the rights of Pulaski's stockholders. The material differences are described later in this joint proxy statement/prospectus.

First Busey shares will be listed on NASDAQ (See page 85)

        The shares of First Busey common stock to be issued pursuant to the merger will be listed on the NASDAQ Global Select Market under the symbol "BUSE."

Risk Factors (See page 23)

        You should consider all the information contained or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented. In particular, you should consider the factors described under "Risk Factors."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST BUSEY

        The following table summarizes selected historical consolidated financial data of First Busey for the periods and as of the dates indicated. This information has been derived from First Busey's consolidated financial statements filed with the SEC. Historical financial data as of and for the nine months ended September 30, 2015 and September 30, 2014 are unaudited and include, in management's opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of First Busey. You should not assume the results of operations for past periods and for the nine months ended September 30, 2015 and September 30, 2014 indicate results for any future period.

        You should read this information in conjunction with First Busey's consolidated financial statements and related notes thereto included in First Busey's Annual Report on Form 10-K as of and for the year ended December 31, 2014, and in First Busey's Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2015, which are incorporated by reference into this joint proxy statement/prospectus. The per common share data provided below has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information" beginning on page 101 of this joint proxy statement/prospectus.

	As of or for the nine months ended September 30,		As of or for the years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(dollars in thousands, except per share information)
Results of Operations
Interest income	$86,903	$80,418	$108,075	$108,696	$116,916	$132,819	$156,183
Interest expense	4,687	4,929	6,499	8,631	14,770	22,426	39,032
Net interest income	82,216	75,489	101,576	100,065	102,146	110,393	117,151
Provision for loan losses	600	2,000	2,000	7,500	16,500	20,000	42,000
Net interest income after provision for loan losses	81,616	73,489	99,576	92,565	85,646	90,393	75,151
Other income	48,477	44,202	58,941	62,583	66,852	59,015	62,753
Other expense	86,942	79,739	108,209	112,311	119,644	104,565	105,210
Income before income taxes	43,151	37,952	50,308	42,837	32,854	44,843	32,694
Income taxes	14,828	12,771	17,534	14,111	10,497	14,970	9,464
Net income	28,323	25,181	32,774	28,726	22,357	29,873	23,230
Preferred stock dividends	545	545	727	3,633	3,633	5,342	5,170
Net income available to common stockholders	27,778	24,636	32,047	25,093	18,724	24,531	18,060
Balance Sheet Items
Total assets	$3,863,565	$3,520,917	$3,665,607	$3,539,575	$3,618,056	$3,402,122	$3,605,003
Total gross loans, including loans held for sale	2,581,014	2,379,915	2,415,690	2,295,300	2,073,110	2,051,344	2,368,777
Deposits	3,110,530	2,825,394	2,900,848	2,869,138	2,980,292	2,763,454	2,916,366
Total liabilities	3,419,337	3,090,889	3,231,968	3,124,211	3,209,259	2,992,855	3,184,498
Stockholders' equity	444,228	430,028	433,639	415,364	408,797	409,267	420,505
Per Common Share Data
Basic earnings per common shares	$0.96	$0.85	$1.11	$0.87	$0.65	$0.86	$0.82
Diluted earnings per common shares	0.95	0.85	1.10	0.86	0.65	0.86	0.82
Common dividends declared	0.45	0.42	0.57	0.36	0.72	0.48	0.48
Tangible book value(1)	11.77	11.38	11.52	10.80	10.48	10.39	9.42
Performance Ratios
Return on average assets	0.95%	0.94%	0.91%	0.71%	0.53%	0.71%	0.49%
Return on average common equity	10.12%	9.43%	9.11%	7.39%	5.49%	7.66%	7.75%
Net interest margin	3.06%	3.15%	3.15%	3.15%	3.24%	3.52%	3.58%

(1)
Total common equity less goodwill and intangible assets divided by shares outstanding as of period end.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PULASKI

        The following table summarizes selected historical consolidated financial data of Pulaski for the periods and as of the dates indicated. This information has been derived from Pulaski's consolidated financial statements filed with the SEC. You should not assume the results of operations for past periods indicate results for any future period.

        You should read this information in conjunction with Pulaski's consolidated financial statements and related notes thereto included in Pulaski's Annual Report on Form 10-K as of and for the year ended September 30, 2015, which is incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 101 of this joint proxy statement/prospectus.

	As of or for the years ended September 30,
	2015	2014	2013	2012	2011
Results of Operations
Interest income	$50,031	$47,427	$51,614	$55,708	$60,253
Interest expense	5,653	5,230	6,445	8,678	12,951
Net interest income	44,378	42,197	45,169	47,030	47,302
Provision for loan losses	2,000	1,210	12,090	14,450	14,800
Net interest income after provision for loan losses	42,378	40,987	33,079	32,580	32,502
Total non-interest income	17,943	9,542	18,770	15,704	12,998
Total non-interest expense	39,246	34,263	37,243	34,191	34,285
Income before income taxes	21,075	16,266	14,606	14,093	11,215
Income taxes	6,948	5,233	4,797	4,263	3,150
Net income	14,127	11,033	9,809	9,830	8,065
(Premium) benefit from repurchase of preferred stock	—	(27)	22	364	—
Preferred stock dividends	—	783	1,542	2,048	2,066
Net income available to common stockholders	14,127	10,223	8,289	8,146	5,999
Balance Sheet Items
Total assets	$1,521,694	$1,380,097	$1,275,944	$1,347,517	$1,309,209
Loans receivable, net	1,188,369	1,110,861	988,668	975,728	1,021,273
Mortgage loans held for sale	112,651	58,139	70,473	180,575	100,719
Deposits	1,137,805	1,021,653	1,010,812	1,081,698	1,103,169
Total liabilities	1,400,196	1,267,981	1,159,886	1,229,350	1,189,038
Stockholders' equity	121,498	112,116	116,058	118,167	120,170
Per Common Share Data
Basic earnings per common shares	$1.19	$0.92	$0.76	$0.76	$0.57
Diluted earnings per common shares	1.17	0.88	0.74	0.74	0.55
Common dividends declared	0.38	0.38	0.38	0.38	0.38
Tangible book value	10.19	9.31	8.65	8.21	8.07
Performance Ratios
Return on average assets	1.01%	0.87%	0.75%	0.75%	0.58%
Return on average common equity	12.09%	9.80%	8.42%	8.75%	6.77%
Net interest margin	3.40%	3.54%	3.71%	3.86%	3.67%

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

        The following table shows unaudited pro forma financial information about the financial condition and results of operations, including per share data, after giving effect to the merger and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of Pulaski will be recorded by First Busey at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on September 30, 2015. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2015, and the year ended December 31, 2014, give effect to the merger as if the merger had become effective at January 1, 2014. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Busey, which are incorporated in this joint proxy statement/prospectus by reference, the consolidated financial statements and related notes of Pulaski, which are incorporated in this joint proxy statement/prospectus by reference, and the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 101 of this joint proxy statement/prospectus and "Selected Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 86.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, as explained in more detail in the accompanying notes to the "Selected Unaudited Pro Forma Condensed Combined Financial Information" beginning on page 86, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

(dollars in thousands)	Nine months ended September 30, 2015	Year ended December 31, 2014
Pro forma condensed combined income statement data
Interest income	$127,895	$160,486
Interest expense	8,103	10,624
Net interest income	119,791	149,862
Provision for loan losses	2,100	3,510
Net interest income after provision for loan losses	117,691	146,352
Non-interest income	62,705	69,726
Non-interest expense	118,196	144,882
Income before income taxes	62,200	71,196
Income taxes	21,121	24,397
Net income	41,079	46,799
Preferred stock dividends and loss from repurchase	545	1,243
Net income available to common stockholders	40,534	45,556

As of September 30, 2015
Pro forma condensed combined balance sheet data
Loans	$3,741,130
Allowance for loan losses	47,212
Investment securities	1,000,106
Total assets	5,452,072
Deposits	4,249,587
Total stockholders' equity	616,538

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

        We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. This information was derived from the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 for First Busey, and from the Annual Report on Form 10-K for the fiscal year ended September 30, 2015 for Pulaski, which should be read in conjunction with this information. First Busey's per common share data has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information" on page 101.

        The pro forma combined information gives effect to the merger accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. The pro forma calculations reflect that each outstanding share of Pulaski common stock immediately prior to the effective time of the merger will be converted into the right to receive 0.79 shares of First Busey common stock.

        We assume that the merger occurred as of the beginning of the fiscal year or period presented (or in the case of book value, as of the date specified). The information is presented for illustrative purposes only. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

	First Busey	Pulaski	First Busey Pro Forma Combined(1)	Pulaski Pro Forma Equivalent(2)
Basic Earnings(3)
Nine months ended September 30, 2015	$0.96	$0.93	$1.05	$0.83
Year ended December 31, 2014	1.11	0.98	1.18	0.93
Diluted Earnings(3)
Nine months ended September 30, 2015	0.95	0.91	1.04	0.83
Year ended December 31, 2014	1.10	0.95	1.18	0.93
Cash Dividends Paid
Nine months ended September 30, 2015	0.45	0.29	0.45	0.36
Year ended December 31, 2014	0.57	0.38	0.57	0.45
Book Value
As of September 30, 2015	12.95	10.19	14.19	11.21

(1)
First Busey pro forma combined amounts were based on First Busey's historical amounts.

(2)
Pulaski pro forma equivalent was computed by multiplying the First Busey pro forma combined amounts by the exchange ratio of 0.79.

(3)
Pulaski's fiscal year ends on September 30. To calculate basic and diluted earnings per share for the nine months ended September 30, 2015, Pulaski subtracted the earnings per share for the quarter ended December 31, 2014 from earnings per share for the year ended September 30, 2015. To calculate basic and diluted earnings per share for the year ended December 31, 2014, Pulaski added the earnings per share for the quarter ended December 31, 2014 to the earnings per share for the year ended September 30, 2014 and subtracted the earnings per share for the quarter ended December 31, 2013.

 COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        First Busey common stock trades on the NASDAQ Global Select Market under the symbol "BUSE" and Pulaski common stock trades on the NASDAQ Global Select Market under the symbol "PULB." The following table sets forth the high and low reported trading prices per share of First Busey common stock and Pulaski common stock, and the cash dividends declared per share for the periods indicated. First Busey's per common share data has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information" on page 101.

First Busey

Quarter Data	High	Low	Dividend Declared
First quarter 2014	$18.69	$14.13	$0.12
Second quarter 2014	17.91	16.11	0.15
Third quarter 2014	18.00	16.23	0.15
Fourth quarter 2014	20.22	16.38	0.15
First quarter 2015	$20.58	$17.91	$0.15
Second quarter 2015	20.52	18.18	0.15
Third quarter 2015	20.83	17.77	0.15
Fourth quarter 2015	22.59	18.65	0.17
First quarter 2016 (through January 28, 2016)	$20.77	$17.68	$0.17

Pulaski

Quarter Data	High	Low	Dividend Declared
First quarter fiscal 2014	$11.46	$10.42	$0.095
Second quarter fiscal 2014	11.68	9.99	0.095
Third quarter fiscal 2014	11.40	10.32	0.095
Fourth quarter fiscal 2014	11.74	11.03	0.095
First quarter fiscal 2015	$12.33	$11.05	$0.095
Second quarter fiscal 2015	12.65	11.62	0.095
Third quarter fiscal 2015	13.35	12.32	0.095
Fourth quarter fiscal 2015	13.65	12.74	0.095
First quarter fiscal 2016	$17.25	$13.27	$0.095
Second quarter fiscal 2016 (through January 28, 2016)	16.01	13.68	0.095

        The following table presents the closing prices of First Busey common stock and Pulaski common stock on December 3, 2015, the trading day of public announcement of the merger agreement, and January 28, 2016, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. The table also shows the estimated equivalent per share consideration with respect to each share of Pulaski common stock on the relevant date.

Date	First Busey Closing Price	Pulaski Closing Price	Exchange Ratio	Equivalent Per Share Value
December 3, 2015	$21.82	$17.01	0.79	$17.24
January 28, 2016	18.04	14.08	0.79	14.25

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to First Busey or Pulaski stockholders in determining whether to approve the merger agreement. Pulaski stockholders are urged to obtain current market quotations for shares of First Busey common stock and Pulaski common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of First Busey common stock and Pulaski common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of Pulaski common stock or First Busey common stock before or after the effective time of the merger. Changes in the market price of First Busey common stock prior to the completion of the merger will affect the market value of the merger consideration that Pulaski stockholders will receive upon completion of the merger.

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the section "Special Notes Concerning Forward-Looking Statements" beginning on page 30 you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. You should also consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See "References to Additional Information" in the forepart of this joint proxy statement/prospectus and the section of this joint proxy statement/prospectus entitled "Where You Can Find More Information" beginning on page 101.

Risks Related to the Merger and First Busey's Business Upon Completion of the Merger

Because the Market Price of First Busey Common Shares Will Fluctuate, Pulaski Stockholders Cannot Be Sure of the Value of the Merger Consideration They Will Receive.

        Upon completion of the merger, each share of Pulaski common stock will be converted into 0.79 shares of First Busey common shares pursuant to the terms of the merger agreement. The merger consideration that Pulaski stockholders will receive is a fixed number of First Busey common shares; it is not a number of shares with a particular fixed market value. The market value of First Busey common shares and Pulaski common stock at the effective time of the merger may vary significantly from their respective values on the date the merger agreement was executed or at other dates, including the date on which Pulaski stockholders vote on the adoption of the merger agreement. Because the exchange ratio is fixed at 0.79 and will not be adjusted to reflect any changes in the market value of First Busey common shares or Pulaski common stock, the market value of the First Busey common shares issued in connection with the merger and the Pulaski common stock converted in connection with the merger may be higher or lower than the values of those shares on earlier dates, and may be higher or lower than the value used to determine the exchange ratio. The market price of First Busey's common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding First Busey's operations or business prospects, including market sentiment regarding First Busey's entry into the merger agreement. These risks may be affected by:

  •
  operating results that vary from the expectations of First Busey management or of securities analysts and investors;

  •
  operating and securities price performance of companies that investors consider to be comparable to First Busey;

  •
  announcements of strategic developments, acquisitions, dispositions, financings, and other material events by First Busey or its competitors; and

  •
  changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

        Stock price changes may also result from a variety of other factors, many of which are outside of the control of First Busey and Pulaski, including changes in the business, operations or prospects of First Busey or Pulaski, regulatory considerations, and general business, market, industry or economic conditions. Accordingly, at the time of the Pulaski special meeting, Pulaski stockholders will not know or be able to calculate the market value of the First Busey common shares they would receive upon the completion of the merger.

The Market Price of First Busey Common Stock after the Merger May be Affected by Factors Different from Those Affecting the Shares of Pulaski or First Busey Currently.

        Upon completion of the merger, holders of Pulaski common stock will become holders of First Busey common stock. First Busey's business differs in important respects from that of Pulaski and they currently operate in different markets. Accordingly, the results of operations of the combined company and the market price of First Busey common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Busey and Pulaski. For a discussion of the businesses and markets of First Busey and Pulaski and of some important factors to consider in connection with those businesses, please see the documents incorporated by reference in this joint proxy statement/prospectus and referred to under "Where You Can Find More Information."

Pulaski Stockholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over Management.

        Pulaski stockholders currently have the right to vote in the election of the Pulaski Board of Directors and on other matters requiring stockholder approval under Missouri law and Pulaski's articles of incorporation and bylaws. Upon the completion of the merger, each Pulaski stockholder will become a stockholder of First Busey with a percentage ownership of First Busey that is smaller than such stockholder's percentage ownership of Pulaski. Additionally, only one member of the First Busey Board of Directors after the completion of the merger will be designated by Pulaski upon the completion of the merger. Based on the number of issued and outstanding First Busey common shares and shares of Pulaski common stock on January 29, 2016, and based on the exchange ratio of 0.79, stockholders of Pulaski, as a group, will receive shares in the merger constituting approximately 25% of First Busey common shares expected to be outstanding immediately after the merger (without giving effect to any First Busey common shares held by Pulaski stockholders prior to the merger). Because of this, current Pulaski stockholders, as a group, will have less influence on the Board of Directors, management and policies of First Busey (as the combined company following the merger) than they now have on the Board of Directors, management and policies of Pulaski.

First Busey May Fail to Realize the Anticipated Benefits of the Merger.

        First Busey and Pulaski have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, First Busey's ability to combine the businesses of First Busey and Pulaski in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Busey or Pulaski nor result in decreased revenues due to any loss of customers. If First Busey is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy and could have an adverse effect on the surviving corporation's business, financial condition, operating results and prospects.

        Certain employees may not be employed by First Busey after the merger. In addition, employees that First Busey wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Busey's or Pulaski's ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Busey or Pulaski to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.

        Among the factors considered by the Boards of Directors of First Busey and Pulaski in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.

Regulatory Approvals May Not Be Received, May Take Longer than Expected or May Impose Conditions that Are Not Presently Anticipated or Cannot Be Met.

        Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party's regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business. First Busey and Pulaski believe that the merger should not raise significant regulatory concerns and that First Busey will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties' commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, First Busey and Pulaski will not be required to take actions that would reasonably be expected to materially restrict or burden First Busey following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, neither First Busey nor Pulaski can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.

The Merger Agreement May Be Terminated in Accordance with Its Terms and the Merger May Not Be Completed.

        The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement and the transactions it contemplates by Pulaski and First Busey stockholders, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, approval of the issuance of First Busey common stock, as applicable, for listing on the NASDAQ Global Select Market, the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement) and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after stockholder approval, or First Busey or Pulaski may elect to terminate the merger agreement in certain other circumstances.

Termination of the Merger Agreement Could Negatively Impact Pulaski.

        If the merger is not completed for any reason, including as a result of Pulaski stockholders or First Busey stockholders declining to approve the merger agreement, the ongoing business of Pulaski may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, Pulaski would be subject to a number of risks, including the following:

  •
  Pulaski may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the merger will be completed);

  •
  Pulaski may experience negative reactions from its customers, vendors and employees;

  •
  Pulaski will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

  •
  the merger agreement places certain restrictions on the conduct of Pulaski's businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of First Busey (not to be unreasonably withheld, conditioned or delayed), may prevent Pulaski from making certain acquisitions or taking certain other specified actions during the pendency of the merger; and

  •
  matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Pulaski management, which would otherwise have been devoted to other opportunities that may have been beneficial to Pulaski as an independent company.

        If the merger agreement is terminated and Pulaski's Board of Directors seeks another merger or business combination, Pulaski stockholders cannot be certain that Pulaski will be able to find a party willing to offer equivalent or more attractive consideration than the consideration First Busey has agreed to provide in the merger, or that such other merger or business combination will be completed. If the merger agreement is terminated under certain circumstances, Pulaski may be required to pay a termination fee of $9.0 million to First Busey.

Pulaski Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Pulaski and, consequently, on First Busey. These uncertainties may impair Pulaski's ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Pulaski to seek to change existing business relationships with Pulaski. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, First Busey's business following the merger could be negatively impacted. In addition, the merger agreement restricts Pulaski from making certain transactions and taking other specified actions without the consent of First Busey until the merger occurs. These restrictions may prevent Pulaski from pursuing attractive business opportunities that may arise prior to the completion of the merger.

Pulaski Directors and Officers May Have Interests in the Merger Different From the Interests of Pulaski Stockholders.

        The interests of some of the directors and executive officers of Pulaski may be different from those of Pulaski stockholders, and directors and officers of Pulaski may be participants in arrangements that are different from, or are in addition to, those of Pulaski stockholders. The members of the Pulaski's board of directors knew about these additional interests and considered them among other matters, when making its decision to approve the merger agreement, and in recommending that

Pulaski's common stockholders vote in favor of adopting the merger agreement. Such interests include, among others:

  •
  The acceleration of vesting of outstanding options, restricted stock and the conversion of performance awards into time vested awards;

  •
  The receipt of certain change in control benefits;

  •
  Extending offers of employment to certain named executive officers;

  •
  Entering into a severance and retention arrangement with certain named executive officers; and

  •
  The continuation of service on First Busey's board of directors of one Pulaski director.

        These interests are more fully described in this joint proxy statement-prospectus under the heading "The Merger—Interests of certain persons in the merger" on page 69.

The Merger Agreement Contains Provisions that May Discourage Other Companies from Trying to Acquire Pulaski for Greater Merger Consideration.

        The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to Pulaski that might result in greater value to Pulaski's stockholders than the proposed merger with First Busey or may result in a potential competing acquirer proposing to pay a lower per share price to acquire Pulaski than it might otherwise have proposed to pay absent such provisions. These provisions include a general prohibition on Pulaski from soliciting, or, subject to certain exceptions relating to the exercise of fiduciary duties by Pulaski's Board of Directors, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. Pulaski also has an unqualified obligation to submit the proposal to approve the merger to a vote by its stockholders, even if Pulaski receives an alternative acquisition proposal that its Board of Directors believes is superior to the merger, unless the merger agreement has been terminated in accordance with its terms. In addition, Pulaski may be required to pay First Busey a termination fee of $9.0 million upon termination of the merger agreement in certain circumstances involving acquisition proposals for competing transactions. See "Description of the Merger Agreement—Termination" beginning on page 84 and "Description of the Merger Agreement—Termination fees" beginning on page 84.

The Unaudited Pro Forma Combined Condensed Consolidated Financial Information Included in This Joint Proxy Statement/Prospectus Is Preliminary and the Actual Financial Condition and Results of Operations After the Merger May Differ Materially.

        The unaudited pro forma financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the merger been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that First Busey and Pulaski currently believe are reasonable. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Pulaski's net assets. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Pulaski as of the date of the completion of the merger. In addition, following the completion of the merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus.

The Opinions of Pulaski's Financial Advisor Will Not Reflect Changes in Circumstances Between the Signing of the Merger Agreement and the Completion of the Merger.

        Pulaski has not obtained an updated opinion from its financial advisor as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of Pulaski or First Busey, general market and economic conditions and other factors that may be beyond the control of Pulaski or First Busey, and on which Pulaski's financial advisor's opinion was based, may significantly alter the value of Pulaski or the prices of the First Busey common shares or shares of Pulaski common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Pulaski does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed.

First Busey and Pulaski Will Incur Transaction and Integration Costs in Connection with the Merger.

        Each of First Busey and Pulaski has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the merger. In addition, First Busey will incur integration costs following the completion of the merger as First Busey integrates the businesses of the two companies, including facilities and systems consolidation costs and employment-related costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. See the risk factor entitled "—First Busey May Fail to Realize the Anticipated Benefits of the Merger" on page 24. First Busey and Pulaski may also incur additional costs to maintain employee morale and to retain key employees. First Busey and Pulaski will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the merger.

The shares of First Busey common stock to be received by Pulaski common stockholders as a result of the merger will have different rights from the shares of Pulaski common stock.

        Upon completion of the merger, Pulaski common stockholders will become First Busey stockholders and their rights as stockholders will be governed by the Nevada Revised Statutes and the First Busey articles of incorporation and bylaws. The rights associated with Pulaski common stock are different from the rights associated with First Busey common stock. Please see "Comparison of Rights of First Busey Stockholders and Pulaski Stockholders" beginning on page 92 for a discussion of the different rights associated with First Busey common stock.

The Dodd-Frank Act, among other things, subjects banks with assets in excess of $10 billion to additional costs.

        The Dodd-Frank Act and its implementing regulations subject banks with assets in excess of $10 billion to additional requirements, such as the imposition of higher FDIC premiums, reduced debit card interchange fees, enhanced risk management frameworks and stress testing, all of which increase operating costs and reduce earnings. As First Busey approaches $10 billion in assets, it will be required to incur additional costs to address these additional requirements.

Risks Relating to First Busey's Business

        You should read and consider risk factors specific to First Busey's business that will also affect the combined company after the merger. These risks are described in the sections entitled "Risk Factors" in First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 101 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to Pulaski's Business

        You should read and consider risk factors specific to Pulaski's business that will also affect the combined company after the merger. These risks are described in the sections entitled "Risk Factors" in Pulaski's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" beginning on page 101 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

 SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Pulaski. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's and Pulaski's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this joint proxy statement/prospectus, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Pulaski undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Pulaski to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:

  •
  the possibility that any of the anticipated benefits of the proposed transaction between First Busey and Pulaski will not be realized or will not be realized within the expected time period;

  •
  the risk that integration of operations of Pulaski with those of First Busey will be materially delayed or will be more costly or difficult than expected;

  •
  the inability to complete the proposed transaction due to the failure of required stockholder approvals;

  •
  the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals;

  •
  the failure of the proposed transaction to close for any other reason;

  •
  the potential impact of the announcement of the transaction on third party relationships, including customer relationships, and operating results;

  •
  the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

  •
  the strength of the local and national economy;

  •
  customer acceptance of the combined company's products and services;

  •
  changes in state and federal laws, regulations and governmental policies concerning First Busey's and Pulaski's general business (including the impact of the Dodd-Frank Act and the extensive regulations to be promulgated thereunder, as well as the rules adopted by the federal bank regulatory agencies to implement Basel III);

  •
  changes in interest rates and prepayment rates of First Busey's and Pulaski's assets;

  •
  increased competition in the financial services sector and the inability to attract new customers;

  •
  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

  •
  the loss of key executives or employees;

  •
  changes in consumer spending;

  •
  unexpected results of acquisitions, including the acquisition of Pulaski;

  •
  unexpected outcomes of existing or new litigation involving First Busey or Pulaski;

  •
  the economic impact of any future terrorist threats or attacks;

  •
  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

  •
  changes in accounting policies and practices.

        These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and Pulaski and their business, including additional factors that could materially affect First Busey's and Pulaski's financial results, are included in First Busey's and Pulaski's filings with the SEC.

INFORMATION ABOUT THE SPECIAL MEETING OF PULASKI STOCKHOLDERS

Purpose

        Pulaski stockholders are receiving this joint proxy statement/prospectus because on January 29, 2016, the record date for the special meeting of stockholders to be held on March 29, 2016, at Sheraton Westport Chalet St. Louis, 191 Westport Plaza Drive, St. Louis, Missouri 63146, at 2:00 p.m., local time, they owned shares of the common stock of Pulaski, and the board of directors of Pulaski is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. Each copy of this joint proxy statement/prospectus was mailed to holders of Pulaski common stock on February 8, 2016, and is accompanied by a proxy card for use at the special meeting and at any adjournment(s) of the meeting.

        At the special meeting, Pulaski board of directors will ask you to vote upon the following:

  •
  a proposal to approve the merger agreement and the transactions contemplated therein;

  •
  a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski; and

  •
  a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the special meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, we ask that you instruct the proxies how to vote your shares in advance of the special meeting just in case your plans change.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. Instead of voting by mailing a proxy card, record stockholders can vote their shares of Pulaski common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement and the transactions contemplated therein.

Record date, quorum and vote required

        The record date for the Pulaski special meeting is January 29, 2016. Pulaski's stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 11,958,158 shares of Pulaski common stock outstanding and entitled to vote at the special meeting. The outstanding shares are held by approximately 562 holders of record.

        The presence, in person or by proxy, of a majority of the shares of Pulaski common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the special meeting. Each share of Pulaski common stock outstanding on the record date entitles its holder to one vote on the matters being brought before the special meeting.

        To determine the presence of a quorum at the special meeting, Pulaski will also count as present at the meeting broker non-votes, the shares of Pulaski common stock present in person but not voting, and the shares of common stock for which Pulaski has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions. Based on the number of shares of Pulaski common stock outstanding as of the record date, at least 5,979,080 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

        Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Pulaski common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger agreement. Approval of the Pulaski compensation proposal and the proposal to adjourn the special meeting requires the affirmative vote of the majority of shares entitled to vote and represented in person or by proxy. Abstentions will have the same effect as a vote against these proposals, while broker non-votes will have no effect.

        As of the record date for the special meeting, Pulaski's directors and executive officers beneficially owned a total of 1,264,155 shares (including restricted stock but excluding shares that may be acquired upon the exercise of stock options), or approximately 10.6% of the outstanding shares, of Pulaski common stock. We anticipate that these individuals will vote their shares in favor of the merger agreement. Certain of these individuals have entered into a written agreement with First Busey that they will vote their shares in favor of the merger agreement, except as may be limited by their fiduciary obligations.

How to vote your shares

        Instead of voting by completing, signing and returning the enclosed proxy card, stockholders of record can also vote their shares of Pulaski common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 3:00 a.m., Eastern time, on March 29, 2016.

        If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the matter brought before the special meeting. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the Pulaski board of directors recommends and will be voted "FOR" approval of the merger agreement and the transactions contemplated therein, "FOR" the Pulaski compensation proposal and "FOR" the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.

        You should not send any stock certificates with your proxy card. If the merger is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.

Participants in Pulaski Bank's KSOP Plan

        If you hold Pulaski common stock through the KSOP, you will receive a voting instruction card to reflect all of the shares that you may direct the trustee to vote on your behalf under the plan. Under the terms of the KSOP, all shares held by the KSOP are voted by the KSOP trustee, but each participant in the KSOP may direct the trustee how to vote the shares of Pulaski common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will be voted by the KSOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties.

Shares held in "street name"

        If you hold shares in "street name" with a broker, bank or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as "broker non-votes" and are not counted in the vote by stockholders, but will count for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal.

        We therefore encourage you to provide directions to your broker, bank or other fiduciary as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. Your broker, bank or other fiduciary may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other fiduciary that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other fiduciary, you must contact your broker, bank or other fiduciary. If you want to vote your shares of Pulaski common stock held in street name in person at the special meeting, you will need to obtain a written proxy in your name from your broker, bank or other fiduciary.

Revocability of proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy, you must either advise the Corporate Secretary of Pulaski in writing before your Pulaski common stock has been voted at the special meeting, deliver a later dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

        All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Pulaski Financial Corp., Corporate Secretary, 12300 Olive Boulevard, St. Louis, Missouri 63141. If you hold your shares in the name of a broker, bank or other fiduciary and desire to revoke your proxy, you will need to contact your broker, bank or other fiduciary to revoke your proxy.

Proxy solicitation

        Pulaski will pay the costs associated with the solicitation of proxies for the special meeting. Pulaski will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Pulaski. In addition to the solicitation of proxies by mail, directors, officers and employees of Pulaski may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. Pulaski has retained Laurel Hill Advisory Group to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $6,000, plus reimbursement of expenses, for these services.

 THE PULASKI PROPOSALS

Proposal 1—Approval of the Merger Agreement

        At the Pulaski special meeting, stockholders of Pulaski will be asked to approve the merger agreement, pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein. Stockholders of Pulaski should read this joint proxy statement/prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the transactions contemplated therein. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A.

        For the reasons discussed in this joint proxy statement/prospectus, the board of directors of Pulaski unanimously determined that the merger agreement and the transactions contemplated therein are in the best interests of Pulaski and its stockholders, and unanimously adopted and approved the merger agreement. The board of directors of Pulaski unanimously recommends that Pulaski stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein.

Proposal 2—Pulaski Compensation Proposal

        In accordance with Section 14A of the Exchange Act, Pulaski is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on certain compensation that may become payable to its named executive officers that is based on or otherwise relates to the merger, the value of which is set forth in the table included in the section of this joint proxy statement/prospectus entitled "The Merger—Merger-related compensation for Pulaski's named executive officers." As required by Section 14A of the Exchange Act, and the applicable SEC rules issued thereunder, Pulaski is asking its stockholders to vote on the approval of the following resolution:

        "RESOLVED, that the compensation that may be paid or become payable to Pulaski's named executive officers that is based on or otherwise relates to the merger, as disclosed in the table and associated narrative discussion in the section of the proxy statement and prospectus entitled "The Merger—Merger-related compensation for Pulaski's named executive officers," is hereby APPROVED."

        Approval of the Pulaski compensation proposal requires the affirmative vote of the majority of shares entitled to vote and represented in person or by proxy at the special meeting. The vote on the Pulaski compensation proposal is a vote separate and apart from the vote on the merger. Accordingly, a Pulaski stockholder may vote to approve the merger and vote not to approve the Pulaski compensation proposal and vice versa.

        Because the vote on the Pulaski compensation proposal is advisory in nature only, it will not be binding on either Pulaski or First Busey. Accordingly, because Pulaski is contractually obligated to pay the compensation described in the section of this proxy statement and prospectus entitled "The Merger—Merger-related compensation for Pulaski's named executive officers," such compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved and the merger is completed, regardless of the outcome of the advisory vote.

        The Board of Directors of Pulaski unanimously recommends a vote "FOR" the Pulaski compensation proposal.

Proposal 3—Adjournment of the Special Meeting

        If, at the Pulaski special meeting, the number of shares of Pulaski common stock cast in favor of the merger agreement is insufficient to approve the merger agreement and the transactions contemplated therein, Pulaski intends to move to adjourn the Pulaski special meeting in order to enable the board of directors of Pulaski to solicit additional proxies for approval of the merger agreement and the transactions contemplated therein. In this proposal, Pulaski is asking its stockholders to authorize the holder of any proxy solicited by the board of directors of Pulaski, on a discretionary basis, to vote in favor of adjourning the Pulaski special meeting to another time and place for the purpose of soliciting additional proxies.

        The board of directors of Pulaski unanimously recommends a vote "FOR" the proposal to adjourn the special meeting.

INFORMATION ABOUT THE SPECIAL MEETING OF FIRST BUSEY STOCKHOLDERS

Purpose

        First Busey stockholders are receiving this joint proxy statement/prospectus because on January 29, 2016, the record date for a special meeting of stockholders to be held on March 29, 2016, at Busey Bank, 100 W. University Avenue, Champaign, Illinois 61820, at 6:30 p.m., local time, they owned shares of the common stock of First Busey, and the board of directors of First Busey is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. Each copy of this joint proxy statement/prospectus was mailed to holders of First Busey common stock on February 8, 2016, and is accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.

        At the special meeting, First Busey board of directors will ask you to vote upon the following:

  •
  a proposal to approve the merger agreement and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger; and

  •
  a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the special meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, we ask that you instruct the proxies how to vote your shares in advance of the special meeting just in case your plans change.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. Instead of voting by mailing a proxy card, record stockholders can vote their shares of First Busey common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement and the transactions contemplated therein.

Record date, quorum and vote required

        The record date for the First Busey special meeting is January 29. First Busey's stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 28,694,851 shares of First Busey common stock outstanding and entitled to vote at the meeting. The outstanding shares are held by approximately 807 holders of record.

        The presence, in person or by proxy, of a majority of the shares of First Busey common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of First Busey common stock outstanding on the record date entitles its holder to one vote on the matters being brought before the special meeting.

        To determine the presence of a quorum at the meeting, First Busey will also count as present at the meeting broker non-votes, the shares of First Busey common stock present in person but not voting, and the shares of common stock for which First Busey has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions. Based on the number of shares of First Busey common stock outstanding as of the record date, at least 14,347,423 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

        Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of a majority of the outstanding shares of First Busey common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the proposal to adjourn the special meeting requires the affirmative vote of a majority of the votes cast for the proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on this proposal.

        As of the record date for the meeting, First Busey's directors and executive officers beneficially owned a total of 1,574,804 shares (including restricted stock but excluding shares that may be acquired upon the exercise of stock options), or approximately 5.5% of the outstanding shares, of First Busey common stock. We anticipate that these individuals will vote their shares in favor of the merger agreement.

How to vote your shares

        Instead of voting by completing, signing and returning the enclosed proxy card, stockholders of record can vote their shares of First Busey common stock via the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m., Eastern time, on March 28, 2016.

        If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger and the other proposals. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the First Busey board of directors recommends and will be voted "FOR" approval of the merger agreement and the transactions contemplated therein, including the issuance of First Busey stock in connection with the merger, and "FOR" the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, it will have no effect.

Shares held in "street name"

        If you hold shares in "street name" with a broker, bank or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as "broker non-votes" and are not counted in the vote by stockholders, but will count for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal.

        We therefore encourage you to provide directions to your broker, bank or other fiduciary as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. Your broker, bank or other fiduciary may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other fiduciary that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other fiduciary, you must contact your broker, bank or other fiduciary. If you want to vote your shares of First Busey common stock held in street name in person at the special meeting, you will need to obtain a written proxy in your name from your broker, bank or other fiduciary.

Revocability of proxies

        You may revoke your proxy at any time before it is voted by filing with the Secretary of First Busey a duly executed revocation of proxy, submitting a new proxy with a later date; or voting in person at the special meeting. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820.

Proxy solicitation

        In addition to this mailing, proxies may be solicited by directors, officers or employees of First Busey in person or by telephone or electronic transmission. None of such directors, officers or employees will be directly compensated for such services. First Busey will pay the costs associated with the solicitation of proxies for the special meeting.

 THE FIRST BUSEY PROPOSALS

Proposal 1—Approval of the Merger Agreement and the Share Issuance

        At the First Busey special meeting, stockholders of First Busey will be asked to approve the merger agreement, pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger. Stockholders of First Busey should read this joint proxy statement/prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the transactions contemplated therein. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A.

        For the reasons discussed in this joint proxy statement/prospectus, the board of directors of First Busey unanimously determined that the merger agreement and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger, are in the best interests of First Busey and its stockholders, and unanimously adopted and approved the merger agreement. The board of directors of First Busey unanimously recommends that First Busey stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein, including the issuance of First Busey common stock in connection with the merger.

Proposal 2—Adjournment of the Special Meeting

        If, at the First Busey special meeting, the insufficient number of shares of First Busey common stock cast in favor of the merger agreement is insufficient to approve the merger agreement and the transactions contemplated therein, First Busey intends to move to adjourn the First Busey special meeting in order to enable the board of directors of First Busey to solicit additional proxies for approval of the merger agreement and the transactions contemplated therein. In this proposal, First Busey is asking its stockholders to authorize the holder of any proxy solicited by the board of directors of First Busey, on a discretionary basis, to vote in favor of adjourning the First Busey special meeting to another time and place for the purpose of soliciting additional proxies.

        The board of directors of First Busey unanimously recommends a vote "FOR" the proposal to adjourn the special meeting.

THE MERGER

        This section of the joint proxy statement/prospectus describes material aspects of the merger. While First Busey and Pulaski believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus, the attached Appendixes and the other documents to which this joint proxy statement/prospectus refers for a more complete understanding of the merger. The agreement and plan of merger attached hereto as Appendix A, not this summary, is the legal document which governs the merger.

General

        The First Busey and Pulaski board of directors are using this joint proxy statement/prospectus to solicit proxies from the holders of First Busey and Pulaski common stock for use at the First Busey and Pulaski special meetings of stockholders, at which First Busey and Pulaski stockholders will be asked to vote on approval of the merger agreement and thereby approve the merger. When the merger is consummated, Pulaski will merge with and into First Busey and will cease to exist, which will result in Pulaski Bank being a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in the first half of 2016. At a date following the completion of the merger, First Busey intends to merge Pulaski Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, Pulaski Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate Pulaski Bank and Busey Bank as separate bank subsidiaries.

        Each share of Pulaski common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Pulaski as treasury stock or otherwise owned by Pulaski or First Busey and any dissenting shares), will be converted into the right to receive 0.79 shares of First Busey common stock. Only whole shares of First Busey common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the reference price of First Busey common stock. Shares of Pulaski common stock held by Pulaski stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Background of the merger

        The Pulaski board of directors has regularly reviewed and discussed Pulaski's business strategy, performance and prospects in the context of the economic environment, developments in the regulation of financial institutions and the competitive landscape. Among other things, these discussions have included possible strategic alternatives available to Pulaski, such as potential acquisitions or business combinations involving other financial institutions. In connection with the evaluation of these strategic alternatives, Gary Douglass, President and Chief Executive Officer of Pulaski, has had, from time to time, discussions with representatives of other financial institutions and has regularly updated the board regarding such discussions.

        First Busey's executive team and board of directors have also regularly and actively considered First Busey's business and strategic direction. Through the past several years, First Busey's board of directors and executive management team had consistently maintained that they believed it was in the best interests of First Busey's stockholders to remain an independent entity and focus on First Busey's asset quality, capital position and the communities that it serves. As the economy in its market areas stabilized and showed indications of sustained recovery, they continued to emphasize First Busey's asset quality and they also began to explore ways to take advantage of the different opportunities to grow, both organically and through strategic transactions, particularly in new markets in the Midwestern United States, including the St. Louis market. In this regard, First Busey's executive management has regularly met from time to time with financial advisors, including representatives from FIG

Partners, LLC (which we refer to as "FIG Partners"), to discuss various trends in the industry, the merger and acquisition market and particular financial institutions that could be strategic partners. The executive management team regularly reported this information to the full board of directors to keep the directors properly knowledgeable and informed on First Busey's strategic alternatives.

        In April 2014, at the invitation of Van Dukeman, President and Chief Executive Officer of First Busey, Mr. Douglass met with Mr. Dukeman and Robin Elliott, Executive Vice President and Chief Financial Officer of First Busey. At this meeting, they discussed First Busey's level of interest in the St. Louis market, the state of the banking industry and the general merger and acquisition market. Mr. Douglass updated the Pulaski board of directors on his meeting with Mr. Dukeman at the regular meeting of the Pulaski board of directors on April 30, 2014.

        Over the remainder of 2014, Mr. Douglass spoke periodically with Mr. Dukeman. At the regular meeting of the Pulaski board of directors on October 29, 2014, Stanley J. Bradshaw, Chairman of the Board, informed the directors that three institutions in addition to First Busey had contacted Pulaski to express an interest in an introductory meeting. Over the next several weeks, Mr. Bradshaw and Mr. Douglass met with each of the four institutions, including First Busey. All of the discussions were general in nature and none of the four institutions offered to engage in a business transaction with Pulaski. Mr. Bradshaw provided an update to the Pulaski board of directors with respect to these discussions at their regular meeting on December 10, 2014. A representative of Sandler O'Neill & Partners, L.P. (which we refer to as "Sandler O'Neill") also made a presentation to the Pulaski board of directors at the meeting on December 10, 2014 that addressed the current state of the banking industry, Pulaski, and preliminary views on valuation and potential merger partners.

        Mr. Dukeman and Mr. Douglass remained in contact in early 2015. On March, 25, 2015, Mr. Bradshaw and Mr. Douglass met with Mr. Dukeman and the Chairman of First Busey. Mr. Dukeman expressed an interest in exploring a possible business combination between First Busey and Pulaski, but did not provide any specific terms for a transaction. At the regular meetings of the Pulaski board of directors held on March 25, 2015 and April 29, 2015, Mr. Douglass reported to the directors on the continuing communications he had been receiving from larger out-of-market institutions that were exploring the St. Louis market, including First Busey, and the meetings that he had with representatives of those institutions.

        Through April and May, Mr. Douglass spoke periodically with Mr. Dukeman and Mr. Elliott as First Busey developed a proposal for the acquisition of Pulaski. On May 26, 2015, Mr. Douglass met with Mr. Dukeman and Mr. Elliott to discuss the financial model that they had developed with respect to the transaction.

        On June 1, 2015, First Busey provided Pulaski with a written indication of interest with respect to a business combination in which First Busey would acquire Pulaski for consideration of between $15.00 and $15.50 per share in the form of First Busey stock, depending on the results of First Busey's due diligence. The closing price of Pulaski common stock on June 1, 2015, was $12.60.

        On June 10, 2015, the Pulaski board of directors held a special meeting that was also attended by representatives of Sandler O'Neill and a representative of Pulaski's legal counsel, Kilpatrick Townsend & Stockton LLP, which we refer to as "Kilpatrick Townsend." The representative of Kilpatrick Townsend discussed the directors' fiduciary duties in connection with the First Busey proposal and the representatives of Sandler O'Neill discussed with the directors the financial terms of First Busey's proposal and an overview of Pulaski's and First Busey's business, performance and valuation metrics. Following discussion of other potential merger partners, the Pulaski board of directors authorized Sandler O'Neill to solicit initial indications of interest with respect to a potential transaction from nine financial institutions, including First Busey. The nine financial institutions were selected based on likelihood of interest, financial capacity and perceived potential to obtain required regulatory approvals, and included those institutions that had previously contacted Pulaski regarding a possible business combination. At this meeting, the Pulaski board of directors selected Sandler O'Neill as its financial advisor based on, among other factors, Sandler O'Neill's reputation, experience in mergers and acquisitions, and familiarity with Pulaski and Pulaski's strategic goals and the industry in which it operates. On June 17, 2015, Pulaski formally engaged Sandler O'Neill.

        Following the meeting of Pulaski board of directors on June 10, 2015, Sandler O'Neill contacted the nine financial institutions on Pulaski's behalf regarding a potential acquisition of Pulaski. Of the nine financial institutions contacted, five declined to engage in consideration of a transaction and four, including First Busey, signed non-disclosure agreements with customary and waivable standstill provisions and were given access to an electronic data room that contained non-public information regarding Pulaski's loans and deposits, credit quality, vendor contracts, and operating expenses. Of the four financial institutions that signed non-disclosure agreements, none other than First Busey provided indications of interest for an acquisition of Pulaski.

        On July 15, 2015, the Pulaski board of directors held a special meeting to review the results of Sandler O'Neill's efforts. A representative of Sandler O'Neill provided an overview of the process conducted to date and informed the directors that one party (which we refer to as "Party A") indicated that it would not be providing an indication of interest because it was not able to offer a significant premium to Pulaski's current market price, but would be interested in discussing a transaction if the Pulaski board of directors was not satisfied with the results of its process. Mr. Douglass informed the directors of his communication from First Busey that First Busey was withdrawing from discussions regarding a business combination with Pulaski, but may be willing to resume discussions in the near future. First Busey did not communicate any reasons for its withdrawal from negotiations.

        Following the special meeting of the Pulaski board of directors on July 15, 2015, Mr. Douglass contacted the chief executive officer of Party A. Their discussions confirmed Party A's continuing interest in pursuing a business combination with Pulaski and, as a result, Pulaski provided additional due diligence information to Party A.

        On July 29, 2015, the Pulaski board of directors met at a regularly scheduled meeting. At this meeting, Mr. Douglass informed the directors of his discussions with representatives of Party A and Party A's continuing consideration of a business combination with Pulaski. Mr. Douglass also informed the directors of an upcoming meeting with representatives of Party A, scheduled for the following day.

        On July 30, 2015, representatives of Pulaski met with several executives from Party A in St. Louis and engaged in detailed discussions regarding various aspects of Pulaski's business and Party A's growth strategy.

        On August 13, 2015, Party A submitted a written, non-binding indication of interest for the acquisition of Pulaski. Party A's proposal included merger consideration payable 100% in the form of Party A common stock with an indicative value of $14.73 based on Party A's closing stock price on August 13, 2015 and requested a 90-day period of exclusivity within which to negotiate a definitive merger agreement. The closing price of Pulaski common stock on August 13, 2015 was $13.30.

        Over the next several days, representatives of Pulaski, Sandler O'Neill and Kilpatrick Townsend reviewed Party A's indication of interest and communicated comments to Party A, including a request to increase the number of shares of Party A common stock offered. The Pulaski directors were kept apprised of developments through regular email correspondence.

        On August 18, 2015, Party A provided an updated indication of interest letter that increased the number of shares constituting the merger consideration. Party A's updated proposal provided for merger consideration with an indicative value of $15.80 based on Party A's closing stock price on August 17, 2015. The closing price of Pulaski common stock on August 17, 2015 was $13.40.

        On August 20, 2015, the Pulaski board of directors held a special meeting that was attended by representatives of Sandler O'Neill and Kilpatrick Townsend. At the meeting, the directors discussed the original and updated indications of interest from Party A, including the request for a period of exclusivity. Mr. Douglass informed the directors that, prior to the meeting, he had received a communication from Mr. Dukeman that First Busey would like to re-engage in discussions regarding a business combination. The Pulaski board of directors discussed the ability of First Busey to increase its offer and the fact that Party A required a period of exclusivity before moving forward with a transaction. Following detailed review and discussion of Party A's proposal, the Pulaski board of directors unanimously approved continuing negotiations with Party A, subject to reduction in the requested 90 day exclusivity period.

        On August 21, 2015, Party A provided an updated indication of interest that provided for an exclusivity period of 45 days, which Pulaski accepted.

        In late August 2015, Party A provided Pulaski with its due diligence information request. Over the next several weeks, Pulaski provided non-public information to Party A and representatives of Pulaski and Party A met to discuss in detail Pulaski's loan portfolios, underwriting practices, mortgage banking operations and other aspects of Pulaski's business.

        In late September and into October 2015, Pulaski and Party A continued their reciprocal due diligence efforts. On October 9, 2015, representatives of Pulaski, Sandler O'Neill and Kilpatrick Townsend met with representatives of Party A and Party A's financial advisor for the purpose of reverse due diligence.

        On October 15, 2015, Mr. Dukeman contacted Mr. Douglass to reiterate his interest in a business combination between First Busey and Pulaski.

        On October 19, 2015, Party A informed Pulaski that it had decided to withdraw from further discussions regarding a transaction with Pulaski citing concerns regarding the cultural fit between the management teams and risks associated with its entry into a new market. On that same day, Mr. Douglass informed Mr. Dukeman that Pulaski was no longer exclusively negotiating with Party A.

        Mr. Bradshaw and Mr. Douglass updated the Pulaski directors on the developments with Party A and First Busey through a conference call on October 21, 2015 and via email on October 23, 2015.

        On October 23, 2015, First Busey provided Pulaski with an updated indication of interest letter, which increased its offer from First Busey's previous proposal and provided for merger consideration of between $16.00 and $16.25 per share in First Busey common stock. The closing price of Pulaski common stock on October 23, 2015 was $15.05.

        On October 28, 2015, the Pulaski board of directors met at a regularly scheduled meeting. At this meeting, the directors discussed Party A's withdrawal from negotiations and First Busey's updated indication of interest letter.

        On October 30, 2015, Pulaski confirmed that Party A would not re-engage in discussions, and on November 2, 2015, Pulaski provided First Busey access to the electronic data room previously made available to Party A.

        On November 9, 2015, First Busey and its legal advisor, Barack Ferrazzano Kirschbaum & Nagelberg LLP, which we refer to as "Barack Ferrazzano", provided Pulaski and Kilpatrick Townsend with an initial draft merger agreement for the proposed transaction. Over the course of the following weeks, the parties and their respective legal advisors exchanged drafts of the merger agreement and worked towards finalizing the terms of the transaction, including the exchange ratio. At the same time, the parties and their representatives continued to conduct reciprocal due diligence.

        On December 1, 2015, First Busey and Pulaski agreed on a fixed exchange ratio of 0.79 of a share of First Busey common stock for each share of Pulaski common stock, which had an indicative value of $17.52 based on First Busey's closing stock price on December 1, 2015. The closing price of Pulaski common stock on December 1, 2015 was $16.45.

        On December 2, 2015, the First Busey board of directors held a special meeting to discuss the proposed transaction and to review the merger agreement. Representatives of Barack Ferrazzano reviewed in detail the terms of the agreement and also discussed a possible timetable for the transaction based on final approval of the agreement, as well as other legal issues including the board's fiduciary duties to the First Busey stockholders. Management also reported to the board the results of First Busey's due diligence investigation of Pulaski. Further, representatives of FIG Partners reviewed with the board of directors its analysis of the financial terms contained in the merger agreement. The board discussed the advantages and rationales for proceeding with the transaction and determined that it was still in the best interests of First Busey's stockholders to proceed with the transaction on the terms provided in the merger agreement. Based on this and its previous discussions, the First Busey board of directors unanimously approved the merger agreement and the issuance of shares contemplated in the agreement. Representatives of First Busey reported the board's actions to Pulaski's representatives following the meeting.

        On December 3, 2015, the Pulaski board of directors held a special meeting, together with representatives of Sandler O'Neill and Kilpatrick Townsend, during which representatives of management, Sandler O'Neill and Kilpatrick Townsend reviewed for the Pulaski board of directors the final terms of the transaction documents. Sandler O'Neill rendered its oral opinion, which was subsequently confirmed in writing, to the Pulaski board of directors that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its written opinion, the exchange ratio was fair, from a financial point of view, to the holders of Pulaski common stock. The Pulaski board of directors discussed at length the transaction and pricing terms and noted that the trading price for Pulaski common stock had increased significantly since early June and had steadily risen since mid-September. The Pulaski board of directors also noted that the price performance of Pulaski common stock appeared to diverge from the general market and bank indices and did not appear to be driven by any reports or releases by Pulaski and that the implied consideration per share of Pulaski common stock in the transaction with First Busey was only slightly above the closing price per share for Pulaski common stock on the date of the meeting. The Pulaski board of directors noted its view, and that of its financial advisor, that the recent increase in the trading price of Pulaski common stock might reflect market speculation about a potential transaction and in the absence of such speculation the trading price of Pulaski common stock would likely be significantly lower. In this regard, the Pulaski board of directors considered the financial analyses of Sandler O'Neill regarding the valuation of Pulaski as a stand-alone entity. Following extensive discussion and questions and answers, including consideration of the factors described under "Pulaski's reasons for the merger and recommendation of Pulaski's board of directors", the Pulaski board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interest of Pulaski and its stockholders and to recommend that the Pulaski stockholders approve the adoption of the merger agreement.

        Following the respective board meetings of First Busey and Pulaski, in the afternoon of December 3, 2015, First Busey and Pulaski executed the merger agreement and First Busey and Pulaski executed the voting agreements entered into with the directors of Pulaski. Shortly thereafter, on December 3, 2015, First Busey and Pulaski issued a joint press release announcing the execution of the merger agreement.

Pulaski's reasons for the merger and recommendation of the board of directors

        After careful consideration, at a meeting held on December 3, 2015, the Pulaski board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Pulaski and its stockholders and approved the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommend that its stockholders vote "FOR" the merger agreement, the Pulaski board of directors consulted with Pulaski management, as well as its independent financial and legal advisors, and considered a number of factors, including the following material factors:

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  its knowledge of Pulaski's business, operations, financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization, and as a part of a combined company with First Busey;

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  its understanding of First Busey's business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects taking into account presentations by senior management of its due diligence review of First Busey and information furnished by Sandler O'Neill;

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  the fact that the implied value of the merger consideration as of December 2, 2015 of $17.46 for each share of Pulaski common stock, based on First Busey's closing stock price of $22.10 on that date, represented a 36.8% premium over the closing price of its common stock on June 10, 2015 (the day that First Busey provided its initial indication of interest letter);

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  its belief that the merger will result in a stronger commercial banking franchise with a diversified revenue stream, strong capital ratios, a well-balanced loan portfolio and an attractive funding base that has the potential to deliver a higher value to Pulaski's stockholders as compared to continuing to operate as a stand-alone entity;

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  the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

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  the anticipated pro forma impact of the merger on First Busey, including potential synergies, and the expected impact on financial metrics such as earnings and tangible common equity per share, as well as on regulatory capital levels;

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  the financial analyses of Sandler O'Neill, Pulaski's independent financial advisor, and its written opinion, dated as of December 3, 2015, delivered to the Pulaski board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Pulaski common stock;

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  the structure of the transaction as a stock-for-stock merger, which would give Pulaski stockholders the opportunity to participate as stockholders of First Busey in the future performance of the combined company;

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  the historical performance of each of Pulaski's common stock and First Busey's common stock and the dividend paid for each;

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  that Pulaski's chief executive officer had expressed a desire to retire in the near future and that the Pulaski board of directors would have to undertake a search to recruit his replacement;

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  the fact that Pulaski's multiple efforts to acquire, or enter into a merger with, smaller financial institutions in 2013 and 2014 were unsuccessful and that the Pulaski board of directors could not identify a potential acquisition that they believed would be in the best interests of stockholders;

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  the fact that upon completion of the merger Pulaski stockholders will own approximately 25% of the outstanding shares of the combined company;

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  the more active trading market in First Busey common stock would give Pulaski stockholders greater liquidity for their investment;

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  the benefits to Pulaski and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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  the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

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  the expected social and economic impact of the merger on the constituencies served by Pulaski, including its borrowers, customers, depositors, employees, and communities;

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  the effects of the merger on other Pulaski employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to Pulaski employees;

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  the board's understanding of the current and prospective environment in which Pulaski and First Busey operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

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  the extensive efforts made to solicit interest from institutions considered to have the ability and potential interest in acquiring Pulaski and the low probability of securing a more attractive proposal from another institution capable of consummating the transaction;

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  the ability of First Busey to complete the merger from a financial and regulatory perspective;

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  the board's understanding that the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code, providing favorable tax consequences to Pulaski's stockholders in the merger; and

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  the board's review with its independent legal advisor, Kilpatrick Townsend, of the material terms of the merger agreement, including the board's ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation to Pulaski's stockholders and to consider and pursue a better unsolicited acquisition proposal, subject to the potential payment by Pulaski of a termination fee to First Busey, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

        The Pulaski board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

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  with stock consideration based on a fixed exchange ratio, the risk that the consideration to be paid to Pulaski stockholders could be adversely affected by a decrease in the trading price of First Busey common stock during the pendency of the merger;

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  the potential risk of diverting management attention and resources from the operation of Pulaski's business and towards the completion of the merger;

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  the restrictions on the conduct of Pulaski's business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Pulaski from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Pulaski absent the pending merger;

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  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Pulaski's business, operations and workforce with those of First Busey;

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  the fact that the interests of certain of Pulaski's directors and executive officers may be different from, or in addition to, the interests of Pulaski's other stockholders as described under the heading "Description of the Merger—interests of certain persons in the merger";

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  that, while Pulaski expects that the merger will be consummated, there can be no assurance that all conditions to the parties' obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or the First Busey or Pulaski stockholder approval might not be obtained and, as a result, the merger may not be consummated;

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  the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

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  the fact that: (i) Pulaski would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Pulaski would be obligated to pay to First Busey a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Pulaski from pursuing such a transaction; and

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  the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

        The foregoing discussion of the information and factors considered by the Pulaski board of directors is not intended to be exhaustive, but includes the material factors considered by the Pulaski board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Pulaski board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Pulaski board of directors considered all these factors as a whole, including discussions with, and questioning of Pulaski's management and Pulaski's independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        Pulaski's board of directors unanimously recommends that Pulaski's stockholders vote "FOR" the approval of the merger proposal, "FOR" the Pulaski compensation proposal and "FOR" the adjournment proposal. Pulaski stockholders should be aware that Pulaski's directors and executive officers have interests in the merger that are different from, or in addition to, those of other Pulaski stockholders. The Pulaski board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of Pulaski. See "Description of the Merger—interests of certain persons in the merger."

        This summary of the reasoning of Pulaski's board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Special Notes Concerning Forward-Looking Statements."

Opinion of Sandler O'Neill & Partners, L.P.

        By letter dated June 17, 2015, Pulaski retained Sandler O'Neill to act as an independent financial advisor to the Pulaski board of directors in connection with Pulaski's consideration of a possible business combination. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The Pulaski board of directors also considered the fact that Sandler O'Neill is familiar with Pulaski and its business, as Sandler O'Neill has provided investment banking services to Pulaski in the past.

        Sandler O'Neill acted as financial advisor in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the December 3, 2015 meeting at which the Pulaski board of directors considered and approved the merger agreement and the merger, Sandler O'Neill delivered to the Pulaski board of directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to the holders of Pulaski's common stock from a financial point of view. The full text of Sandler O'Neill's opinion is attached as Appendix D to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Pulaski common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

        Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to the Pulaski board of directors in connection with its consideration of the merger and is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Pulaski common stock. Sandler O'Neill's opinion does not constitute a recommendation to any holder of Pulaski common stock as to how such holder of Pulaski common stock should vote with respect to the merger or any other matter. It does not address the underlying business decision of Pulaski to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Pulaski or the effect of any other transaction in which Pulaski might engage. Sandler O'Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Pulaski's officers, directors, or employees, or class of such persons, relative to the exchange ratio to be received by Pulaski's common stockholders. Sandler O'Neill's opinion was approved by Sandler O'Neill's fairness opinion committee.

        In connection with rendering its opinion, Sandler O'Neill reviewed and considered, among other things:

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  a draft of the merger agreement dated November 30, 2015;

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  certain publicly available financial statements and other historical financial information of Pulaski that Sandler O'Neill deemed relevant;

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  certain publicly available financial statements and other historical financial information of First Busey that Sandler O'Neill deemed relevant;

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  publicly available median analyst earnings per share estimates for Pulaski for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual growth rate for the years thereafter, as provided by the senior management of Pulaski;

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  publicly available median analyst earnings per share estimates for First Busey for the years ending December 31, 2015 through December 31, 2017, and an estimated long-term annual growth rate for the years thereafter as provided by the senior management of First Busey;

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  the pro forma financial impact of the merger on First Busey based on assumptions related to transaction expenses, purchase accounting adjustments as well as certain cost savings, as provided by the senior management of First Busey;

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  the publicly reported historical price and trading activity for Pulaski and First Busey common stock, including a comparison of certain financial and stock market information for Pulaski and First Busey common stock and similar publicly available information for certain other similar companies, the securities of which are publicly traded;

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  a comparison of certain financial information for Pulaski and First Busey with similar bank institutions for which publicly available information is available;

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  the financial terms of certain other recent merger and acquisition transactions in the commercial banking industry (on a regional and national basis), to the extent publicly available;

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  the current market environment generally and the commercial banking environment in particular; and

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  such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

        Sandler O'Neill also discussed with certain members of senior management of Pulaski the business, financial condition, results of operations and prospects of Pulaski and held similar discussions with the senior management of First Busey regarding the business, financial condition, results of operations and prospects of First Busey.

        In performing its review, Sandler O'Neill relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Pulaski and First Busey or that was otherwise reviewed by it, and Sandler O'Neill assumed such accuracy and completeness for purposes of preparing its opinion. Sandler O'Neill further relied on the assurances of the senior management of Pulaski and First Busey that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any material respect. Sandler O'Neill was not asked to undertake, and did not undertake, an independent verification of any such information and does not assume any responsibility or liability for the accuracy and completeness thereof. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Pulaski or First Busey, nor did Sandler O'Neill review any individual credit files of Pulaski or First Busey. Sandler O'Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Pulaski or First Busey and Sandler O'Neill assumed, with Pulaski's consent, that the respective allowances for loan losses for both Pulaski and First Busey were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

        In preparing its analyses, Sandler O'Neill used publicly available median analyst earnings per share estimates for Pulaski for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of Pulaski. In addition, Sandler O'Neill used publicly available median analyst earnings per share estimates for First Busey for the years ending December 31, 2015 through December 31, 2017, and an estimated long-term earnings per share growth rate for the years thereafter, as provided by the senior management of First Busey. Sandler O'Neill also received and used in its analyses certain assumptions related to transaction expenses, purchase accounting adjustments, as well as certain cost savings, as provided by the senior management of First Busey. With respect to those estimates, the senior management teams of Pulaski and First Busey confirmed to Sandler O'Neill that they reflected the best currently available estimates of the senior management teams of Pulaski and First Busey, respectively, and Sandler O'Neill assumed that such estimates would be achieved. Sandler O'Neill expressed no opinion as to any such estimates or the assumptions on which they were based.

Sandler O'Neill assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Pulaski or First Busey since the date of the most recent financial statements made available to Sandler O'Neill. Sandler O'Neill also assumed in all respects material to its analysis that Pulaski and First Busey would remain as going concerns for all periods relevant to its analyses.

        Sandler O'Neill also assumed, with Pulaski's consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement, that all of the representations and warranties contained in the merger agreement were true and correct in all material respects, that each of the parties to the merger agreement would perform in all material respects all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Pulaski, First Busey or the merger in any respect that would be material to Sandler O'Neill's analyses, (iii) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. Sandler O'Neill expressed no opinion as to any of the legal, accounting or tax matters relating to the merger or any other transactions contemplated in connection therewith.

        Sandler O'Neill's analyses and the views expressed therein were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O'Neill as of, the date of its opinion. Events occurring after the date of the opinion could materially affect Sandler O'Neill's views. Sandler O'Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Sandler O'Neill expressed no opinion as to the trading values of Pulaski common stock after the date of its opinion or what the value of First Busey common stock will be once it is actually received by the holders of Pulaski common stock.

        In rendering its opinion, Sandler O'Neill performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Sandler O'Neill's opinion or the presentation made by Sandler O'Neill to the Pulaski board of directors, but is a summary of the material analyses performed and presented by Sandler O'Neill. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to Pulaski or First Busey and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Pulaski and First Busey and the companies to which they are being compared. In arriving at its opinion, Sandler O'Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O'Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O'Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Sandler O'Neill made its determination as to the fairness of the exchange ratio on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

        In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Pulaski, First Busey and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Pulaski board of directors at its December 3, 2015 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of Pulaski common stock or the prices at which Pulaski or First Busey common stock may be sold at any time. The analyses of Sandler O'Neill and its opinion were among a number of factors taken into consideration by the Pulaski board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of the Pulaski board of directors or management with respect to the fairness of the merger.

        Summary of Proposed Merger Consideration and Implied Transaction Metrics.    Sandler O'Neill reviewed the financial terms of the proposed merger. As described in the merger agreement, each share of Pulaski common stock issued and outstanding immediately prior to the effective time of the merger, other than certain shares described in the merger agreement, will be converted into the right to receive 0.79 of a share of common stock of First Busey. Based upon First Busey's price per share of common stock of $21.99 as of November 30, 2015, Sandler O'Neill calculated an aggregate implied transaction value of approximately $212.4 million, or $17.37 per share. The aggregate implied transaction value was calculated assuming, at the direction of Pulaski, 11,918,861 outstanding shares of Pulaski common stock, 151,000 shares of restricted stock and restricted stock units, and 445,144 outstanding Pulaski common stock options with a weighted average strike price of $11.13 per share. Based upon financial information for Pulaski as of or for the period ending September 30, 2015 (unless otherwise indicated), Sandler O'Neill calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share:	176%
Transaction Price / Book Value Per Share:	170%
Transaction Price / LTM Earnings Per Share:	14.8x
Transaction Price / LTM Core Earnings Per Share(1):	16.4x
Transaction Price / 2016 Earnings Per Share(2):	15.5x
Tangible Book Premium / Core Deposits(3):	11.1%
Market Premium(4):	5.9%

(1)
Excludes non-recurring revenue from gains on insurance recovery, 11 cents per share, per Pulaski's management.

(2)
Based on median quarterly analyst estimates.

(3)
Core deposits defined as total deposits less time deposits greater than $100k and brokered deposits.

(4)
Based on November 30, 2015 closing price.

        Stock Trading History.    Sandler O'Neill reviewed the history of the publicly reported trading prices of Pulaski common stock and First Busey common stock for the one-year period ended November 30,

2015. Sandler O'Neill then compared the relationship between the movements in the price of Pulaski and First Busey common stock, respectively, to movements in their respective peer groups (as described on pages 53 and 54) as well as certain stock indices.

One-Year Stock Performance

	Beginning Value November 28, 2014	Ending Value November 30, 2015
Pulaski	100%	139.8%
First Busey	100%	111.9%
SNL U.S. Bank & Thrift Index	100%	106.1%
Pulaski Peer Group	100%	117.8%
First Busey Peer Group	100%	127.9%

        Comparable Company Analysis.    Sandler O'Neill used publicly available information to compare selected financial information for Pulaski with a group of financial institutions selected by Sandler O'Neill. Pulaski's peer group consisted of Midwest banks whose securities trade on a major exchange with assets between $1.0 billion and $2.0 billion, with nonperforming assets/total assets less than 5.0% and a return on average assets greater than 0.50%. The Pulaski peer group excluded announced merger targets, Cass Information Systems, and Internet-only banks. The Pulaski peer group consisted of the following companies:

Farmers Capital Bank Corporation	Ames National Corporation
First Business Financial Services, Inc.	Southern Missouri Bancorp, Inc.
West Bancorporation, Inc.	MBT Financial Corp.
Farmers National Banc Corp.	Civista Bancshares, Inc.
Macatawa Bank Corporation	LCNB Corp.
Your Community Bankshares, Inc.	Hawthorne Bancshares, Inc.
MutualFirst Financial, Inc.	First Community Financial Partners, Inc.
Equity Bancshares, Inc.

        The analysis compared publicly available financial information for Pulaski with corresponding data for the Pulaski peer group as of or for the period ending September 30, 2015 (unless otherwise indicated), with pricing data as of November 30, 2015. The table below sets forth the data for Pulaski and the median, mean, high and low data for the Pulaski peer group. Certain financial data prepared by Sandler O'Neill, as referenced in the table presented below, may not correspond to the data presented in Pulaski's historical financial statements as a result of the different periods and methods used by Sandler O'Neill to compute the financial data presented.

Comparable Company Analysis

	Pulaski	Pulaski Peer Group Median	Pulaski Peer Group Mean	Pulaski Peer Group High	Pulaski Peer Group Low
Total assets (in millions)	$1,522	$1,400	$1,457	$1,765	$1,023
Tangible common equity/Tangible assets	7.75%	8.61%	8.59%	11.40%	5.60%
Leverage ratio	9.83%	9.70%	10.02%	12.27%	7.94%
Total risk-based capital ratio	11.99%	14.22%	14.61%	20.12%	11.29%
LTM Return on average assets	1.01%	0.88%	0.88%	1.33%	0.54%
LTM Return on average tangible common equity	12.5%	10.2%	10.7%	15.5%	6.4%
LTM Net interest margin	3.40%	3.67%	3.56%	4.03%	2.98%
LTM Efficiency ratio	65.0%	67.9%	65.0%	75.7%	47.7%
Loan loss reserves/Gross loans	1.20%	1.18%	1.15%	2.08%	0.39%
Non-performing assets(1)/Total assets	2.53%	1.10%	1.54%	4.09%	0.22%
Net charge-offs/Average loans	0.26%	0.04%	0.10%	0.65%	(0.10)%
Price/Tangible book value	166%	144%	142%	223%	96%
Price/Book value	161%	130%	130%	223%	84%
Price/LTM Earnings per share	14.0x	14.2x	14.8x	24.0x	9.8x
Price/2015 Estimated Earnings per share(2)	14.3x	14.1x	13.9x	16.4x	9.3x
Price/2016 Estimated Earnings per share(2)	14.7x	13.9x	13.2x	15.5x	9.1x
Current Dividend Yield	2.3%	1.6%	1.6%	3.9%	0.0%
LTM Dividend Ratio	32.5%	23.3%	22.6%	52.5%	0.0%
Market value (in millions)	$196	$176	$181	$333	$84

(1)
Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

(2)
Based on fiscal year ending December 31st; assumes Pulaski estimated earnings per share of $1.15 and $1.12 for the years ending December 31, 2015 and 2016, respectively.

        Sandler O'Neill used publicly available information to perform a similar analysis for First Busey and a group of financial institutions, as selected by Sandler O'Neill. The First Busey peer group consisted of Midwest banks whose securities trade on a major exchange with assets between $3.0 billion and $7.0 billion and a return on average assets greater than 0.50%. The First Busey peer group excluded announced merger targets. The First Busey peer group consisted of the following companies:

Heartland Financial USA, Inc.	Republic Bancorp, Inc.
Talmer Bancorp, Inc.	Community Trust Bancorp, Inc.
First Merchants Corporation	Lakeland Financial Corporation
1st Source Corporation	Enterprise Financial Services Corp.
Great Southern Bancorp, Inc.	MainSource Financial Group, Inc.

        The analysis compared publicly available financial information for First Busey with corresponding data for the First Busey peer group as of or for the period ending September 30, 2015 (unless otherwise indicated), with pricing data as of November 30, 2015. The table below sets forth the data for First Busey and the median, mean, high and low data for the First Busey peer group. Certain financial data prepared by Sandler O'Neill, as referenced in the table presented below, may not correspond to the data presented in First Busey's historical financial statements as a result of the different periods and methods used by Sandler O'Neill to compute the financial data presented.

Comparable Company Analysis

	First Busey	First Busey Peer Group Median	First Busey Peer Group Mean	First Busey Peer Group High	First Busey Peer Group Low
Total assets (in millions)	$3,864	$4,053	$4,704	$6,806	$3,337
Tangible common equity/Tangible assets	8.82%	9.93%	10.02%	14.02%	6.50%
Leverage ratio	11.81%	10.98%	11.34%	15.15%	9.67%
Total risk-based capital ratio	17.07%	14.68%	15.20%	20.78%	12.55%
LTM Return on average assets	0.94%	1.08%	1.07%	1.29%	0.85%
LTM Return on average tangible common equity	11.2%	11.8%	11.3%	14.4%	5.9%
LTM Net interest margin	3.07%	3.78%	3.78%	4.71%	3.22%
LTM Efficiency ratio	63.6%	62.5%	62.2%	71.1%	49.3%
Loan loss reserves/Gross loans	1.83%	1.23%	1.33%	2.21%	0.81%
Non-performing assets(1)/Total assets	0.43%	0.84%	1.13%	2.43%	0.30%
Net charge-offs/Average loans	0.10%	0.04%	0.09%	0.31%	(0.11)%
Price/Tangible book value	187%	176%	171%	209%	100%
Price/Book value	170%	146%	152%	207%	97%
Price/LTM Earnings per share	18.2x	15.4x	16.5x	23.4x	13.6x
Price/2015 Estimated Earnings per share	16.7x	15.6x	15.8x	19.3x	13.5x
Price/2016 Estimated Earnings per share	14.7x	15.2x	14.9x	16.6x	12.9x
Current Dividend Yield	3.1%	1.9%	1.9%	3.4%	0.2%
LTM Dividend Ratio	49.6%	27.5%	27.4%	48.7%	5.1%
Market value (in millions)	$631	$746	$764	$1,208	$497

(1)
Nonperforming assets include nonaccrual loans and leases, renegotiated loans and leases and real estate owned.

        Analysis of Selected Merger Transactions.    Sandler O'Neill reviewed two groups of recent merger and acquisition transactions consisting of a nationwide group and a regional group. The nationwide group consisted of bank transactions announced between July 1, 2014 and November 30, 2015 with target assets between $1.0 billion and $2.0 billion (the "Nationwide Precedent Transactions"). The regional group consisted of Midwest bank transactions announced between July 1, 2013 and November 30, 2015 with target assets between $800 million and $2.25 billion (the "Regional Precedent Transactions").

        The Nationwide Precedent Transactions group was composed of the following transactions:

Buyer	Target
Great Western Bancorp, Inc.	HF Financial Corp.
United Bankshares Inc.	Bank of Georgetown
Bank of the Ozarks Inc.	C1 Financial Inc.
Valley National Bancorp	CNLBancshares Inc.
Green Bancorp Inc.	Patriot Bancshares Inc.
United Community Banks Inc.	Palmetto Bancshares Inc.
Atlanta Capital Bancshares Inc.	First Security Group Inc.
Western Alliance Bancorp	Bridge Capital Holdings
Chemical Financial Corporation	Lake Michigan Financial Corporation
UMB Financial Corporation	Marquette Financial Companies
Northwest Bancshares, Inc.	LNB Bancorp Inc.
IBERIABANK Corp.	Georgia Commerce Bancshares
MidWestOne Financial Group Inc.	Central Bancshares Inc.
IBERIABANK Corp.	Old Florida Bancshares Inc.
BB&T Corp.	Bank of Kentucky
Bank of the Ozarks Inc.	Intervest Bancshares Corp.

        Using then latest publicly available information prior to the announcement of the relevant transaction, Sandler O'Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day, 5-day and 1-month market premiums. Sandler O'Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Nationwide Precedent Transactions group.

	Pulaski / First Busey		Median Nationwide Precedent Transactions	Mean Nationwide Precedent Transactions	High Nationwide Precedent Transactions	Low Nationwide Precedent Transactions
Transaction price/LTM earnings per share(1)	16.4x		23.5x	22.9x	36.3x	13.7x
Transaction price/Estimated earnings per share(2):	15.1x		20.9x	21.0x	25.8x	17.6x
Transaction price/Book value per share:	170%		176%	176%	222%	111%
Transaction price/Tangible book value per share:	176%		186%	183%	222%	111%
Core deposit premium(3):	11.1%		11.3%	11.6%	20.5%	2.8%
1-Day market premium:	5.9%	(4)	20.8%	23.9%	72.1%	(3.2)%
5-Day market premium:	10.5%	(4)	19.5%	23.5%	72.1%	(4.7)%
1-Month market premium:	17.0%	(4)	22.1%	31.6%	95.0%	(0.6)%

(1)
Price / LTM earnings per share multiple based on Pulaski's LTM core earnings per share of $1.06, per Pulaski management, excludes gains on insurance recovery of 11 cents per share.

(2)
Price / Estimated earnings per share based on estimated 2015 calendar year-end earnings per share of $1.15, per median quarterly analyst estimates.

(3)
Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as total deposits less time deposits greater than $100 thousand and brokered deposits.

(4)
Based on the closing price for Pulaski common stock on November 30, 2015.

        The Regional Precedent Transactions group was composed of the following transactions:

Buyer	Target
Great Western Bancorp, Inc.	HF Financial Corp.
Nicolet Bankshares Inc.	Baylake Corp.
Chemical Financial Corporation	Lake Michigan Financial Corporation
UMB Financial Corporation	Marquette Financial Companies
Northwest Bancshares, Inc.	LNB Bancorp Inc.
MidWestOne Financial Grp Inc.	Central Bancshares Inc.
BB&T Corp.	Bank of Kentucky
Simmons First National Corp.	Liberty Bancshares Inc.
Community Bank Shares of IN	First Financial Services Corp.
Old National Bancorp	United Bancorp Inc.
Mercantile Bank Corp.	Firstbank Corp.

        Using then latest publicly available information prior to the announcement of the relevant transaction, Sandler O'Neill reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, tangible book premium to core deposits, and 1-day, 5-day and 1-month market premiums. Sandler O'Neill compared the indicated transaction metrics for the merger to the median, mean, high and low metrics of the Regional Precedent Transactions group.

	Pulaski / First Busey		Median Regional Precedent Transactions	Mean Regional Precedent Transactions	High Regional Precedent Transactions	Low Regional Precedent Transactions
Transaction price/LTM earnings per share(1)	16.4x		17.4x	18.8x	25.8x	13.2x
Transaction price/Estimated earnings per share(2):	15.1x		17.6x	17.3x	22.7x	13.1x
Transaction price/Book value per share:	170%		157%	165%	221%	116%
Transaction price/Tangible book value per share:	176%		174%	178%	221%	133%
Core deposit premium(3):	11.1%		10.3%	9.3%	18.0%	0.7%
1-Day market premium:	5.9%	(4)	16.9%	22.6%	75.7%	(7.4)%
5-Day market premium:	10.5%	(4)	17.1%	24.0%	82.2%	(4.9)%
1-Month market premium:	17.0%	(4)	22.1%	28.2%	74.5%	(9.5)%

(1)
Price / LTM earnings per share multiple based on Pulaski's LTM core earnings per share of $1.06, per Pulaski management, excludes gains on insurance recovery of 11 cents per share.

(2)
Price / Estimated earnings per share based on estimated 2015 calendar year-end earnings per share of $1.15, per median quarterly analyst estimates.

(3)
Tangible book premium to core deposits calculated as (deal value – tangible equity) / (core deposits); core deposits defined as total deposits less time deposits greater than $100 thousand and brokered deposits.

(4)
Based on the closing price for Pulaski common stock on November 30, 2015.

        Net Present Value Analyses.    Sandler O'Neill performed an analysis that estimated the net present value per share of Pulaski common stock, assuming Pulaski performed in accordance with publicly available median analyst earnings per share estimates for Pulaski for the years ending December 31, 2015 and December 31, 2016 and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of Pulaski. To approximate the terminal value of Pulaski common stock at December 31, 2019, Sandler O'Neill applied price to 2019 earnings multiples ranging from 12.0x to 17.0x and multiples of December 31, 2019 tangible book value ranging from 100% to 175%. The resulting implied terminal values and the estimated future dividends to be paid by Pulaski during 2016 and through the end of 2019 were then discounted to present values using different discount rates ranging from 10.0% to 16.0% when applied to 2019 earnings multiples and 10.0% to 16.0% when applied to multiples of December 31, 2019 tangible book value, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Pulaski common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Pulaski common stock of $10.59 to $17.69 when applying multiples of earnings and $8.86 to $17.75 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
10.0%	$12.92	$13.88	$14.83	$15.78	$16.74	$17.69
11.0%	$12.49	$13.41	$14.33	$15.25	$16.17	$17.09
12.0%	$12.08	$12.96	$13.85	$14.74	$15.63	$16.52
13.0%	$11.68	$12.54	$13.39	$14.25	$15.11	$15.96
14.0%	$11.30	$12.13	$12.96	$13.78	$14.61	$15.44
15.0%	$10.94	$11.74	$12.54	$13.34	$14.13	$14.93
16.0%	$10.59	$11.36	$12.13	$12.91	$13.68	$14.45

Tangible Book Value Multiples

Discount Rate	100%	115%	130%	145%	160%	175%
10.0%	$10.78	$12.18	$13.57	$14.96	$16.36	$17.75
11.0%	$10.43	$11.77	$13.12	$14.46	$15.80	$17.15
12.0%	$10.09	$11.38	$12.68	$13.98	$15.27	$16.57
13.0%	$9.76	$11.01	$12.26	$13.52	$14.77	$16.02
14.0%	$9.45	$10.66	$11.86	$13.07	$14.28	$15.49
15.0%	$9.15	$10.32	$11.48	$12.65	$13.82	$14.98
16.0%	$8.86	$9.99	$11.12	$12.24	$13.37	$14.50

        Sandler O'Neill also considered and discussed with the Pulaski board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis, assuming Pulaski's net income varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for Pulaski common stock, applying the price to 2019 earnings multiples range of 12.0x to 17.0x referred to above and a discount rate of 13.00%.

Earnings Per Share Multiples

Annual Estimate Variance	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
(20.0)%	$9.62	$10.31	$10.99	$11.68	$12.37	$13.05
(15.0)%	$10.14	$10.87	$11.59	$12.32	$13.05	$13.78
(10.0)%	$10.65	$11.42	$12.19	$12.97	$13.74	$14.51
(5.0)%	$11.17	$11.98	$12.79	$13.61	$14.42	$15.24
0.0%	$11.68	$12.54	$13.39	$14.25	$15.11	$15.96
5.0%	$12.19	$13.09	$13.99	$14.89	$15.79	$16.69
10.0%	$12.71	$13.65	$14.59	$15.54	$16.48	$17.42
15.0%	$13.22	$14.21	$15.19	$16.18	$17.16	$18.15
20.0%	$13.74	$14.77	$15.79	$16.82	$17.85	$18.88

        Sandler O'Neill also performed an analysis that estimated the net present value per share of First Busey common stock, assuming that First Busey performed in accordance with publicly available median analyst earnings per share estimates for First Busey for the years ending December 31, 2015 through December 31, 2017 and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of First Busey. To approximate the terminal value of First Busey common stock at December 31, 2019, Sandler O'Neill applied price to 2019 earnings multiples ranging from 13.0x to 18.0x and multiples of December 31, 2019 tangible book value ranging from 150% to 200%. The resulting implied terminal values and the estimated future dividends to be paid by First Busey during 2016 through the end of 2019 were then discounted to present values using different discount rates ranging from 9.0% to 14.0% when applied to 2019 earnings multiples and 9.0% to 14.0% when applied to multiples of December 31, 2019 tangible book value, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Busey common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of First Busey common stock of $16.99 to $26.67 when applying earnings multiples and $16.58 to $25.13 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount Rate	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
9.0%	$20.08	$21.40	$22.71	$24.03	$25.35	$26.67
10.0%	$19.41	$20.68	$21.95	$23.22	$24.49	$25.75
11.0%	$18.76	$19.99	$21.21	$22.44	$23.66	$24.88
12.0%	$18.14	$19.33	$20.51	$21.69	$22.87	$24.05
13.0%	$17.55	$18.69	$19.83	$20.98	$22.12	$23.26
14.0%	$16.99	$18.09	$19.19	$20.29	$21.39	$22.49

Tangible Book Value Multiples

Discount Rate	150%	160%	170%	180%	190%	200%
9.0%	$19.59	$20.70	$21.81	$22.92	$24.02	$25.13
10.0%	$18.93	$20.00	$21.07	$22.14	$23.21	$24.28
11.0%	$18.31	$19.34	$20.37	$21.40	$22.43	$23.46
12.0%	$17.70	$18.70	$19.69	$20.69	$21.68	$22.68
13.0%	$17.13	$18.09	$19.05	$20.01	$20.97	$21.93
14.0%	$16.58	$17.51	$18.43	$19.36	$20.29	$21.21

        Sandler O'Neill also considered and discussed with the Pulaski board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O'Neill performed a similar analysis assuming First Busey's net income varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for First Busey common stock, applying the price to 2019 earnings multiples range of 13.0x to 18.0x referred to above and a discount rate of 12.00%.

Earnings Per Share Multiples

Annual Estimate Variance	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x
(20.0)%	$15.07	$16.02	$16.96	$17.91	$18.85	$19.80
(15.0)%	$15.84	$16.84	$17.85	$18.85	$19.86	$20.86
(10.0)%	$16.61	$17.67	$18.74	$19.80	$20.86	$21.93
(5.0)%	$17.38	$18.50	$19.62	$20.74	$21.87	$22.99
0.0%	$18.14	$19.33	$20.51	$21.69	$22.87	$24.05
5.0%	$18.91	$20.15	$21.39	$22.63	$23.87	$25.12
10.0%	$19.68	$20.98	$22.28	$23.58	$24.88	$26.18
15.0%	$20.45	$21.81	$23.17	$24.52	$25.88	$27.24
20.0%	$21.22	$22.63	$24.05	$25.47	$26.89	$28.31

        In connection with its analyses, Sandler O'Neill considered and discussed with the Pulaski board of directors how the present value analyses would be affected by changes in the underlying assumptions. Sandler O'Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

        Pro Forma Merger Analysis.    Sandler O'Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes in the second calendar quarter of 2016; (ii) 100% of the outstanding shares of Pulaski common and restricted stock are converted into the stock consideration at the fixed exchange ratio; (iii) all outstanding Pulaski stock options will convert into First Busey options in accordance with the merger agreement; and (iv) a core deposit intangible asset amortized over 10 years straight line. Sandler O'Neill also utilized the following assumptions provided by the senior management of First Busey: (a) purchase accounting adjustments consisting of a credit mark on loans; (b) estimated cost savings; and (c) estimated costs and expenses associated with the merger. The analysis indicated that the merger could be accretive to First Busey's estimated earnings per share (excluding one-time transaction costs and expenses) in 2016 and dilutive to estimated tangible book value per share at close and at the year-end of 2016.

        In connection with this analysis, Sandler O'Neill considered and discussed with the Pulaski board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

        Sandler O'Neill's Relationship.    Sandler O'Neill is acting as Pulaski's financial advisor in connection with the merger and Pulaski has agreed to pay Sandler O'Neill a fee for such services in an amount equal to 1.0% of the aggregate merger consideration, which fee is due and payable upon the closing of the merger. Sandler O'Neill also received a fee from Pulaski in an amount equal to $250,000 as a result of rendering its opinion, which opinion fee will be credited in full towards the fee that will become payable on the day of closing of the merger. Pulaski has also agreed to indemnify Sandler O'Neill against certain liabilities arising out of Sandler O'Neill's engagement and to reimburse Sandler O'Neill for certain of its out-of-pocket expenses incurred in connection with its engagement.

        In the two years preceding the date of its opinion, Sandler O'Neill provided certain investment banking services to First Busey for which no compensation was received and may provide, and receive compensation for, such services in the future. In addition, in the ordinary course of Sandler O'Neill's business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Pulaski and First Busey and their respective affiliates. Sandler O'Neill may also actively trade the equity and debt securities of Pulaski, First Busey or their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        Certain First Busey and Pulaski Unaudited Prospective Financial Information.    First Busey and Pulaski do not as a matter of course make public projections as to future performance due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, First Busey and Pulaski are including in this joint proxy statement/prospectus certain limited unaudited financial information for First Busey and Pulaski on a stand-alone basis, without giving effect to the merger, which was discussed with Pulaski's financial advisor in connection with the merger.

        Specifically, for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion, Pulaski discussed with Sandler O'Neill and Sandler O'Neill used, publicly available median "street estimates" of Pulaski's earnings per share for the fourth quarter of 2015 and for 2016. For purposes of these financial analysis, Pulaski management also provided to and discussed with Sandler O'Neill an estimated annual earnings growth rate of 8% per year, in each case, for 2017, 2018 and 2019. Based on discussions with Pulaski management, Sandler O'Neill assumed no change in Pulaski's current annual dividend of $0.38 per share through the end of 2019. Taking into account these earnings per share and dividend estimates, estimated tangible book value per share for Pulaski at December 31, 2015, 2016, 2017, 2018 and 2019 were also extrapolated from Pulaski's historical tangible book value per share at September 30, 2015 for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion. The following table presents unaudited prospective earnings per share and dividends per share estimates for Pulaski for the years ended December 31, 2015 through 2019 and unaudited prospective tangible book value per share estimates at December 31, 2015, 2016, 2017, 2018 and 2019, as described above.

	Year Ended December 31,
	2015	2016	2017	2018	2019
Earnings per share	$1.15	$1.12	$1.21	$1.30	$1.40
Dividends per share	$0.38	$0.38	$0.38	$0.38	$0.38
Tangible book value per share	$10.05	$10.80	$11.64	$12.57	$13.61

        In addition, for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion, First Busey discussed with Sandler O'Neill and Sandler O'Neill used, publicly available median "street estimates" of First Busey's earnings per share for the fourth quarter of 2015 and for 2016 and 2017. For purposes of these financial analysis, First Busey management also provided to and discussed with Sandler O'Neill an estimated annual earnings growth rate of 8% per year, in each case, for 2018 and 2019. Based on discussions with First Busey management, Sandler O'Neill used estimated dividends per share for 2016 through 2019 based on an assumed dividend payout ratio equal to First Busey's dividend payout ratio for 2015. Taking into account these earnings per share and dividend estimates, estimated tangible book value per share for First Busey at December 31, 2015, 2016, 2017, 2018 and 2019 were also extrapolated from First Busey's historical tangible book value per share at September 30, 2015 for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion. The following table presents unaudited prospective earnings per share and dividends per share estimates for First Busey for the years ended December 31, 2015 through 2019 and unaudited prospective tangible book value per share estimates at December 31, 2015, 2016, 2017, 2018 and 2019, as described above.

	Year Ended December 31,
	2015	2016	2017	2018	2019
Earnings per share	$1.35	$1.50	$1.60	$1.72	$1.86
Dividends per share	$0.60	$0.72	$0.80	$0.86	$0.93
Tangible book value per share	$12.03	$12.90	$13.77	$14.69	$15.65

        The extrapolated unaudited prospective financial information included above for First Busey and Pulaski was calculated solely for purposes of the financial analyses performed in connection with Sandler O'Neill's opinion. The inclusion of any unaudited prospective financial information for First Busey or Pulaski, including "street estimates", should not be regarded as an indication that any of First Busey, Pulaski, Sandler O'Neill, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to First Busey's and Pulaski's respective businesses, all of which are difficult to predict and many of which are beyond First Busey's and Pulaski's control.

        The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither First Busey nor Pulaski can give assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth above, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to First Busey's and Pulaski's respective businesses, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the sections entitled "Risk Factors" and "Special Notes Concerning Forward-Looking Statements."

        The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither First Busey's nor Pulaski's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The prospective financial information with respect to Pulaski included in this registration statement has been provided by Pulaski's management and the prospective financial information with respect to First Busey included in this registration statement has been provided by First Busey's management. Neither RSM US LLP (formerly McGladrey LLP) nor KPMG LLP has examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, neither RSM US LLP nor KPMG LLP expresses an opinion or any other form of assurance with respect thereto. The RSM US LLP report incorporated by reference relates to First Busey's historical financial information, and the KPMG LLP report incorporated by reference relates to Pulaski's historical financial information. Such reports do not extend to the prospective financial information and should not be read to do so.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. Neither First Busey nor Pulaski can give assurance that, had the unaudited prospective financial information been prepared either as of the date of the merger agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. First Busey and Pulaski do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

        The unaudited prospective financial information does not take into account the possible financial and other effects on First Busey or Pulaski of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on First Busey or Pulaski of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on First Busey or Pulaski of any possible failure of the merger to occur. None of First Busey, Pulaski, Sandler O'Neill or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of First Busey or Pulaski or other person regarding First Busey's or Pulaski's ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial information herein should not be deemed an admission or representation by First Busey, Pulaski, Sandler O'Neill or any other person that it is viewed as material information of First Busey or Pulaski, particularly in light of the inherent risks and uncertainties associated with such forecasts. The unaudited prospective financial information included above is not being included to influence your decision whether to vote in favor of the merger proposal or any other proposal to be considered at the special meeting, but is being provided solely because it was made available to Pulaski's financial advisor in connection with the merger.

        In light of the foregoing, and considering that the special meetings will be held several months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, First Busey and Pulaski stockholders are cautioned not to place unwarranted reliance on such information, and First Busey and Pulaski urge their respective stockholders to review their most recent SEC filings for a description of their reported financial results. See "Where You Can Find More Information."

First Busey's reasons for the merger and recommendation of the board of directors

        First Busey's board of directors believes that the merger is in the best interests of First Busey and its stockholders. In deciding to approve the merger, First Busey's board of directors after consulting with its management as well as its legal and financial advisors, considered a number of factors, including the following, which are not presented in order of priority:

  •
  management's view that the acquisition of Pulaski provides an attractive opportunity to expand into desirable markets, including St. Louis, Missouri;

  •
  Pulaski's complementary relationship-oriented community banking model, and its compatibility with First Busey and its subsidiaries;

  •
  a review of the demographic, economic and financial characteristics of the markets in which Pulaski operates, including existing and potential competition and history of the market areas with respect to financial institutions;

  •
  management's review of Pulaski's business, operations, earnings and financial condition, including its management, capital levels and strong asset quality;

  •
  anticipated efficiencies to come from integrating certain of Pulaski's operations into First Busey's existing operations;

  •
  its review and discussions with First Busey's management and its legal counsel concerning the due diligence investigation of Pulaski;

  •
  management's expectation that First Busey will retain its strong capital position upon completion of the transaction;

  •
  the opportunity to build a greater recognition and awareness of the First Busey brand;

  •
  the financial presentation, dated December 3, 2015, of FIG Partners to the First Busey board;

  •
  the terms of the merger agreement, including the expected tax treatment and deal protection and termination fee provisions, which it reviewed with First Busey's outside legal and financial advisors;

  •
  the potential risk of diverting management attention and resources from the operation of First Busey's business and towards the completion of the merger;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Pulaski's business, operations and workforce with those of First Busey; and

  •
  the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

        The above discussion of the information and factors considered by First Busey's board of directors is not intended to be exhaustive, but includes a description of material factors considered by First Busey's board. In view of the wide variety of factors considered by the First Busey board of directors in connection with its evaluation of the merger, the First Busey board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. First Busey's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of First Busey's stockholders.

        First Busey's board of directors believes that the merger is in the best interests of First Busey and its stockholders. First Busey's board of directors unanimously approved the merger agreement and recommends that stockholders vote "FOR" approval of the merger agreement.

Accounting treatment of the merger

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Pulaski as of the effective time of the merger will be recorded at their respective fair values and added to those of First Busey. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of First Busey issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical consolidated financial position or results of operations of Pulaski.

Material U.S. federal income tax consequences of the merger

        The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Pulaski common stock. The summary is based upon the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

        This discussion addresses only those U.S. holders of Pulaski common stock that hold their Pulaski common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Pulaski common stock in light of their individual circumstances or to holders of Pulaski common stock that are subject to special rules, such as:

  •
  non-U.S. holders (as defined below) (except to the extent discussed under the subheading "Tax Implications to Non-U.S. Stockholders" below)

  •
  financial institutions;

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  investors in pass-through entities;

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  persons who are subject to alternative minimum tax;

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  insurance companies;

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  mutual funds;

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  tax-exempt organizations;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting;

  •
  persons that hold Pulaski common stock as part of a straddle, hedge, constructive sale or conversion or other integrated transaction;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons whose "functional currency" is not the U.S. dollar;

  •
  holders who acquired their shares of Pulaski common stock through the exercise of an employee stock option or otherwise as compensation; and

  •
  Pulaski Bank KSOP stockholders.

        If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds Pulaski common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.

        The parties intend for the merger to be treated as a "reorganization" for U.S. federal income tax purposes. It is a condition to Pulaski's obligation to complete the merger that Pulaski receive an opinion from Kilpatrick Townsend & Stockton LLP dated the closing date of the merger, and it is a condition to First Busey's obligation to complete the merger that First Busey receive an opinion from Barack Ferrazzano Kirschbaum & Nagelberg LLP, dated the closing date of the merger, each to the effect that (i) the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) Pulaski and First Busey will each be a party to such reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These conditions are waivable, and First Busey and Pulaski undertake to recirculate and resolicit if either of these conditions is waived and the change in tax consequences is material. These opinions are and will be based upon representation letters provided by First Busey and Pulaski and upon customary factual assumptions. Neither First Busey nor Pulaski has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

        The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of First Busey or Pulaski. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.

        If you are a participant in the Pulaski Bank KSOP please also refer to the KSOP Participant Voting Instruction Statement that will be provided to you by the trustee of the KSOP, for a discussion of the tax consequences of the merger to you.

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders, assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code:

        Tax Consequences of the Merger Generally.    The material U.S. federal income tax consequences of the merger will be as follows:

  •
  Exchange Solely for First Busey Stock.  No gain or loss will be recognized by U.S. holders upon the exchange of shares of Pulaski common stock solely for shares of First Busey common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of First Busey common stock (as discussed below).

  •
  Exchange of Cash in Lieu of Fractional Share.  A U.S. holder who receives cash in lieu of the issuance of a fractional share of First Busey common stock will generally be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for such fractional share. As a result, such U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash received instead of the fractional share and the portion of the U.S. holder's aggregate adjusted tax basis of the Pulaski shares exchanged in the merger which is allocable to the fractional share of First Busey common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of Pulaski common stock is more than one year. The deductibility of capital losses is subject to limitations.

  •
  Tax Basis of First Busey Common Stock Received in the Merger.  The aggregate tax basis of the First Busey common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will equal the aggregate tax basis of the Pulaski common stock surrendered in the exchange.

  •
  Holding Period of First Busey Common Stock Received in the Merger.  The holding period for any First Busey common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will include the holding period of the Pulaski common stock surrendered in the exchange.

        If a U.S. holder of Pulaski common stock acquired different blocks of Pulaski common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Pulaski common stock, and the cash and shares of First Busey common stock received will be allocated pro rata to each such block of stock. U.S. holders should consult their own tax advisors with regard to identifying the bases or holding periods of the particular shares of First Busey common stock received in the merger.

        Medicare Tax on Unearned Income.    A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her "net investment income" for the relevant taxable year or (ii) the excess of his or her modified gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain incurred in connection with the merger.

        Backup Withholding and Information Reporting.    Payments of cash to a U.S. holder of Pulaski common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) unless the holder provides proof of an applicable exemption satisfactory to First Busey and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

        A U.S. holder of Pulaski common stock, as a result of having received First Busey common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of Pulaski common stock who is a "significant holder" will be required to file a statement with such holder's U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth such holder's basis in the Pulaski common stock surrendered and the fair market value of the First Busey common stock and cash received in the merger. A "significant holder" is a holder of Pulaski common stock who, immediately before the merger, owned at least 5% of the vote or value of the outstanding stock of Pulaski or securities of Pulaski with a basis for federal income taxes of at least $1 million.

        Tax Implications to Non-U.S. Stockholders.    For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of Pulaski common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of Pulaski common stock for First Busey common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (ii) in the case of a non-U.S. holder who is an individual, such stockholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (i) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (ii) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

        This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

Regulatory approvals

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and Pulaski have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and Pulaski is subject to prior approval of the Federal Reserve. First Busey submitted an application with the Federal Reserve Bank of Chicago on January 8, 2016 seeking the necessary approvals.

        In reviewing that application, the Federal Reserve is required to consider the following:

  •
  competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger's anticompetitive effects or restraints on trade; and

  •
  banking and community factors, which includes an evaluation of:

  •
  the financial and managerial resources of First Busey, including its subsidiaries, and of Pulaski, and the effect of the proposed transaction on these resources;

  •
  management expertise;

  •
  internal control and risk management systems;

  •
  the capital of Pulaski;

  •
  the convenience and needs of the communities to be served; and

  •
  the effectiveness of Pulaski and First Busey in combating money laundering activities.

        The application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution's performance under the Community Reinvestment Act of 1977, as amended. The merger may not be consummated until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge Pulaski Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the IDFPR. Busey Bank intends to file an application with the IDFPR seeking this approval in the near future.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to consummate the merger will be obtained or obtained in a timely manner.

Interests of certain persons in the merger

        In considering the recommendations of the Pulaski board of directors, Pulaski stockholders should be aware that certain directors and executive officers of Pulaski and Pulaski Bank may have interests in the merger that are different from, or are in addition to, the interests of Pulaski stockholders generally. The Pulaski board of directors was aware of these interests to the extent these interests existed at the time the Pulaski board of directors approved the merger agreement and considered them, among other matters, in approving the merger agreement and determining to recommend to Pulaski stockholders to vote for approval of the merger agreement.

        Stock Ownership.    As of January 29, 2016, Pulaski's directors controlled, in the aggregate, 1,045,079 shares of Pulaski's common stock (including restricted stock but excluding shares that may be acquired upon the exercise of stock options), representing approximately 8.7% of Pulaski's outstanding shares of common stock. Additionally, as of January 29, 2016, Pulaski's directors, executive officers and their affiliates collectively controlled 1,264,155 shares (including restricted stock but excluding shares that may be acquired upon the exercise of stock options), constituting approximately 10.6% of the shares then outstanding.

        Appointment to the Boards of Directors of First Busey Corporation and Busey Bank.    Under the merger agreement, First Busey will appoint one current director of Pulaski to the First Busey board of directors and, upon completion of the bank merger, to the Busey Bank board of directors.

        Prior Employment Agreement between Pulaski and Gary Douglass.    Pulaski and Pulaski Bank previously entered into an employment agreement with Gary Douglass, its President and Chief Executive Officer, that provides for change in control payments, if following a change in control, Mr. Douglass voluntarily terminates his employment for good reason or Mr. Douglass suffers an involuntary termination of employment. In either case, Mr. Douglass would be entitled to a lump sum payment of approximately $1.5 million, based on two times his annual compensation, along with continued medical insurance benefits for 24 months following his termination of employment. Annual compensation includes Mr. Douglass' base salary at the time of the change in control plus his most recent cash bonus.

        If Mr. Douglass' employment is terminated following a change in control, he would also be entitled to receive a tax indemnification payment if payments under the employment agreement or other payments triggered liability under the Internal Revenue Code as an excise tax on payments constituting "excess parachute payments." Under applicable law, the excise tax is triggered by the executive's receipt of payments that are contingent on a change in control that equal or exceed three times the executive's average annual compensation over the five years preceding the change in control, or such lesser time if the executive is not employed by the employer for five years. The excise tax equals 20% of the amount of the payment in excess of the executive's average compensation over the preceding five-year period, or such lesser period. The indemnification payment provides the executive with a net amount sufficient to pay the excise tax. Per the merger agreement, Pulaski agreed to take necessary steps to ensure that payments to Mr. Douglass will not trigger any such excise taxes.

        See "—Merger-related compensation for Pulaski's named executive officers" below for quantification of the amount payable to Mr. Douglass.

  Retention Agreements

        On January 27, 2016, Pulaski Bank and Busey Bank, in connection with the merger, entered into retention agreements (each a "Retention Agreement") with Paul Milano, Chief Financial Officer of Pulaski Bank, and Stephan R. Greiff, President, Mortgage Division of Pulaski Bank. Under the terms of the Retention Agreements Messrs. Milano and Greiff shall receive: (i) an initial bonus of $5,000 and $15,000, respectively, to be paid by Pulaski Bank within 30 days of the execution of the Retention Agreement; and (ii) a retention bonus of $20,000 and $35,000, respectively, to be paid by Busey Bank and contingent upon Messrs. Milano and Greiff remaining employed by Pulaski Bank and/or Busey Bank through the period ending 30 days following the effectiveness of the bank merger. In addition, if either Messrs. Milano or Greiff is terminated by Busey Bank prior to December 31, 2017 for any reason other than disciplinary or unsatisfactory performance reasons they will receive severance payments equal to 52 weeks of their base salary in effect as of the date of termination, subject to execution of a customary release. In addition, in connection with the above referenced payments Messrs. Milano and Greiff each agreed to a one-year nonsolicitation restriction with respect to employees of Pulaski Bank, Pulaski, Busey Bank and First Busey and certain customer and other business relationships of Messrs. Milano and Greiff.

  Employment Agreements

        On January 27, 2016 Pulaski Bank and Busey Bank entered into employment agreements (each an "Employment Agreement") with Brian Bjorkman, President, Commercial Lending Division of Pulaski Bank, and W. Thomas Reeves, President of Pulaski Bank. Under the terms of his Employment Agreement Mr. Bjorkman will receive an annual base salary of $276,000 in connection with his role as President, Commercial Lending Division of Pulaski Bank from the date of the Employment Agreement until the effective time of the bank merger, then as Executive Vice President/St. Louis Commercial Market President of Busey Bank. Mr. Bjorkman will also be eligible to participate in Busey Bank's Commercial Banking Incentive Compensation Plan and shall receive incentive compensation of no less than $100,000 for 2016 to be paid no later than March 31, 2017. Mr. Bjorkman will also be eligible to participate in Busey Bank's long-term equity incentive plan and will be recommended for a grant of restricted stock or restricted stock units on or around July 1, 2016 with a grant date fair value of $100,000, which will vest on the fifth anniversary of the grant date. In addition, Mr. Bjorkman will receive: (i) an initial bonus of $25,000 to be paid by Pulaski Bank within 30 days of the execution of his Employment Agreement; and (ii) a retention bonus of $75,000 to be paid by Busey Bank and contingent upon Mr. Bjorkman remaining employed by Pulaski Bank and/or Busey Bank through the bank merger. The Employment Agreement also addresses participation in incentive compensation and benefit plans, plans providing retirement, medical, dental, disability, and group life benefits and other fringe benefits.

        The Employment Agreement has an initial term of one year. The term shall automatically renew for one additional year at the end of the then existing term unless either party provides written notice 30 days prior to the end of the then existing term that such party does not intend to extend the term.

        Under the Employment Agreement, if Mr. Bjorkman's employment is terminated for "cause," as that term is defined in the Employment Agreement, he will receive his base salary through the date on which the termination of employment becomes effective. If Mr. Bjorkman is terminated without cause or voluntarily terminates with "good reason," as that term is defined in the agreement, he will receive an amount equal to the then applicable base salary and will be entitled to 12 months of continuing health insurance coverage at pre-termination rates. In addition, in connection with the above referenced payments Mr. Bjorkman agreed to a one-year nonsolicitation restriction with respect to employees of Pulaski Bank, Pulaski, Busey Bank and First Busey and with respect to certain customer and other business relationships of Mr. Bjorkman.

        Under the terms of his Employment Agreement, Mr. Reeves will receive an annual base salary of $306,000 in connection with his role as President of Pulaski Bank from the date of such Employment Agreement until the effective time of the bank merger, then as Executive Vice President/Market Chairman-St. Louis of Busey Bank. In addition, Mr. Reeves will receive: (i) an initial bonus of $25,000 to be paid by Pulaski Bank within 30 days of the execution of his Employment Agreement; and (ii) a retention bonus of $25,000 to be paid by Busey Bank and contingent upon Mr. Reeves remaining employed by Pulaski Bank and/or Busey Bank through the period ending 30 days following the effectiveness of the bank merger. The Employment Agreement also addresses participation in incentive compensation and benefit plans, plans providing retirement, medical, dental, disability, and group life benefits and other fringe benefits.

        The Employment Agreement has a term of 24 months. Under the terms of the Employment Agreement, in the event Mr. Reeves is terminated by Busey Bank for any reason other than cause during the term of the agreement, Mr. Reeves will continue to receive his base compensation on scheduled payroll dates through the end of term. In addition, in connection with the above referenced payments Mr. Reeves agreed to a noncompetition restriction during the term of the Employment Agreement and a nonsolicitation restriction during the term of the Employment Agreement and for one year thereafter with respect certain business activities within 50 miles of each office of Pulaski Bank, Pulaski, Busey Bank and First Busey.

  Treatment of Pulaski Equity Awards

  •
  Stock Options.  At the effective time of the merger, each outstanding option to purchase shares of Pulaski common stock will be converted automatically into a stock option exercisable for that number of shares of First Busey common stock equal to the product of (i) the number of shares of Pulaski common stock subject to the Pulaski stock option immediately prior to the effective time multiplied by (ii) the exchange ratio (rounded down to the nearest whole share), with an exercise price per share equal to the quotient obtained by dividing (A) the exercise price per share of Pulaski common stock of the Pulaski stock option immediately prior to the effective time by (B) the exchange ratio (rounded up to the nearest whole cent). Each Pulaski stock option assumed and converted will continue to be subject to the same terms and conditions, as applicable immediately prior to the effective time. All stock options are fully vested.

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  Restricted Stock.  At the effective time of the merger, each outstanding restricted share of Pulaski common stock will fully vest and be converted automatically into the right to receive the merger consideration.

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  Restricted Stock Units (Performance Awards).  At the effective time of the merger, the number of shares covered by each outstanding restricted stock unit award in respect of Pulaski common stock will be fixed at the target level and be converted automatically into a service-based restricted stock or stock unit award of First Busey common stock that is equal to the number of shares of Pulaski common stock subject to such Pulaski performance stock award multiplied by the exchange ratio. Following a change in control, each restricted stock unit award will vest without regard to any performance metrics on the earlier to occur of September 30, 2017 or the award holders' involuntary termination of employment for reasons other than cause or voluntary termination of employment for good reason, as specified in the award agreement.

  •
  Quantification of Value of Unvested Equity Awards.  For an estimate of the value of the unvested equity awards that would vest as of the effective time for Pulaski's executive officers, see "Merger-related compensation for Pulaski's named executive officers" below. We estimate that the aggregate value to Pulaski's non-employee directors upon the acceleration of the vesting of unvested restricted stock awards to be $29,970 in the aggregate, assuming the effective time of the merger occurred on January 1, 2016. The amounts specified in this paragraph are determined using a price per share of Pulaski common stock of $16.65.

        Continued Director and Officer Liability Coverage.    Pursuant to the terms of the merger agreement, First Busey agreed to maintain, for up to six years following the effective time, insurance coverage under the current policy of directors' and officers' liability insurance maintained by Pulaski for actions taken prior to the effective time of the merger. If a six-year term of insurance coverage is not available, the term for the insurance will be such other maximum period of time for which coverage is available at a cost not to exceed 250% of the premiums Pulaski paid for its current policy term. Following the effective time, to the extent permitted by applicable law, First Busey has agreed to indemnify and hold harmless the current and former directors, officers and employees of Pulaski and its subsidiaries for all actions taken by them prior to the effective time of the merger.

Merger-related compensation for Pulaski's named executive officers

        The information set forth in the table below is intended to comply with Item 402(t) of the SEC's Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Pulaski that is based on, or otherwise relates to, the merger (which we refer to as "merger-related compensation").

        As described above in "—Retention and employment agreements with First Busey," certain of Pulaski's named executive officers have entered into a retention or employment agreement with First Busey that will become effective upon the effective time of the merger. The merger-related compensation described below payable by Pulaski upon the effective time is based on the existing agreements with Pulaski, and does not include amounts payable under the new retention or employment agreements with First Busey following the effective time of the merger. For additional details regarding the terms of the payments that the named executive officers may be entitled to receive under the new retention or employment agreements with First Busey, as well as terms of the payments and benefits described below, see the discussion under the heading "Interests of certain persons in the merger" above.

        The table below sets forth the amount of payments and benefits that each of Pulaski's named executive officers would receive in connection with the merger, based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. For purposes of calculating such amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:

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  The amounts below are determined using a price per share of Pulaski common stock of $16.65, the average closing price per share over the first five business days following the announcement of the merger agreement; and

  •
  The effective time of the merger is assumed to occur on January 1, 2016 solely for purposes of the disclosure in this section, and each named executive officer is assumed to experience a qualifying termination on such date.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
Gary W. Douglass	$1,538,000	$439,294	$36,480	—	$2,013,774
Paul J. Milano	—	70,863	—	—	70,863
W. Thomas Reeves	—	184,216	—	—	184,216
Brian J. Bjorkman	—	155,878	—	—	155,878
Stephan R. Greiff	—	125,475	—	—	125,475

(1)
The employment agreement between Pulaski and Mr. Douglass provides for a lump sum cash severance payment in the event of a qualifying termination following a change in control of Pulaski equal to two times his annual compensation, which is defined as base salary at the time of the change in control plus his most recent cash bonus. The severance amount in this column is a "double trigger" in nature, which means that payment of this amount is conditioned upon a change in control and a qualifying termination of employment. Amounts do not include any potential tax reimbursements resulting from excess parachute payments under Mr. Douglass' employment agreement.

(2)
All unvested performance-based restricted stock units will be converted into a service-based restricted stock or stock unit award of First Busey common stock that will vest without regard to any performance metrics on the earlier to occur of September 30, 2017 or the award holders' involuntary termination of employment for reasons other than cause or voluntary termination of employment for good reason, as specified in the award agreement (i.e., "double-trigger" vesting). The Pulaski named executive officers hold no outstanding restricted stock awards or unvested stock options.

(3)
Represents the estimated value of the continued participation in certain welfare benefit plans to which Mr. Douglass would be entitled upon a qualifying termination pursuant to his employment agreements. These benefits are double trigger, in that they would only be paid upon a change in control and a subsequent qualifying termination of employment.

(4)
The employment agreement between Pulaski and Mr. Douglass provides for an additional amount, if any, necessary to cover excise taxes imposed on payments to Mr. Douglass by reason of Sections 4999 and 280G of the Internal Revenue Code. No tax reimbursement payment would be required based on the amounts set forth in the table. None of the other named executive officers of Pulaski have a right to tax reimbursement payments.

Restrictions on resale of First Busey common stock

        The shares of First Busey common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, and will be freely transferable, except for shares issued to any stockholder who may be deemed to be an "affiliate" of First Busey for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of First Busey include individuals or entities that control, are controlled by, or are under common control with First Busey and may include the executive officers, directors and significant stockholders of First Busey.

Pulaski stockholder dissenters' rights

        General.    Dissenters' rights with respect to Pulaski common stock are governed by Section 351.455 R.S.Mo. Pulaski stockholders have the right to dissent from the merger and to obtain payment of the fair value of their shares in the event the merger is consummated. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, the parties could elect to terminate the merger agreement even if it is approved by First Busey and Pulaski stockholders, thus terminating dissenters' rights available to Pulaski stockholders.

        Pulaski urges any Pulaski stockholder who contemplates exercising his, her or its right to dissent to read carefully the provisions of Section 351.455 R.S.Mo., which is attached to this joint proxy statement/prospectus as Appendix B. A more detailed discussion of the provisions of the statute is included below. This discussion describes the steps that each Pulaski stockholder must take to exercise his, her or its right to dissent. Each Pulaski stockholder who wishes to dissent should read both the summary and the full text of the law. Pulaski cannot give any Pulaski stockholder legal advice. To completely understand this law, each Pulaski stockholder may want, and Pulaski encourages any Pulaski stockholder seeking to dissent, to consult with his, her or its legal counsel. Any Pulaski stockholder who wishes to dissent should not send in a signed proxy unless he, she or it marks his, her or its proxy to vote against the merger, or marks his, her or its proxy to abstain with respect to the merger, or such stockholder will lose the right to dissent.

        If you desire to submit the written objection required by Section 351.455 R.S.Mo. prior to the Pulaski special meeting, send or deliver such objection to Pulaski Financial Corp., Corporate Secretary, 12300 Olive Boulevard, St. Louis, Missouri 63141. Pulaski urges any stockholder who wishes to dissent to act carefully. Pulaski cannot and does not accept the risk of late or undelivered written objections. If a dissenting Pulaski stockholder's written objection is not timely received by Pulaski prior to or at the Pulaski special meeting, then he, she or it will not be entitled to exercise his, her or its dissenters' rights. Pulaski's stockholders bear the risk of non-delivery and of untimely delivery.

        Summary of Section 351.455 R.S.Mo.—Dissenters' Rights.    The following is a summary of Section 351.455 R.S.Mo. and the procedures that a stockholder must follow to dissent from the proposed merger and to perfect his, her or its dissenters' rights and receive cash rather than shares of First Busey common stock if the merger is completed. This summary is qualified in its entirety by reference to Section 351.455 R.S.Mo., which is reprinted in full as Appendix B to this joint proxy statement/prospectus. Appendix B should be reviewed carefully by any stockholder who wishes to perfect his, her or its dissenters' rights. Failure to strictly comply with the procedures set forth in Section 351.455 R.S.Mo. will, by law, result in the loss of dissenters' rights. It may be prudent for a person considering whether to dissent to obtain legal counsel.

        If the proposed merger of Pulaski with and into First Busey is completed, any Pulaski stockholder who has properly perfected his, her or its statutory dissenters' rights in accordance with Section 351.455 R.S.Mo. has the right to obtain, in cash, payment of the fair value of such stockholder's shares of Pulaski common stock.

        To exercise dissenters' rights under Section 351.455 R.S.Mo. and be entitled to appraisal and payment of the fair value of his, her or its shares under the General and Business Corporation Law of Missouri, a Pulaski stockholder must:

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  own Pulaski common stock as of the close of business on January 29, 2016, the record date for the Pulaski special meeting at which the approval of the merger agreement is submitted to a vote;

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  file with Pulaski, prior to or at the Pulaski special meeting, a written objection to the merger. Such written objection must be made in addition to and separate from any proxy or other vote against the approval of the merger agreement;

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  not vote in favor of the merger at the Pulaski special meeting; and

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  within 20 days after the effective time of the merger, make a written demand on First Busey, as the surviving corporation, for payment of the fair value of such stockholder's shares of Pulaski common stock as of the day prior to the Pulaski special meeting.

        A Pulaski stockholder of record who fails to satisfy these requirements is not entitled to payment for his her or its shares of Pulaski common stock under Section 351.455 R.S.Mo. In addition, any stockholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of approving and adopting the merger and will not be entitled to assert dissenters' rights.

        If, within 30 days after the effective time of the merger, the value of the dissenting stockholder's shares of Pulaski common stock is agreed upon between the dissenting Pulaski stockholder and First Busey, then payment for such shares must be made by First Busey within 90 days after the effective time, upon the surrender of the dissenting Pulaski stockholder's stock certificates representing such stockholder's shares. Upon payment of the agreed value, the dissenting Pulaski stockholder ceases to have any interest in the shares or in First Busey.

        If, within 30 days after the effective date of the Pulaski merger, there is no such agreement as to the fair value of the dissenting stockholder's shares of Pulaski common stock between the dissenting Pulaski stockholder and First Busey, then the dissenting Pulaski stockholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated, asking for a finding and determination of the fair value of such stockholder's shares. The dissenting Pulaski stockholder will be entitled to judgment against First Busey for an amount equal to the fair value of such stockholder's shares measured as of the day prior to the Pulaski special meeting, together with interest thereon to the date of the judgment. Investment banker opinions as to fairness from a financial point of view of the consideration payable in a transaction are not opinions as to, and do not address, fair value under the General and Business Corporation Law of Missouri.

        The judgment will only be payable upon and simultaneously with the surrender to First Busey of the stock certificates representing the shares of Pulaski common stock owned by the dissenting Pulaski stockholder. Upon payment of the judgment, such stockholder will cease to have any interest in the shares or in First Busey. Further, unless the dissenting stockholder files the petition with the court within the 60-day time limit described above, such stockholder and all persons claiming under such stockholder shall be conclusively presumed to have approved or ratified the merger and shall be bound by the terms thereof. The right of a dissenting stockholder to be paid the fair value of such stockholder's shares as provided above ceases if and when Pulaski abandons the merger.

        The foregoing does not purport to be a complete statement of the provisions of the General and Business Corporation Law of Missouri relating to statutory dissenters' rights and is qualified in its entirety to the dissenters rights provisions, which are reproduced in full in Appendix B to this joint proxy statement/prospectus and which are incorporated herein by reference.

        If any Pulaski stockholder intends to dissent, or if such stockholder believes that dissenting might be in his, her or its best interests, such stockholder should read Appendix B carefully.

DESCRIPTION OF THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is attached as Appendix A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

        The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties First Busey and Pulaski made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger. The statements embodied in those representations and warranties may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

General

        The merger agreement provides for the merger of Pulaski with and into First Busey, with First Busey as the surviving company. The merger is anticipated to be completed in the first half of 2016. At a date following the completion of the merger, First Busey intends to merge Pulaski Bank, Pulaski's wholly-owned bank subsidiary, with and into Busey Bank, First Busey's wholly-owned bank subsidiary, with Busey Bank as the surviving bank. At such time, Pulaski Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate Pulaski Bank and Busey Bank as separate bank subsidiaries.

Closing and effective time

        Closing.    The closing of the merger will take place on the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement, or at another time that both parties mutually agree upon. See "Description of the Merger Agreement—Conditions to completion of the merger" on page 82 for a more complete description of the conditions that must be satisfied prior to closing. The date of the completion of the merger sometimes is referred to in this joint proxy statement/prospectus as the closing date.

        Completion of the Merger.    The merger will become effective as of the date and time specified in the articles of merger that will be filed with the Nevada Secretary of State. The time at which the merger becomes effective is sometimes referred to in this joint proxy statement/prospectus as the effective time.

Consideration to be received in the merger

        If the merger is completed, each share of Pulaski common stock which Pulaski stockholders own immediately before the completion of the merger will be converted into the right to receive 0.79 shares of common stock of First Busey. Based on First Busey's closing share price of $21.82 on December 3, 2015, the trading day of the public announcement of the merger, the implied merger consideration that a Pulaski stockholder would be entitled to receive for each share of Pulaski common stock would be $17.24 in cash for each share of Pulaski common stock owned.

Fractional shares

        No fractional shares of First Busey common stock will be issued in the merger. Instead, First Busey will pay to each holder of Pulaski common stock who would otherwise be entitled to a fractional share of First Busey common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the fraction of a share to which such Pulaski stockholder would otherwise be entitled by the volume weighted average closing price of First Busey common stock on the NASDAQ Global Select Market over the 10 trading day period ending on the second trading day prior to the closing date.

Voting and support agreement

        On December 3, 2015, certain directors of Pulaski entered into a voting and support agreement with First Busey. Under this agreement, these stockholders have each agreed to vote, subject to their fiduciary duties, their respective shares of Pulaski common stock:

  •
  in favor of the merger and the transactions contemplated by the merger agreement;

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  against any acquisition of control of more than 20% of the voting power of Pulaski or Pulaski Bank through purchase, merger, consolidation or otherwise, or the acquisition by any method of more than 20% of the assets of Pulaski or Pulaski Bank by a third party; and

  •
  against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Pulaski under the merger agreement.

        Furthermore, each of these stockholders has also agreed not to sell, assign or transfer any shares of Pulaski common stock that they own. The shares subject to the voting and support agreement represent approximately 8.7% of Pulaski's outstanding shares of common stock as of January 29, 2016. The voting obligations under the voting and support agreement will automatically terminate upon the earlier of the favorable vote of Pulaski stockholders with respect to the approval of the merger agreement or termination of the merger agreement in accordance with its terms. A copy of the form of voting and support agreement is attached to this joint proxy statement/prospectus as Appendix C.

Trust preferred securities

        As of the effective time of the merger, First Busey will assume and discharge Pulaski's covenants, agreements and obligations under and relating to Pulaski's trust preferred securities, including the due and punctual payment of interest on all of the Pulaski's obligations pursuant to the subordinated notes issued by Pulaski to its subsidiaries Pulaski Financial Statutory Trust I and Pulaski Financial Statutory Trust II (which we collectively refer to as the "Pulaski Trusts"). Additionally, First Busey will cause the Pulaski Trusts to discharge their obligations arising after the effective time of the merger with respect to the trust preferred securities. Finally, First Busey and Pulaski shall execute and deliver a supplemental indenture, in a form satisfactory to the trustee of each Pulaski Trust, to effectuate First Busey's assumption of Pulaski's trust preferred securities, whereby First Busey shall assume all of Pulaski's covenants, agreements and obligations under and relating to Pulaski's trust preferred securities.

Treatment of Pulaski stock options and other equity awards

        Pulaski Stock Options.    At the effective time of the merger, each outstanding and unexercised option to purchase shares of Pulaski common stock, whether vested or unvested, will be converted into an option to purchase First Busey common stock with respect to the number of whole shares of First Busey common stock that is equal to the number of shares of Pulaski common stock subject to such Pulaski stock option immediately prior to the effective time multiplied by the exchange ratio, 0.79

(rounded down to the nearest whole share), at an exercise price per share of First Busey common stock equal to the exercise price for each share of Pulaski common stock subject to such Pulaski stock option immediately prior to the effective time divided by the exchange ratio, 0.79 (rounded up to the nearest whole cent), subject to the terms and conditions of the applicable Pulaski stock plan, if any, pursuant to which such Pulaski stock option was granted and/or any associated award agreement.

        Pulaski Restricted Stock Awards.    At the effective time of the merger, each Pulaski restricted stock award, subject solely to service vesting, which is outstanding immediately prior to the effective time shall be fully vested and each holder thereof shall become a holder of Pulaski common stock immediately prior to the effective time.

        Pulaski Performance Stock Awards.    At the effective time of the merger, each Pulaski equity award that is subject to a performance vesting condition, in whole or in part, including, but not limited to, performance stock or performance stock units, that is outstanding immediately prior to the effective time shall be deemed earned at target performance and be converted into a service based restricted stock or restricted stock unit award of First Busey common stock with respect to the number of whole shares of First Busey common stock that is equal to the number of shares of Pulaski common stock subject to such Pulaski performance stock award immediately prior to the effective time multiplied by the exchange ratio, 0.79 (rounded down to the nearest whole share), subject to the terms and conditions of the Pulaski stock plan, if any, pursuant to which such performance stock award was granted and/or any associated award agreement.

Exchange of certificates

        First Busey has engaged Computershare Trust Company, N.A. to act as its exchange agent to handle the exchange of Pulaski common stock for the merger consideration and the payment of cash for any fractional share interests. Within five business days after the closing date, the exchange agent will send to each Pulaski stockholder a letter of transmittal for use in the exchange with instructions explaining how to surrender Pulaski common stock certificates to the exchange agent. Pulaski stockholders who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the merger consideration. Pulaski stockholders that do not exchange their Pulaski common stock will not be entitled to receive the merger consideration or any dividends or other distributions by First Busey until their certificates are surrendered. After surrender of the certificates representing Pulaski shares, any unpaid dividends or distributions with respect to the First Busey common stock represented by the certificates will be paid without interest.

Conduct of business pending the merger

        Conduct of Business of Pulaski.    Under the merger agreement, Pulaski has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, Pulaski and its subsidiaries are required to conduct their business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships.

        The following is a summary of the more significant restrictions imposed upon Pulaski, subject to the exceptions set forth in the merger agreement. Pulaski will not, without First Busey's prior written consent:

  •
  effect any change in the capitalization of Pulaski or the number of issued and outstanding shares of Pulaski;

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  pay any dividends or other distributions on its common stock, except that Pulaski is permitted to continue paying its regular quarterly dividend of $0.095 per share consistent with past practice;

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  amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into any contract material to Pulaski;

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  enter into loan transactions not in accordance with, or consistent with, past practices of Pulaski Bank;

  •
  enter into any new credit or new lending relationships greater than $2.0 million that would require an exception to Pulaski Bank's formal loan policy or that are not in strict compliance with such loan policy, other than policy exceptions taken in the normal course for similarly sized loans;

  •
  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on Pulaski's outstanding loans and leases;

  •
  fail to charge-off any loans or leases that would be deemed uncollectible in accordance with GAAP or place on non-accrual any loans or leases that are past due greater than 90 days;

  •
  sell, transfer, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for the disposition of assets in the ordinary course of business;

  •
  acquire other than in the ordinary course of business all or any portion of the assets, business, deposits or properties of any other entity;

  •
  amend the articles of incorporation or bylaws of Pulaski, or similar governing documents of its subsidiaries;

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

  •
  increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Pulaski or its subsidiaries, other than increases in the ordinary course of business consistent with past practices in timing, metrics and amount;

  •
  establish, amend or terminate any employee benefit plan;

  •
  incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business;

  •
  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies;

  •
  settle any action, suit, claim or proceeding against it or any of its subsidiaries in excess of $250,000;

  •
  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

  •
  make or change any material tax elections, change or consent to any change in it or its subsidiaries' method of accounting for tax purposes, settle or compromise any material tax liability, claim or assessment or file any material amended tax return; or

  •
  hire any employee with an annual salary in excess of $150,000.

        Conduct of Business of First Busey.    Under the merger agreement, First Busey has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, First Busey and its subsidiaries are required to conduct their business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships.

        The following is a summary of the more significant restrictions imposed upon First Busey, subject to the exceptions set forth in the merger agreement. First Busey will not, without Pulaski's prior written consent:

  •
  enter into any agreement with respect to, or consummate, any merger or business combination, or any acquisition of any other person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the merger;

  •
  make any loan, advance or capital contribution to, or investment in, any person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the merger;

  •
  amend the articles of incorporation or bylaws of First Busey, or similar governing documents of any of its subsidiaries, in a manner that would materially and adversely affect the benefits of the merger to the stockholders of Pulaski; or

  •
  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements.

Certain covenants of the parties

        Both parties have agreed to cooperate with the other in connection with obtaining the regulatory approvals for the transactions contemplated by the merger agreement. Both parties agree, among other things:

  •
  to use all reasonable best efforts and to cooperate in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger and the merger agreement;

  •
  to exercise good faith and use reasonable best efforts to satisfy the conditions required to close the merger and to consummate the merger as soon as practicable;

  •
  that neither will intentionally act in a manner that would cause a breach of the merger agreement;

  •
  to coordinate with the other the declaration of, record date and payment date for any dividends on either party's common stock;

  •
  to duly call, give notice of, convene and hold a meeting of their respective stockholders for the purpose of obtaining approval of the merger agreement and the transactions contemplated therein; and

  •
  to coordinate any public statement regarding the transactions contemplated by the merger agreement to the media.

        Pulaski has also agreed to the following:

  •
  to notify First Busey of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material adverse effect on Pulaski;

  •
  to notify First Busey of any fact, event or circumstance known to it that would cause or constitute a material breach of any of Pulaski's representations, warranties, covenants or agreements contained in the merger agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a closing condition;

  •
  to amend or terminate, as requested by First Busey, any of its employee benefit plans; and

  •
  to use its reasonable best efforts to repay certain of its outstanding indebtedness on or prior to the closing date.

        The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See "The Merger—Interests of certain persons in the merger" on page 69.

No solicitation of or discussions relating to an acquisition proposal

        The merger agreement contains provisions prohibiting Pulaski from initiating, soliciting, encouraging or knowingly facilitating an alternative proposal to the merger. Pulaski agreed to immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than First Busey with respect to any acquisition proposal. Moreover, Pulaski has agreed that it will not, and will cause each of its subsidiaries not to, initiate, solicit, encourage or knowingly facilitate any inquiry or proposal or enter into any negotiations or discussions with any person or entity concerning any proposed acquisition of Pulaski or its subsidiaries, or furnish any nonpublic information to any person or entity proposing or seeking such an acquisition.

        However, the merger agreement provides that Pulaski may furnish such information pursuant to a customary confidentiality agreement and engage in such negotiations or discussions in response to an unsolicited acquisition proposal received prior to the approval of Pulaski's stockholders of the merger and merger agreement, if the board of directors of Pulaski determines in good faith and after consultation with outside counsel that such proposal constitutes or is reasonably likely to result in a superior proposal, and the failure to take action with respect to such proposal is reasonably likely to result in a breach of the board of directors' fiduciary duties. If the board of directors of Pulaski determines that it is necessary to pursue a superior proposal in order to act in a manner consistent with its fiduciary duties, the board may withhold, withdraw, qualify or adversely modify the board's recommendation with respect to the merger and the merger agreement, and/or terminate the merger agreement. However, the Pulaski board of directors may not terminate the merger agreement for a superior proposal unless it has first notified First Busey and otherwise negotiated with First Busey so that the merger may be effected.

        Under the merger agreement, a "superior proposal" means any acquisition proposal which the board of directors of Pulaski concludes in good faith to be more favorable from a financial point of view to its stockholders than the merger, after (i) receiving the advice of its financial advisors, (ii) taking into account the likelihood and timing of consummation of the proposed transaction on its terms, and (iii) taking into account all legal, financial, regulatory and other aspects of such proposal. If First Busey terminates the merger agreement because Pulaski breaches its covenant not to solicit an acquisition proposal from a third party or if Pulaski terminates the merger agreement in order to enter into an agreement for a superior proposal, Pulaski will pay to First Busey a termination fee equal to $9.0 million. See "Description of the Merger Agreement—Termination fees" on page 84.

Representations and warranties

        The merger agreement contains representations and warranties made by Pulaski and First Busey. These include, among other things, representations relating to:

  •
  valid corporate organization and existence;

  •
  ownership of their respective subsidiaries;

  •
  corporate power and authority to enter into the merger and the merger agreement;

  •
  absence of any breach of organizational documents or law as a result of the merger;

  •
  capitalization;

  •
  financial statements;

  •
  compliance with SEC filing requirements;

  •
  filing of necessary reports with regulatory authorities;

  •
  books of account, minutes and stock records;

  •
  real property, personal property and other material assets;

  •
  loans and allowance for loan losses;

  •
  certain tax matters;

  •
  employee matters and employee benefits;

  •
  compliance with laws;

  •
  absence of certain litigation or orders;

  •
  absence of material adverse changes;

  •
  environmental matters;

  •
  broker/finder fees;

  •
  absence of any reason why the granting of any of the required regulatory approvals would be denied or unduly delayed; and

  •
  compliance with the Community Reinvestment Act;

        Pulaski made additional representations and warranties to First Busey in the merger agreement relating to, among other things:

  •
  absence of any breach of material contracts as a result of the merger;

  •
  compliance with, absence of default under and information regarding, material contracts;

  •
  insurance matters;

  •
  affiliate transactions;

  •
  labor matters;

  •
  intellectual property;

  •
  investment securities; and

  •
  performance of obligations with respect to its trust preferred securities.

Conditions to completion of the merger

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of Pulaski in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by Pulaski in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein (i) at the meeting of Pulaski stockholders and (ii) at the meeting of First Busey stockholders, including with respect to the issuance of First Busey common stock in connection with the merger;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement having been declared effective by the SEC and continuing to be effective as of the effective time of the merger;

  •
  receipt of a certificate signed on behalf of Pulaski certifying (i) the accuracy of the representations and warranties of Pulaski in the merger agreement and (ii) performance by Pulaski in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from its tax advisor that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) each of First Busey and Pulaski will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in Pulaski since December 3, 2015.

        Closing Conditions for the Benefit of Pulaski.    Pulaski's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein (i) at the meeting of Pulaski stockholders and (ii) at the meeting of First Busey stockholders, including with respect to the issuance of First Busey common stock in connection with the merger;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this joint proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement having been declared effective by the SEC and continuing to be effective as of the effective time of the merger;

  •
  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from its tax advisor that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) each of First Busey and Pulaski will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

  •
  approval of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in First Busey since December 3, 2015.

Termination

        First Busey and Pulaski may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or Pulaski may terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  any stockholder approval necessary for the merger is not obtained;

  •
  the merger is not completed by November 30, 2016, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if Pulaski materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  Pulaski may terminate if First Busey material beaches any of its obligations with respect to holding a meeting of its stockholders to approve the merger agreement;

  •
  Pulaski may terminate, prior to its meeting of stockholders, in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if Pulaski's board of directors makes an adverse recommendation to Pulaski's stockholders; or

  •
  Pulaski may terminate if First Busey's board of directors makes an adverse recommendation to First Busey's stockholders.

        Any termination of the merger agreement will not relieve the breaching party from liability resulting from its fraud or any willful and material beach by that party of the merger agreement.

Termination fees

        Termination Fees Payable by Pulaski.    Pulaski has agreed to pay First Busey a termination fee of $9.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because Pulaski breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  Pulaski terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to Pulaski or is publically announced and thereafter the merger agreement is terminated (i) by First Busey upon Pulaski's willful breach of its obligations under the merger agreement or (ii) by First Busey or Pulaski if the acquisition has not closed by November 30, 2016, Pulaski's stockholders have not approved the merger agreement and within twelve months after such termination Pulaski enters in a definitive agreement with a third party.

        Termination Fees Payable by First Busey.    First Busey has agreed to pay to Pulaski a termination fee of $9.0 million if the merger agreement is terminated by Pulaski because First Busey breaches its obligations related to holding a stockholder meeting to approve the merger agreement.

Management of First Busey and Pulaski after the merger

        First Busey has agreed to take all appropriate action to appoint one individual serving on the Pulaski board of directors and mutually agreeable to the parties, to the First Busey board of directors, effective immediately upon the effective time of the merger. Moreover, First Busey has agreed to take all appropriate action to appoint one individual serving on the Pulaski Bank board of directors and mutually agreeable to the parties, to the Busey Bank board of directors, effective immediately upon the effectiveness of the bank merger. The First Busey and the Busey Bank boards of directors will otherwise remain the same after the mergers.

Expenses

        All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses.

NASDAQ stock listing

        First Busey common stock currently is listed on the NASDAQ Global Select Market under the symbol "BUSE." The shares to be issued to Pulaski's stockholders as merger consideration also will be eligible for trading on the NASDAQ Global Select Market.

Amendment

        The merger agreement may be amended in writing by the parties.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following tables show unaudited pro forma financial information about the financial condition and results of operations of First Busey, including per share data, after giving effect to the merger with Pulaski and other pro forma adjustments. The unaudited pro forma financial information assumes that the merger is accounted for under the acquisition method of accounting for business combinations in accordance with GAAP, and that the assets and liabilities of Pulaski will be recorded by First Busey at their respective fair values as of the date the merger is completed. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the merger had occurred on September 30, 2015. The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2015, and the year ended December 31, 2014, give effect to the merger as if the merger had become effective at January 1, 2014. The unaudited selected pro forma combined financial information has been derived from and should be read in conjunction with the consolidated financial statements and related notes of First Busey and Pulaski, which are each incorporated in this joint proxy statement/prospectus by reference. First Busey's per common share data has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information" on page 101.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the merger.

        Pulaski's fiscal year end is September 30 and First Busey's is December 31. In order to provide stockholders with comparable information, for purposes of the unaudited pro forma condensed combined statements of income, certain financial information for Pulaski has been completed as if Pulaski's year end is December 31. To calculate operating results for the nine months ended September 30, 2015, First Busey subtracted the operating results for Pulaski's quarter ended December 31, 2014 from the operating results for Pulaski's year ended September 30, 2015. To calculate operating results for the year ended December 31, 2014, First Busey added the operating results for Pulaski's quarter ended December 31, 2014 to the operating results for Pulaski's year ended September 30, 2014 and subtracted the operating results for Pulaski's quarter ended December 31, 2013.

 Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2015
(in thousands, except per share data)

	First Busey	Pulaski	Pro Forma Adjustments		First Busey Pro Forma Combined
Assets
Cash and cash equivalents	$175,145	$79,784	—		$254,929
Investment securities	952,578	47,528	—		1,000,106
Residential mortgage loans held for sale	15,694	112,651	—		128,345
Loans	2,565,320	1,204,168	(28,358)	(1)	3,741,130
Allowance for loan losses	(47,212)	(15,799)	15,799	(2)	(47,212)

Net loans	2,518,108	1,188,369			3,693,918
Premises and equipment, net	63,880	17,590	577	(3)	82,047
Goodwill	25,510	3,939	62,242	(4)(5)	91,691
Other intangible assets, net	8,240	—	17,553	(6)	25,793
Other assets	104,410	71,833	(1,000)	(7)	175,243

Total assets	$3,863,565	$1,521,694			$5,452,072

Liabilities
Deposits	$3,110,530	$1,137,805	1,252	(8)	$4,249,587
Borrowings	226,961	219,854	722	(9)	447,537
Trust preferred securities	55,000	19,589	(3,918)	(10)	70,671
Other liabilities	26,846	22,948	17,945	(11)(12)	67,739

Total liabilities	3,419,337	1,400,196			4,835,534
Preferred stockholders' equity	72,664	—	—		72,664
Common stockholders' equity	371,564	121,498	50,812	(13)(14)	543,874

Total stockholders' equity	444,228	121,498			616,538

Total liabilities and stockholders' equity	$3,863,565	$1,521,694			$5,452,072

Book value per common share	$12.95	$10.19			$14.19
Shares outstanding	28,693	11,921	(2,296)	(14)	38,318

 Unaudited Pro Forma Condensed Combined Statement of Income for the
Nine Months Ended September 30, 2015
(in thousands, except per share data)

	First Busey	Pulaski	Pro Forma Adjustments		First Busey Pro Forma Combined
Total interest income	$86,903	$37,807	3,185	(15)(16)	$127,895
Total interest expense	4,687	4,280	(864)	(17)(18)(19)	8,103

Net interest income	82,216	33,527	4,048		119,791
Provision for loan losses	600	1,500			2,100

Net interest income after provision for loan losses	81,616	32,027	4,048		117,691
Non-interest income	48,477	14,228	—		62,705
Non-interest expense	86,942	29,920	1,334	(20)(21)	118,196

Income before income taxes	43,151	16,335	2,714		62,200
Income taxes	14,828	5,343	950	(22)	21,121

Net income	28,323	10,992	1,764		41,079
Preferred stock dividends	545	—	—		545

Net income available to common shareholders	$27,778	$10,992			$40,534

Basic	$0.96	$0.93			$1.05
Diluted	$0.95	$0.91	—		$1.04
Shares for basic earnings per share	28,992	11,862	9,527		38,519
Shares for diluted earnings per share	29,163	12,065	9,625		38,788

 Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended
December 31, 2014
(in thousands, except per share data)

	First Busey	Pulaski	Pro Forma Adjustments		First Busey Pro Forma Combined
Total interest income	$108,075	$48,153	4,258	(15)(16)	$160,486
Total interest expense	6,499	5,280	(1,155)	(17)(18)(19)	10,624

Net interest income	101,576	42,873	5,413		149,862
Provision for loan losses	2,000	1,510	—		3,510

Net interest income after provision for loan losses	99,576	41,363	5,413		146,352
Non-interest income	58,941	10,785	—		69,726
Non-interest expense	108,209	34,889	1,784	(20)(21)	144,882

Income before income taxes	50,308	17,259	3,629		71,196
Income taxes	17,534	5,593	1,270	(22)	24,397

Net income	32,774	11,666	2,359		46,799
Loss from repurchase of preferred stock	—	27	—		27
Preferred stock dividends	727	489	—		1,216

Net income available to common shareholders	$32,047	$11,150			$45,556

Basic	$1.11	$0.98			$1.18
Diluted	$1.10	$0.95			$1.18
Shares for basic earnings per share	28,969	11,348	9,527		38,496
Shares for diluted earnings per share	29,097	11,783	9,625		38,722

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Income

Note 1—Basis of Presentation

        First Busey has agreed to acquire Pulaski for a fixed exchange ratio of 0.79 shares of First Busey common stock for each share of Pulaski common stock. The acquisition will be accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of Pulaski have been marked to estimated fair value upon conditions as of September 30, 2015 and as if the transaction had been effective on January 1, 2014 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.

Note 2—Pro Forma Adjustments Footnotes

(1)
To adjust Pulaski's loans to fair value which includes a $30.0 million discount to adjust for credit deterioration of the acquired portfolio and a $1.6 million premium for interest rates. Of the $30.0 million credit mark, $5.2 million represents a write-off of net deferred loan costs and $12.0 million is expected to be accreted over an estimated 4 year remaining life of the respective loans in a manner that approximates level yield.

(2)
To eliminate Pulaski's allowance for loan loss of $15.8 million.

(3)
To adjust Pulaski's fixed assets to fair value by $0.6 million related to premises. Amount to be accreted straight-line over a 20 year weighted average remaining useful life.

(4)
To record goodwill of $66.2 million resulting from difference of the purchase price and identifiable net assets.

(dollars in thousands)
Total Purchase Price	$187,975
Allocated to:
Historical book value of Pulaski's assets and liabilities	121,498
Adjustments to record assets and liabilities at fair value:
Loans, credit mark	(30,000)
Eliminate Pulaski's allowance for losses	15,799
Loans, interest rate mark	1,642
Premises and equipment mark	577
Core deposits intangible	17,553
Other real estate owned	(1,000)
Eliminate Pulaski's goodwill	(3,939)
Deposits interest rate mark	(1,252)
Borrowings for interest rate mark	(722)
Deferred taxes	(2,280)
Trust preferred securities	3,918

Goodwill	$66,181

Any change in the price of First Busey common stock would change the purchase price allocated to goodwill. The following table presents the sensitivity of the purchase price and resulting goodwill to changes in the price of Busey common stock of $19.53, the closing price of Busey common stock on January 15, 2016:

	Purchase Price	Goodwill
	(in thousands)
Up 20%	$226,599	$104,805
Up 10%	207,238	85,444
As presented in pro forma financial information	187,975	—
Down 10%	168,713	46,919
Down 20%	149,352	27,558
(5)
To eliminate Pulaski's existing goodwill of $3.9 million.

(6)
To record core deposit asset of $17.6 million. Amount to be amortized straight-line over a 10 year useful life. This asset was determined based upon the present value of the estimated future cash flows of core deposits discounted using a weighted average market rate.

(7)
To record the fair value decrease to other real estate owned of $1.0 million.

(8)
To adjust Pulaski's time deposits to fair value by an increase of $1.3 million. Amount to be accreted straight-line over 12 months.

(9)
To adjust Pulaski's borrowings to fair value by an increase of $0.7 million. Amount to be accreted straight-line over weighted average remaining life of six years.

(10)
To adjust Pulaski's trust preferred securities to fair value by a decrease of $3.9 million. Amount to be accreted straight-line over weighted average remaining life of 18 years.

(11)
To record accrual of transaction costs of $22.0 million, net of tax of $15.7 million for Pulaski and First Busey. Pulaski's and First Busey's transaction costs are estimated at $11.5 million and $4.2 million, net of tax, respectively. Pulaski's significant costs include $5.5 million of vendor termination costs, $2.8 million of employee related costs, net of tax, and $2.9 million of professional fees, not deductible for tax. First Busey's significant costs include $2.0 million of employee related costs, $1.1 million of vendor termination costs, net of tax, and $1.0 million of professional fees not deductible for tax. For purposes of the pro forma presentation, the aggregate amount of these transaction costs are excluded from the pro forma income statements, as consistent with applicable guidance.

(12)
To record a net deferred tax liability related to the fair value adjustments and core deposit intangible of $2.3 million.

(13)
To eliminate Pulaski's equity accounts of $121.5 million. The adjustment also includes a $15.7 million decrease to retained earnings to record transactions costs, net of tax.

(14)
To record the issuance of 9.6 million shares of First Busey at $19.53 per share totaling $188.0 million. Includes 97,000 shares of equivalent roll over option for Pulaski's existing option awards.

(15)
To record accretion on credit mark on loan portfolio.

(16)
To record accretion on interest rate mark on loan portfolio.

(17)
To record accretion on interest rate mark on time deposits.

(18)
To record accretion on interest rate mark on borrowings.

(19)
To record accretion on interest rate mark on trust preferred securities.

(20)
To record accretion on mark on premises.

(21)
To record amortization of core deposit intangible.

(22)
To record tax effects at an effective rate of 35%.

COMPARISON OF RIGHTS OF FIRST BUSEY STOCKHOLDERS AND PULASKI STOCKHOLDERS

        As a stockholder of Pulaski, your rights are governed by Pulaski's articles of incorporation, as amended, and its bylaws, as amended, each as currently in effect. Upon completion of the merger, the rights of Pulaski stockholders who receive shares of First Busey common stock in exchange for their shares of Pulaski common stock will be governed by First Busey's amended and restated articles of incorporation and amended and restated bylaws, as well as the rules and regulations applying to public companies. First Busey is incorporated in Nevada and subject to the Nevada Revised Statutes and Pulaski is incorporated in Missouri and is subject to the Missouri Revised Statutes.

        The following discussion summarizes material similarities and differences between the rights of Pulaski stockholders and First Busey stockholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the Nevada Revised Statutes and the Missouri Revised Statutes and First Busey's and Pulaski's respective, articles of incorporation and bylaws, each as amended and restated from time to time.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Authorized Capital Stock:	First Busey is authorized to issue 66,666,667 shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share (which we refer to as "First Busey preferred stock").

As of December 31, 2015, First Busey had 28,694,851 shares of common stock outstanding and no shares of preferred stock outstanding. Issuances of shares of First Busey's preferred stock may affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by First Busey's board of directors.	Pulaski is authorized to issue 18,000,000 shares of common stock, par value $0.01 per share, and one million shares of preferred stock, par value $0.01 per share.

As of December 31, 2015, Pulaski had 11,920,567 shares of common stock outstanding and no shares of preferred stock outstanding.
Dividends:	Subject to any rights of holders of First Busey preferred stock, First Busey may pay dividends if, as and when declared by its board of directors.

Pulaski's board of directors may, from time to time, declare, and Pulaski may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions provided by applicable law and Pulaski's articles of incorporation.

Voting Limitations:	First Busey's articles of incorporation and bylaws do not impose voting restrictions on shares held in excess of a beneficial ownership threshold.	Pulaski's articles of incorporation impose voting restrictions on shares held in excess of a 10% beneficial ownership limit.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Number of Directors; Classification:

First Busey's board of directors currently consists of 12 members. First Busey's bylaws provide that the number of directors constituting the entire board of directors shall be determined by the board of directors or by First Busey's stockholders at an annual meeting and shall be not less than five nor more than twenty.

First Busey's board of directors is not classified and each director is elected for a one-year term.

Pulaski's board of directors currently consists of seven members, which number is subject to increase or decrease by resolution of the board of directors, but in no event shall be less than five nor more than fifteen. No decrease in the number of directors will have the effect of shortening the term of any incumbent director and no action will be taken to increase or decrease the number of directors unless at least two-thirds of the directors then in office concur in such action.

Pulaski's board of directors is divided into three classes. The number of directors in each class shall not exceed the number of director in any other class by more than one director. Directors are elected for three-year terms, with one class of directors up for election at each annual meeting of stockholders.

Election of Directors; Vacancies:

Each First Busey stockholder is entitled to one vote for each share of the voting stock held by such stockholder.

First Busey's articles of incorporation and bylaws do not provide for cumulative voting.

First Busey's bylaws provide that any vacancy on the board of directors may be may be filled by a majority of the directors then in office.

Each Pulaski stockholder is entitled to one vote for each share of the voting stock held by such stockholder.

Pulaski's articles of incorporation and bylaws do not provide for cumulative voting.

Pulaski's articles of incorporation provide that that any vacancy on the board of directors may be filled by a vote of two-thirds of the directors then in office.

Removal of Directors:

Subject to any rights of holders of First Busey preferred stock with respect to any director elected thereby, First Busey's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding shares entitled to vote.

Notwithstanding the rights of any holders of Pulaski preferred shares, Pulaski's articles of incorporation provide that any director or the entire board may be removed, only for cause, by the affirmative vote of 80% of the outstanding shares entitled to vote.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Call of Special Meeting of Directors:

First Busey's bylaws provide that a special meeting of the board of directors may be called by the chairman of the board, chief executive officer or president or on the written request of a majority of the directors.

Pulaski's bylaws provide that a special meeting of the board of directors may be called by, or at the request of, the chairman of the board, the president or by one-third of the directors.
Limitation on Director Liability:

First Busey's articles of incorporation and bylaws provide that no director or officer shall be liable to First Busey or its stockholders for monetary damages for breach of his or her fiduciary duty, provided that liability is not eliminated or limited with respect to: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

Pulaski's articles of incorporation provides that a director of Pulaski shall not be personally liable to Pulaski or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to Pulaski or its stockholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 351.245 of the General and Business Corporation Law of Missouri, or (iv) for any transaction from which a director derived an improper personal benefit.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Indemnification:

First Busey's articles of incorporation provide that First Busey shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751.

First Busey's bylaws provide further that, subject to the limits of applicable federal law and regulation, every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of First Busey or is or was serving at the request of First Busey or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extend legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding.

First Busey's board of directors may, in its discretion, cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by First Busey as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by First Busey.

Pulaski's articles of incorporation provides that Pulaski will indemnify any person who is or was a director or executive officer of Pulaski or any subsidiary against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of Pulaski or any subsidiary) by reason of the fact that such a person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

Pulaski may, to the extent the board of directors deems appropriate, indemnify any person who is or was a non-executive officer, or employee or agent of Pulaski or any subsidiary or who is or was serving at the request of Pulaski as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of Pulaski or any subsidiary) by reason of the fact that such a person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Call of Special Meetings of Stockholders:

First Busey's bylaws provide that only the chairman of the board, chief executive officer or president may call a special meeting of stockholders and he or she may call a special meeting only after receiving the written request to hold a meeting from: (i) a majority of the board of directors; or (ii) stockholders owning at least 50% of the outstanding shares issued and outstanding and entitled to vote.

Such a request must state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called must be given not less than 10 nor more than 60 days prior to the date of the meeting to each stockholder entitled to vote at the meeting. Only business set forth in the notice shall be addressed at the special meeting.

Pulaski's bylaws provide that a special meeting of the stockholders may only be called by Pulaski's board of directors in their sole discretion.

Written notice stating the place, day, hour and purpose or purposes for which the special meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than 10 nor more than 70 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Only business set forth in such notice shall be addressed at the special meeting.

Quorum of Stockholders:

First Busey's bylaws provide that the holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Nevada Revised Statutes.

Pulaski's bylaws provide that a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitutes a quorum at a stockholders' meeting.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Advance Notice Regarding Stockholders Proposals (other than Nomination of Candidates for Election to the Board of Directors):

First Busey's bylaws provide that, for any new business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to First Busey's secretary and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary at First Busey's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting.

The stockholder's notice must set forth: (i) as to any business the stockholder proposed to bring before the annual meeting; (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of such stockholder; and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought; (A) the name and address of such stockholder, as they appear on First Busey's books, and the name and address of such beneficial owner; and (B) the class and number of shares of First Busey's shares that are owned beneficially and of record by such stockholder and such beneficial owner.

Pulaski's bylaws provide that, for business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to Pulaski's secretary.

To be timely, a stockholder's notice must be delivered to or mailed and received at Pulaski's principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days' notice or public disclosure of the date of the meeting was made to stockholders, a stockholder's notice will be timely if received by the close of business on the 10th day following the day on which the notice of the date of the meeting was provided to stockholders.

To be in proper written form, a stockholder's notice to the secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on Pulaski's books, of the stockholder proposing such business; (iii) the class and number of Pulaski's shares which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Advance Notice Regarding Stockholders Nomination of Candidates for Election to the Board of Directors:

First Busey's bylaws provide that nominations, other than those made by, or at the direction of, the board of directors, may only be made pursuant to timely notice in writing to First Busey's secretary.

To be timely, a stockholder's notice shall be delivered to, or mailed and received by First Busey's secretary not less than 60 days nor more than 90 days in advance of the first anniversary date of the previous year's annual meeting, and for a special meeting, not less than 60 days nor more than 90 days in advance of the date of the special meeting, regardless of any postponements or adjournments of that meeting to a later date.

Pulaski's bylaws provide that all director nominations by stockholders shall be made pursuant to timely notice in proper written form to Pulaski's secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at Pulaski's principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days' notice or public disclosure of the date of the meeting was made to stockholders, a stockholder's notice will be timely if received by the close of business on the 10th day following the day on which the notice of the date of the meeting was provided to stockholders.

First Busey Stockholder Rights	Pulaski Stockholder Rights

The stockholder's notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of First Busey's stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on First Busey's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominee(s); and (B) the class and number of shares of First Busey's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

To be in proper written form, such stockholder's notice must set forth in writing: (i) as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended; and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on Pulaski's books, of such stockholder and (B) the class and number of Pulaski's shares which are beneficially owned by such stockholder.

	First Busey Stockholder Rights	Pulaski Stockholder Rights
Stockholder Action by Written Consent:

First Busey's bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pulaski's bylaws provide that any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Appointment and Removal of Officers:

First Busey's bylaws provide that each officer shall be appointed by the board of directors and that such officer shall hold office until his or her successor is appointed and qualifies.

Any officer may be removed by the affirmative vote of a majority of the board of directors.

Pulaski's bylaws provide that the officers shall be elected annually by the board of directors at the first regular meeting of the board of directors held after each annual meeting of stockholders. Each officer will hold office until a successor is duly elected or until the officer's death, resignation or removal.

Any officer may be removed by the affirmative vote of two-thirds of the board of directors.

Amendment to Charter and Bylaws:

Under its articles of incorporation, First Busey reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its articles of incorporation and to add or insert any other provision authorized by the laws of the State of Nevada in any manner prescribed by law.

The bylaws of First Busey may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation at any regular or special meeting of the stockholders or of the board of directors (provided that notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of any such special meeting).

Under its articles of incorporation, Pulaski reserves the right to amend, alter, change or repeal any provision contained in its articles of incorporation, and amendments to the articles of incorporation shall be made in the manner prescribed by the General and Business Corporation Law of Missouri.

Pursuant to Pulaski's bylaws, the bylaws may be altered, amended or repealed and new bylaws adopted by the affirmative vote or consent of two-thirds of the number of authorized directors.

STOCKHOLDER PROPOSALS

        It is presently anticipated that First Busey's annual meeting of stockholders will be held in May 2016. The deadline has passed for a stockholder to present a proposal at First Busey's 2016 annual meeting to be included in First Busey's proxy statement and form of proxy for that meeting. As to any proposal that a stockholder intends to present to stockholders without inclusion in First Busey's proxy statement for the 2016 annual meeting, First Busey's Corporate Secretary must receive notice of such matter between February 20, 2016 and March 21, 2016. The notice must otherwise comply with First Busey's bylaws.

        Pursuant to Pulaski's Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders filed on December 23, 2015, Pulaski's annual meeting of stockholders will be held on January 28, 2016. The deadline has passed for a stockholder to present a proposal at Pulaski's 2016 annual meeting to be included in Pulaski's proxy statement and form of proxy for that meeting. Pulaski's bylaws require a stockholder to deliver written notice of nominations for the election of directors or proposals for business to be brought before a meeting of stockholders not less than 60 nor more than 90 days before the date of the meeting.

LEGAL MATTERS

        The validity of the First Busey common stock to be issued in connection with the merger will be passed upon for First Busey by its special counsel in the state of Nevada, Lewis Roca Rothgerber Christie LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for First Busey by Barack Ferrazzano Kirschbaum & Nagelberg LLP and for Pulaski by Kilpatrick Townsend & Stockton LLP.

EXPERTS

        The consolidated financial statements of Pulaski Financial Corp. and subsidiaries as of September 30, 2015 and 2014, and for each of the years in the three year period ended September 30, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2015, which appear in the 2015 Annual Report to Stockholders incorporated by reference in the September 30, 2015 Annual Report on Form 10-K of Pulaski Financial Corp., have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of First Busey appearing in its Annual Report on Form 10-K as of December 31, 2014, and 2013, and for the three year period ended December 31, 2014, and the effectiveness of its internal control over financial reporting as of December 31, 2014, have been audited by RSM US LLP (formerly McGladrey LLP), independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        First Busey has filed a registration statement on Form S-4 with the SEC that registers the First Busey common stock to be issued in the merger to Pulaski stockholders. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of First Busey and a joint proxy statement of Pulaski and First Busey for their respective special meetings. As allowed by SEC rules and regulations, this joint proxy statement/prospectus does not contain all of the information in the registration statement.

        Each of First Busey and Pulaski file reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains such reports, proxy statements and other information about public companies, including Pulaski's and First Busey's filings. The Internet address of that site is http://www.sec.gov. You may also read and copy any materials filed with the SEC by Pulaski and First Busey at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. First Busey's Internet address is www.Busey.com. Pulaski's Internet address is www.pulaskibank.com. The information on First Busey's and Pulaski's websites is not part of this joint proxy statement/prospectus. You may obtain copies of the information that First Busey files with the SEC, free of charge by accessing First Busey's website at www.busey.com under the tab "Investor Relations" and then under "SEC Filings" or by accessing Pulaski's website at www.pulaskibank.com under the tab "Our Story" and then under "Shareholder Relations" and "SEC Filings". Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from Pulaski, upon written request to Pulaski Financial Corp., Corporate Secretary, 12300 Olive Boulevard, St. Louis, Missouri 63141 or by calling (314) 878-2210.

        The SEC allows First Busey and Pulaski to "incorporate by reference" the information that each files with the SEC, which means that First Busey and Pulaski can disclose important information to you by referring to their respective filings with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, and certain information that First Busey and Pulaski file later with the SEC will automatically update and supersede the information in this joint proxy statement/prospectus.

        First Busey incorporates by reference the following documents First Busey has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

  •
  First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 10, 2015;

  •
  First Busey's Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 8, 2015, August 6, 2015 and November 6, 2015, respectively;

  •
  Proxy Statement on Schedule 14A for the 2015 annual meeting of stockholders filed on April 17, 2015;

  •
  The description of First Busey's common stock contained in First Busey's registration statement on Form S-3, filed on October 17, 2014 and declared effective on October 29, 2014, and any amendment or report filed for the purpose of updating such description; and

  •
  First Busey's Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 12, 2015, February 5, 2015, April 4, 2015, May 22, 2015, July 14, 2015, August 18, 2015, September 9, 2015, October 13, 2015, November 25, 2015, December 3, 2015, December 21, 2015 and January 12, 2016.

        Pulaski incorporates by reference the following documents Pulaski has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

  •
  Pulaski's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on December 11, 2015;

  •
  Proxy Statement on Schedule 14A for the 2016 annual meeting of stockholders filed on December 23, 2015; and

  •
  Pulaski's Current Reports on Form 8-K filed with the SEC on January 29, 2016 and February 1, 2016.

        In addition, First Busey and Pulaski are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the respective special meetings of the First Busey stockholders and the Pulaski stockholders, provided, however, that First Busey and Pulaski are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

        If you would like to request documents, please do so by March 22 to receive them before the special meetings.

        First Busey has supplied all of the information contained in this joint proxy statement/prospectus relating to First Busey and its subsidiary bank. Pulaski has supplied all of the information relating to Pulaski and its subsidiary bank.

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the proposals to First Busey and Pulaski stockholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated February 3. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date other than such date, and neither the mailing of this joint proxy statement/prospectus nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

Appendix A

AGREEMENT AND PLAN OF MERGER

BETWEEN

FIRST BUSEY CORPORATION

AND

PULASKI FINANCIAL CORP.

DECEMBER 3, 2015

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acquiror	1
Acquiror Adverse Recommendation	45
Acquiror Articles of Incorporation	62
Acquiror Bank	63
Acquiror Benefit Plan	63
Acquiror Board	63
Acquiror Bylaws	63
Acquiror Capital Stock	63
Acquiror Capitalization Date	27
Acquiror Common Stock	63
Acquiror Common Stock Price	63
Acquiror Disclosure Schedules	71
Acquiror Equity Award	63
Acquiror ERISA Affiliate	63
Acquiror Evaluation Date	29
Acquiror Financial Statements	29
Acquiror Loans	31
Acquiror Preferred Stock	27
Acquiror SEC Reports	63
Acquiror Stock Issuance	64
Acquiror Stock Plans	64
Acquiror Stockholder Approval	64
Acquiror Stockholders' Meeting	45
Acquiror Trust	64
Acquiror Trusts	64
Acquisition Proposal	64
Affiliate	64
Agreement	1
Bank	64
Bank Merger	64
Borrowing Affiliate	38
Business Day	65
CIC Payment	51
Closing	2
Closing Date	2
Code	1
Company	1
Company Adverse Recommendation	41
Company Articles of Incorporation	65
Company Benefit Plan	65
Company Board	65
Company Bylaws	65
Company Capital Stock	65
Company Capitalization Date	9
Company Common Stock	65
Company Disclosure Schedules	71
Company Employees	39
Company Equity Award	65
Company ERISA Affiliate	65

A-iv

Company Evaluation Date	12
Company Financial Statements	11
Company Investment Securities	23
Company Loans	14
Company Material Contract	19
Company Performance Stock Award	6
Company Permitted Exceptions	14
Company Preferred Stock	10
Company Restricted Stock Award	6
Company SEC Reports	65
Company Stock Certificates	4
Company Stock Option	6
Company Stock Plans	66
Company Stockholder Approval	66
Company Stockholders' Meeting	40
Company Trust	66
Company Trust Debentures	52
Company Trust Preferred Securities	52
Company Trusts	66
Confidentiality Agreement	37
Contemplated Transactions	66
Contract	66
Control, Controlling or Controlled	66
Conversion Fund	4
Covered Employees	50
CRA	67
Deposit Insurance Fund	67
Derivative Transactions	67
DOL	67
Effective Time	2
Environment	67
Environmental Laws	67
ERISA	67
Exchange Act	67
Exchange Agent	4
Exchange Ratio	3
FDIC	67
Federal Reserve	67
GAAP	67
GBCL	67
Hazardous Materials	67
Indemnified Party	46
Intangible Assets	68
Internal Control Over Financial Reporting	12
IRS	68
IRS Guidelines	50
Joint Proxy Statement	68
Knowledge	68
Legal Requirement	68
Letter of Transmittal	4
Material Adverse Effect	68

A-v

Merger	1
Merger Consideration	3
Missouri Articles of Merger	2
NASDAQ Rules	69
Nevada Articles of Merger	2
New Plans	50
NRS	69
Old Plans	51
Order	69
Ordinary Course of Business	69
OREO	69
Outstanding Company Shares	69
PBGC	69
Person	69
Previously Disclosed	72
Proceeding	69
Registration Statement	69
Regulatory Authority	70
Representative	70
Requisite Regulatory Approvals	70
Schedules	71
SEC	70
Securities Act	70
Subsidiary	70
Superior Proposal	70
Surviving Entity	1
Tax	70
Tax Return	71
Termination Date	57
Termination Fee	58
Total Payments	51
Transition Date	71
TRUPS Assumption	52
U.S.	71

A-vi

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (together with all exhibits and schedules, this "Agreement") is entered into as of December 3, 2015, by and between First Busey Corporation, a Nevada corporation ("Acquiror"), and Pulaski Financial Corp., a Missouri corporation (the "Company").

RECITALS

        A.    The boards of directors of the Company and Acquiror have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Acquiror (the "Merger"), with Acquiror as the surviving entity in the Merger (sometimes referred to in such capacity as the "Surviving Entity").

        B.    The parties intend that the Merger qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and hereby is adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code.

        C.    As an inducement to Acquiror to enter into this Agreement, certain of the directors of the Company in office as of the date of this Agreement have, concurrently with the execution of this Agreement, entered into a Voting and Support Agreement in substantially the form attached hereto as Exhibit A.

        D.    The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and the parties also agree to certain prescribed conditions to the Merger and other transactions.

AGREEMENTS

        In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1    The Merger.    Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the NRS and the GBCL, at the Effective Time, the Company shall be merged with and into Acquiror pursuant to the provisions of, and with the effects provided in, the NRS and the GBCL, the separate corporate existence of the Company shall cease and Acquiror will be the Surviving Entity.

        Section 1.2    Effective Time; Closing.

          (a)   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place that is mutually acceptable to Acquiror and the Company, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, located at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Acquiror and the Company may agree in writing (the "Closing Date"). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b)   The parties hereto agree to file on the Closing Date articles of merger with the Nevada Secretary of State (the "Nevada Articles of Merger"), and articles of merger with the Missouri Secretary of State (the "Missouri Articles of Merger"). The Merger shall become effective as of the date and time specified in the Nevada Articles of Merger (the "Effective Time").

        Section 1.3    Effects of the Merger.    At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NRS and the GBCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.

        Section 1.4    Organizational Documents of the Surviving Entity.     The articles of incorporation and bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.

        Section 1.5    Bank Merger.     The parties will cooperate and use their reasonable best efforts to effect the Bank Merger at a time to be determined following the Merger. At the effective time of the Bank Merger, the separate corporate existence of the Bank will terminate. Acquiror Bank will be the surviving bank and will continue its corporate existence under applicable Legal Requirements. The Bank Merger shall be accomplished pursuant to a merger agreement containing such terms and conditions as are ordinary and customary for affiliated bank merger transactions of such type.

        Section 1.6    Alternative Structure.    Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, the parties may mutually agree to change the method of effecting the Contemplated Transactions if and to the extent that they deem such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger or (ii) materially impede or delay consummation of the Merger. If the parties agree to make such a change, they shall execute appropriate documents to reflect the change.

ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        Section 2.1    Consideration.

          (a)   At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company, or the holder of any shares of Company Common Stock and subject to Section 2.3, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except for shares of Company Common Stock owned by the Company or Acquiror (in each case other than shares of Company Common Stock held in any Company Benefit Plan or related trust accounts or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) shall be converted into the right to receive 0.79 fully paid and nonassessable shares (the "Exchange Ratio") of Acquiror Common Stock (the "Merger Consideration").

          (b)   Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company's treasury will be cancelled and no shares of Acquiror Common Stock or other consideration will be issued or paid in exchange therefor.

        Section 2.2    Cancellation of Shares.    At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Certificates (it being understood that any reference herein to a "certificate" shall be deemed to include reference to a book-entry account statements relating to the ownership of Company Common Stock) that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive: (a) a certificate (or evidence of book-entry as determined by Acquiror in its sole discretion) representing the number of whole shares of Acquiror Common Stock into which they were converted pursuant to this Article 2; (b) cash in lieu of fractional shares which the shares of Company Common Stock represented by such certificate have been converted into the right to receive pursuant to Section 2.1 and Section 2.3, without any interest thereon; and (c) any dividends or distributions that the holder thereof has the right to receive pursuant to Section 2.4(f).

        Section 2.3    No Fractional Shares.    Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Acquiror Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Acquiror Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Acquiror Common Stock Price by the fractional share of Acquiror Common Stock to which such former holder would otherwise be entitled.

        Section 2.4    Exchange of Certificates.

          (a)   The parties to this Agreement agree: (i) that Computershare Trust Company, N.A. shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the "Exchange Agent"); and (ii) to execute and deliver the exchange agent agreement at or prior to the Effective Time. Acquiror shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

          (b)   At or prior to the Effective Time, Acquiror shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) a sufficient number of shares of Acquiror Common Stock for payment of the Merger Consideration pursuant to Section 2.1, and (ii) sufficient cash for payment of cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3. Such amount of cash and shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the "Conversion Fund."

          (c)   Within five (5) Business Days after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing shares of Company Common Stock ("Company Stock Certificates") a letter of transmittal ("Letter of Transmittal"), in a form to be agreed by the parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.

          (d)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Merger Consideration plus cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled. No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate.

          (e)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Outstanding Company Shares.

          (f)    No dividends or other distributions declared with respect to Acquiror Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1.

          (g)   Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance of Acquiror Common stock pursuant to the Merger Consideration and the payment of cash in lieu of any fractional shares deliverable in respect of such stockholders' shares of Company Common Stock, as well as any accrued and unpaid dividends or distributions on shares of such Acquiror Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, shares of Acquiror Common stock pursuant to the Merger Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.

          (i)    If, between the date of this Agreement and the Effective Time, the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be adjusted appropriately to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.5    Company Equity Awards.

          (a)   Subject to the provisions of this Agreement, at the Effective Time, the Acquiror shall assume the Company Stock Plans, and by virtue of the Merger and without any action on the part of the holders thereof, each option granted by the Company to purchase shares of Company Common Stock under a Company Stock Plan or otherwise, whether vested or unvested (a "Company Stock Option"), that is outstanding and unexercised immediately prior to the Effective Time shall be fully vested and be converted into an option award to purchase Acquiror Common Stock with respect to the number of whole shares of Acquiror Common Stock that is equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price per share of Acquiror Common Stock (rounded up to the nearest whole cent) equal to the exercise price for each share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, subject to the terms and conditions of the Company Stock Plan, if any, pursuant to which such Company Stock Option was granted and/or any associated award agreement. It is intended that the conversion of Company Stock Options under this Section 2.5(a) shall comply with Sections 409A and 424 of the Code, to the extent applicable, and this Section 2.5(a) shall be construed consistent with such intent.

          (b)   Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each restricted stock award in respect of a share of Company Common Stock, subject solely to service vesting, granted under a Company Stock Plan or otherwise, (a "Company Restricted Stock Award"), which is outstanding immediately prior to the Effective Time shall be fully vested and each holder thereof shall become a holder of Company Common Stock immediately prior to the Effective Time.

          (c)   Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Equity Award that is subject to a performance vesting condition, in whole or in part, granted under a Company Stock Plan or otherwise, including, but not limited to, performance stock or performance stock units (a "Company Performance Stock Award"), that is outstanding immediately prior to the Effective Time shall be deemed earned at target performance (as listed in Section 2.5(c) of the Company Disclosure Schedules) and be converted into a service based restricted stock or restricted stock unit award of Acquiror Common Stock with respect to the number of whole shares of Acquiror Common Stock that is equal to the number of shares of Company Common Stock subject to such Company Performance Stock Award immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), with full vesting occurring at the end of the previous vesting term subject to early vesting upon an involuntary termination without cause or retirement, and subject to the terms and conditions of the Company Stock Plan, if any, pursuant to which such Company Performance Stock Award was granted and/or any associated award agreement. It is intended that the conversion of Company Performance Stock Awards under this Section 2.5(c) shall comply with Section 409A of the Code, to the extent applicable, and this Section 2.5(c) shall be construed consistent with such intent.

          (d)   Immediately following the Effective Time, Acquiror shall file a post-effective amendment to the Form S-4 or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of Acquiror Common Stock subject to Company Equity Awards, shall distribute a prospectus relating to such Form S-8, if applicable, and shall use reasonable best efforts to maintain the effectiveness of such registration statement for so long as such Company Equity Awards (as converted) remain outstanding.

          (e)   At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the provisions of this Section 2.5.

        Section 2.6    Dissenting Shares.     Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the GBCL (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the GBCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting shareholders under the GBCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.4 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares. The Company shall give Acquiror: (a) prompt notice of any written demands for payment of fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the GBCL and received by the Company relating to stockholders' dissenters' rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the GBCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Acquiror, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for payment of fair value or (z) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the GBCL.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as Previously Disclosed, the Company hereby represents and warrants to Acquiror as follows:

        Section 3.1    Company Organization.    The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Company Articles of Incorporation and Company Bylaws and all amendments thereto set forth in the Company SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. The Company has no subsidiary other than the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

        Section 3.2    Company Subsidiary Organizations.     The Bank is a national bank duly organized, validly existing and in good standing under the laws of the U.S. Each Company Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Acquiror copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 3.3    Authorization; Enforceability.    The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of the Company and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company's stockholders for consideration at a duly held meeting of such stockholders and has resolved to recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Stockholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.4    No Conflict.    Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; or (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or its Subsidiaries under, any Company Material Contract, except (in case of clause (c)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (c) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (d) the filing with the SEC of the Joint Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (e) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Missouri Articles of Merger with the Missouri Secretary of State pursuant to the GBCL; and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 3.5    Company Capitalization.

          (a)   The authorized capital stock of the Company currently consists exclusively of: (i) 18,000,000 shares of Company Common Stock, of which, as of November 30, 2015 (the "Company Capitalization Date"), 11,920,597 shares were issued and outstanding; and (ii) 1,000,000 shares of the Company's preferred stock, $0.01 par value per share ("Company Preferred Stock"), of which no shares were designated and outstanding as of the Company Capitalization Date. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b)   As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance except for 585,155 shares of Company Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under the Company Stock Plans.

          (c)   Other than awards under the Company Stock Plans that are outstanding as of the date of this Agreement, no equity-based awards were outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not: (i) issued or repurchased any shares of Company Common Stock or Company Preferred Stock or other equity securities of the Company, other than in connection with the exercise of the Company Equity Awards that were outstanding on the Company Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant the Company Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. From the Company Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Company Stock Plan.

          (d)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding the Company Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of the Company. Other than its Subsidiaries, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.6    Company Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of the Company owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.7    Company SEC Reports; Financial Statements and Reports; Regulatory Filings.

          (a)   The Company has timely filed all Company SEC Reports, except where the failure to file any Company SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and all such Company SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Company SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Company SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Reports. No Subsidiary of the Company is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b)   The financial statements presented (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Company SEC Reports (collectively, the "Company Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. The Company Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Company Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent registered public accountants of the Company.

          (c)   The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management to allow timely decisions regarding required disclosures. As of June 30, 2015, to the Knowledge of the Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

          (d)   The Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) ("Internal Control Over Financial Reporting"). The Company's certifying officers have evaluated the effectiveness of the Company's Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of the Company under the Exchange Act (the "Company Evaluation Date"). The Company presented in such quarterly report the conclusions of the certifying officers about the effectiveness of the Company's Internal Control Over Financial Reporting based on their evaluations as of the Company Evaluation Date. Since the Company Evaluation Date, there have been no changes in the Company's Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company's Internal Control Over Financial Reporting. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2013, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (f)    To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2013 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 3.8    Books and Records.     The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the Company's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of the Company and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 3.9    Properties.

          (a)   Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement, together with the address of such real estate, and each lease of real property to which it is a party, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.

          (b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance; (vii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with the Company or any of the Company's Subsidiaries, provided the lien was not created in contemplation of that event; (viii) liens on property required by Regulation W promulgated by the Federal Reserve; and (ix) liens incidental to the conduct of business or ownership of property of the Company or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement (collectively, the "Company Permitted Exceptions"). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. To the Knowledge of the Company, all buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        Section 3.10    Loans; Loan Loss Reserve.

          (a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Company Loans") reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines.

          (b)   All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. The Bank's interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and, the Bank has complied in all material respects with all Legal Requirements relating to such Company Loans.

          (c)   Section 3.10(c) of the Company Disclosure Schedules lists, as of September 30, 2015, each Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Bank; (iii) that has been listed on any "watch list" or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.

          (d)   The Bank's allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank's continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank's internal policies, and, in the reasonable judgment of the Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off, on outstanding Company Loans.

          (e)   To the Knowledge of the Company: (i) none of the Company Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 3.11    Taxes.

          (a)   The Company and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return is true, correct and complete in all material respects. The Company and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company's or its Subsidiaries' assets. Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

          (c)   The Company and each of its Subsidiaries have delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by the Company and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of the Company, the Company and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 3.12    Employee Benefits.

          (a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Acquiror true and complete copies of the following with respect to each material Company Benefit Plan: (i) a copy of the Company's current employee policy manual, (ii) copies of each Company Benefit Plan (or a written description where no formal plan document exists), and all related plan descriptions and other material written communications provided to participants of Company Benefit Plans; (iii) to the extent applicable, the last three (3) years' annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iv) the following documents related to each Company Benefit Plan:

              (i)  all material contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;

             (ii)  all notices and other material written communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable law within the six (6) years preceding the date of this Agreement; and

            (iii)  all notices or other material written communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the six (6) years preceding the date of this Agreement.

          (b)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

          (c)   Neither the Company nor any of Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or, could have any liability with respect to, (i) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) any "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or (iii) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a "multiple employer plan" (as defined in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (d)   Each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under

  Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.

          (e)   Each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (f)    Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company's Knowledge, threatened by, on behalf of, or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.

          (g)   No Company Benefit Plan fiduciary or any other person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To the Company's Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (h)   All accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Company Financial Statements.

          (i)    There are no obligations under any Company Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).

          (j)    No condition exists as a result of which the Company or any Subsidiary would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plan.

          (k)   Neither the Company nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.

        Section 3.13    Compliance with Legal Requirements.     The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. The Company and each of its Subsidiaries is, and at all times since January 1, 2013, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2013, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 3.14    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, Proceedings against the Company or any of its Subsidiaries. There is no Order imposed on the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates) that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted.

          (b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, since January 1, 2014, none of the foregoing has been threatened by any Regulatory Authority.

        Section 3.15    Absence of Certain Changes and Events.     Since September 30, 2014, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.16    Material Contracts.     Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Section 3.16 of the Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a "Company Material Contract") as of the date of this Agreement, true, complete and correct copies of each of which have been delivered or made available to Acquiror:

          (a)   all loan and credit agreements, conditional sales Contracts or other title retention agreements or security agreements relating to money borrowed by it in excess of $1,000,000, exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements and Federal Home Loan Bank of Des Moines advances;

          (b)   each Contract that involves performance of services or delivery of goods or materials by it of an amount or value in excess of $250,000 (other than Contracts for the sale of loans and those described in Section 3.16(k));

          (c)   each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by it in excess of $250,000;

          (d)   each Contract not referred to elsewhere in this Section 3.16 that: (i) relates to the future purchase of goods or services that materially exceeds the requirements of its business at current levels or for normal operating purposes; or (ii) has a Material Adverse Effect on the Company or its Subsidiaries;

          (e)   each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having aggregate remaining payments of less than $250,000);

          (f)    each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (other than shrink-wrap license agreements or other similar license agreements), including material agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;

          (g)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

          (h)   each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;

          (i)    each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its subsidiaries to engage in any line of business or to compete with any Person;

          (j)    each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods having an average annual amounts in excess of $250,000 and other than those described in Section 3.16(k));

          (k)   each current material consulting or non-competition agreement to which the Company or any of its Subsidiaries is a party;

          (l)    the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Company or its Subsidiaries as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

          (m)  each Contract for capital expenditures for a single property, individually, or collectively with any other Contract for capital expenditures on such property, in excess of $500,000;

          (n)   each Company Benefit Plan (other than those described in Section 3.16(k)); and

          (o)   each amendment, supplement and modification in respect of any of the foregoing.

        Section 3.17    No Defaults.     Each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2013, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.

        Section 3.18    Insurance.     Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers' blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Acquiror. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $100,000 and the current status of such claims. All such claims have been filed in due and timely fashion. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.

        Section 3.19    Compliance with Environmental Laws.     There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.

        Section 3.20    Transactions with Affiliates.     No transaction, or series of related transactions, is currently proposed by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.

        Section 3.21    Brokerage Commissions.     Except for fees payable to Sandler O'Neill & Partners, L.P. pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 3.22    Approval Delays.     To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank's most recent CRA rating was "satisfactory" or better.

        Section 3.23    Labor Matters.

          (a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

        Section 3.24    Intellectual Property.     Each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.

        Section 3.25    Investments.

          (a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of September 30, 2015, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the "Company Investment Securities"); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

          (b)   Except as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as "held to maturity," none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

          (c)   None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.

          (d)   All Derivative Transactions, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable laws, rules, regulations and policies of applicable Regulatory Authorities and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. The Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

        Section 3.26    Trust Preferred Securities.     The Company has performed, or has caused each Company Trust to perform, all of the obligations required to be performed by it and is not in default under the terms of the Company Trust Debentures or the Company Trust Preferred Securities or any agreements related thereto.

        Section 3.27    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by the Company in this Article 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Acquiror or any of its affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article 3, any oral or written information presented to Acquiror or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   The Company acknowledges and agrees that neither Acquiror nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 4.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Except as Previously Disclosed, Acquiror hereby represents and warrants to the Company as follows:

        Section 4.1    Acquiror Organization.     Acquiror: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Acquiror Articles of Incorporation and Acquiror Bylaws and all amendments thereto set forth in the Acquiror SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Acquiror has no subsidiary other than the subsidiaries listed on Exhibit 21 to Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        Section 4.2    Acquiror Subsidiary Organizations.     Acquiror Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Acquiror Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror. Each Subsidiary of Acquiror has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Acquiror Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Acquiror has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Acquiror and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 4.3    Authorization; Enforceability.     Acquiror has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Board. The Acquiror Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Acquiror and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of Acquiror and its stockholders. The Acquiror Board has directed the Acquiror Stock Issuance be submitted to Acquiror's stockholders for consideration at a duly held meeting of such stockholders and has resolved to recommend that Acquiror's stockholders vote in favor of the Acquiror Stock Issuance. The execution, delivery and performance of this Agreement by Acquiror, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Acquiror Stockholder Approval, and subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of

Acquiror enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 4.4    No Conflict.     Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, Acquiror or any of its Subsidiaries; or (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals. Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (c) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (d) the filing with the SEC of the Joint Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (e) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Missouri Articles of Merger with the Missouri Secretary of State pursuant to the GBCL; and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 4.5    Acquiror Capitalization.

          (a)   The authorized capital stock of Acquiror currently consists exclusively of: (i) 66,666,667 shares of Acquiror Common Stock, of which, as of October 30, 2015 (the "Acquiror Capitalization Date"), 28,692,713 shares were issued and outstanding, and 735,025 shares were held in the treasury of Acquiror; and (ii) 72,664 shares of Acquiror's preferred stock, $0.001 par value per share (the "Acquiror Preferred Stock"), all of which were designated as Senior Non-Cumulative Perpetual Preferred Stock, Series C, and all of which were issued and outstanding as of the Acquiror Capitalization Date. Acquiror does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of Acquiror on any matter. All of the issued and outstanding shares of Acquiror Capital Stock have been, and those shares of Acquiror Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights.

          (b)   As of the Acquiror Capitalization Date, no shares of Acquiror Capital Stock were reserved for issuance except for: (i) 614,953 shares of Acquiror Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under Acquiror Stock Plans; (ii) 1,222,770 shares of Acquiror Common Stock reserved for issuance pursuant to future awards under Acquiror Stock Plans; and (iii) 191,277.67 shares of Acquiror Common Stock reserved for issuance in connection with outstanding warrants originally issued to the United States Department of the Treasury pursuant to the Capital Purchase Program implemented pursuant to the Troubled Asset Relief Program.

          (c)   Other than awards under Acquiror Stock Plans that are outstanding as of the date of this Agreement, no equity-based awards were outstanding as of the Acquiror Capitalization Date. Since the Acquiror Capitalization Date through the date hereof, Acquiror has not: (i) issued or repurchased any shares of Acquiror Common Stock or Acquiror Preferred Stock or other equity securities of Acquiror, other than in connection with the exercise of Acquiror Equity Awards that were outstanding on the Acquiror Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant Acquiror Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Acquiror Common Stock or any other equity-based awards. From the Acquiror Capitalization Date through the date of this Agreement, neither Acquiror nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of Acquiror or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Acquiror Stock Plan.

          (d)   None of the shares of Acquiror Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Acquiror Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Acquiror or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Acquiror or any of its Subsidiaries; and (ii) no contractual obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or any equity security of Acquiror or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Acquiror or its Subsidiaries. Except as permitted by this Agreement, since the Acquiror Capitalization Date, no shares of Acquiror Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Acquiror or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of Acquiror or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of Acquiror. Other than its Subsidiaries, Acquiror does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 4.6    Acquiror Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Acquiror are owned by Acquiror, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Acquiror has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of Acquiror owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 4.7    Acquiror SEC Reports; Financial Statements and Reports; Regulatory Filings.

          (a)   Acquiror has timely filed all Acquiror SEC Reports, except where the failure to file any Acquiror SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror, and all such Acquiror SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Acquiror SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Acquiror SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Acquiror SEC Reports. No Subsidiary of Acquiror is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b)   The financial statements presented (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Acquiror SEC Reports (collectively, the "Acquiror Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries at the respective dates of and for the periods referred to in the Acquiror Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Acquiror Financial Statements. The Acquiror Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Acquiror Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, McGladrey LLP has not resigned (or informed Acquiror that it intends to resign) or been dismissed as independent registered public accountants of Acquiror.

          (c)   Acquiror is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. Acquiror maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by Acquiror in reports that Acquiror is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to Acquiror's management to allow timely decisions regarding required disclosures. As of September 30, 2015, to the Knowledge of Acquiror, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

          (d)   Acquiror and its consolidated Subsidiaries have established and maintained a system of Internal Control Over Financial Reporting. Acquiror's certifying officers have evaluated the effectiveness of Acquiror's Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of Acquiror under the Exchange Act (the "Acquiror Evaluation Date"). Acquiror presented in such quarterly report the conclusions of the certifying officers about the effectiveness of Acquiror's Internal Control Over Financial Reporting based on their evaluations as of the Acquiror Evaluation Date. Since the Acquiror Evaluation Date, there have been no changes in Acquiror's Internal Control Over Financial

  Reporting that have materially affected, or are reasonably likely to materially affect, Acquiror's Internal Control Over Financial Reporting. Acquiror has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   Acquiror and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2013, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Acquiror and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (f)    To the Knowledge of Acquiror, there has not been any event or occurrence since January 1, 2013 that would result in a determination that Acquiror Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 4.8    Books and Records.     The books of account, minute books, stock record books and other records of Acquiror and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Acquiror's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Acquiror and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 4.9    Properties.     Acquiror and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Acquiror Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Acquiror Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance; (vii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with Acquiror or any of Acquiror's Subsidiaries, provided the lien was not created in contemplation of that event; (viii) liens on property required by Regulation W promulgated by the Federal Reserve; and (ix) liens incidental to the conduct of business or ownership of property of Acquiror or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement. Acquiror and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of Acquiror, the lessor.

        Section 4.10    Loans; Loan Loss Reserve.

          (a)   Each loan, loan agreement, note, lease or other borrowing agreement by Acquiror Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Acquiror Loans") reflected as an asset on any of the Acquiror Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of Acquiror, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines.

          (b)   All Acquiror Loans originated or purchased by Acquiror Bank were made or purchased in accordance with the policies of the board of directors of Acquiror Bank and in the Ordinary Course of Business of Acquiror Bank. Acquiror Bank's interest in all Acquiror Loans is free and clear of any security interest, lien, encumbrance or other charge, and, Acquiror Bank has complied in all material respects with all Legal Requirements relating to such Acquiror Loans.

          (c)   Acquiror Bank's allowance for loan and lease losses reflected in the Acquiror Financial Statements (including footnotes thereto) was determined on the basis of Acquiror Bank's continuing review and evaluation of the portfolio of Acquiror Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Acquiror Bank's internal policies, and, in the reasonable judgment of Acquiror Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Acquiror Loans previously charged-off, on outstanding Acquiror Loans.

          (d)   To the Knowledge of Acquiror, the aggregate loan balances in excess of Acquiror Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 4.11    Taxes.

          (a)   Acquiror and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return is true, correct and complete in all material respects. Acquiror and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Acquiror and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of Acquiror, threatened against Acquiror and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by Acquiror and each of its Subsidiaries is presently being conducted or, to the Knowledge of Acquiror, threatened by any Regulatory Authority. Neither Acquiror nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of Acquiror's or its Subsidiaries' assets. Neither Acquiror nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

          (c)   Acquiror and each of its Subsidiaries have delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by Acquiror and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of Acquiror, Acquiror and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 4.12    Employee Benefits.

          (a)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Acquiror Benefit Plan or any other increase in the liabilities of Acquiror or any Subsidiary under any Acquiror Benefit Plan as a result of the transactions contemplated by this Agreement.

          (b)   With respect to any Acquiror Benefit Plan that is a "multiple employer plan" (as defined in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Acquiror Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither Acquiror nor any of Acquiror ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither Acquiror nor any of the Acquiror ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Acquiror Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Acquiror Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (c)   Each Acquiror Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or Acquiror and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to Acquiror's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Acquiror Benefit Plan or the tax-exempt status of any related trust.

          (d)   Each Acquiror Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (e)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Acquiror's Knowledge, threatened by, on behalf of, or against any Acquiror Benefit Plan or against the administrators or trustees or other fiduciaries of any Acquiror Benefit Plan that alleges a violation of applicable state or federal law or violation of any Acquiror Benefit Plan document or related agreement.

          (f)    No Acquiror Benefit Plan fiduciary or any other person has, or has had, any liability to any Acquiror Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Acquiror Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To Acquiror's Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Acquiror Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (g)   All accrued contributions and other payments to be made by Acquiror or any Subsidiary to any Acquiror Benefit Plan have been made or reserves adequate for such purposes have been set aside therefor and reflected in Acquiror Financial Statements.

          (h)   No condition exists as a result of which Acquiror or any Subsidiary would have any liability, whether absolute or contingent, under any Acquiror Benefit Plan with respect to any misclassification of a person performing services for Acquiror or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Acquiror Benefit Plans are in fact eligible and authorized to participate in such Acquiror Benefit Plan.

          (i)    Neither Acquiror nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Acquiror Benefit Plans.

        Section 4.13    Compliance with Legal Requirements.     Acquiror and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Acquiror and each of its Subsidiaries is, and at all times since January 1, 2013, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. Except as would not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 2013, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 4.14    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened, Proceedings against Acquiror or any of its Subsidiaries. There is no Order imposed on Acquiror or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of Acquiror or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Acquiror or any of its Subsidiaries as currently conducted.

          (b)   Neither Acquiror nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Acquiror, none of the foregoing has been threatened by any Regulatory Authority.

        Section 4.15    Absence of Certain Changes and Events.     Since December 31, 2014, no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 4.16    Compliance with Environmental Laws.     There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving Acquiror or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of Acquiror, threatened, nor to the Knowledge of Acquiror, is there any factual basis for any of the foregoing, as a result of any asserted failure of Acquiror or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of Acquiror or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of Acquiror, neither Acquiror nor any of its Subsidiaries is the owner of any interest in real estate on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. Acquiror and each Subsidiary of Acquiror has complied in all material respects with all Environmental Laws applicable to it and its business operations.

        Section 4.17    Brokerage Commissions.     Except for fees payable to FIG Partners, LLC pursuant to an engagement letter that has been Previously Disclosed, none of Acquiror or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 4.18    Approval Delays.     To the Knowledge of Acquiror, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Acquiror Bank's most recent CRA rating was "satisfactory" or better.

        Section 4.19    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Acquiror in this Article 4, neither Acquiror nor any other Person makes any express or implied representation or warranty with respect to Acquiror, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Acquiror hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Acquiror nor any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Acquiror, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Acquiror in this Article 4, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Acquiror, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   Acquiror acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 3.

ARTICLE 5
THE COMPANY'S COVENANTS

        Section 5.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company's continued compliance with the terms and conditions of this Agreement and preparing for the integration of Acquiror and the Company following the Effective Time. Acquiror and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Acquiror or its Representatives attorneys' responses to auditors' requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Acquiror the disclosure of which, in the Company's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Acquiror: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC's EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   All information obtained by Acquiror in accordance with this Section 5.1 shall be treated in confidence as provided in that certain Mutual Confidentiality and Non-Disclosure Agreement dated June 26, 2015, between Acquiror and the Company (the "Confidentiality Agreement").

        Section 5.2    Operation of the Company and Company Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to:

  (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

          (b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:

              (i)  other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement: (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants, including issuances under Company Benefit Plans; or (C) grant any registration rights with respect to shares of Company Capital Stock;

             (ii)  (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); provided, however, that the Company shall be permitted to continue paying its regular quarterly dividend of $0.095 per share of Company Common Stock consistent with past practice; or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under Company Benefit Plans);

            (iii)  amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (A) any Company Material Contract; (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;

            (iv)  enter into loan transactions not in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm's-length transactions;

             (v)  (A) enter into any new credit or new lending relationships greater than $2,000,000 that would require an exception to the Bank's formal loan policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such loan policy, except for policy exceptions taken in the normal course for similarly-sized loans; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a "Borrowing Affiliate") if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;

            (vi)  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);

           (vii)  fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days;

          (viii)  sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;

            (ix)  acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;

             (x)  amend the Company Articles of Incorporation or the Company Bylaws, or similar governing documents of any of its Subsidiaries;

            (xi)  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

           (xii)  except as permitted by this Agreement or as required by any applicable Legal Requirement or the terms of any Company Benefit Plan existing as of the date hereof: (A) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the "Company Employees"), other than increases in the Ordinary Course of Business consistent with past practices in timing, metrics and amount; (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or stockholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement;

          (xiii)  incur or guarantee any indebtedness for borrowed money other than in the Ordinary Course of Business;

          (xiv)  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;

           (xv)  settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $250,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;

          (xvi)  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

         (xvii)  make or change any material Tax elections, change or consent to any change in it or its Subsidiaries' method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return;

        (xviii)  hire any employee with an annual salary in excess of $150,000; or

          (xix)  agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2.

          (c)   For purposes of Section 5.2(b), Acquiror's consent shall be deemed to have been given if the Company has made a written request to Robin N. Elliott, Executive Vice President and Chief Financial Officer of Acquiror, and John J. Powers, Executive Vice President and General Counsel of Acquiror, for permission to take any action otherwise prohibited by Section 5.2(b) and has provided Acquiror with information sufficient for Acquiror to make an informed decision with respect to such request, and Acquiror has failed to respond to such request within five (5) Business Days after Acquiror's receipt of such request.

        Section 5.3    Notice of Changes.     The Company will give prompt notice to Acquiror of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company's representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8.

        Section 5.4    Stockholders' Meeting.     Subject to the other provisions of this Agreement and unless there has been a Company Adverse Recommendation, the Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the GBCL, Company Articles of Incorporation and Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company and Company Board will use their reasonable best efforts to obtain from its stockholders the votes in favor of the adoption of this Agreement required by the GBCL, including by recommending that its stockholders vote in favor of this Agreement, and the Company and Company Board will not withhold, withdraw, qualify or adversely modify (or publicly propose or resolve to withhold, withdraw, qualify or adversely modify) Company Board's recommendation to the Company's stockholders that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the Contemplated Transactions, including the Merger (a "Company Adverse Recommendation"). However, if, prior to the time the Company Stockholder Approval is obtained, the Company Board, after consultation with outside counsel, determines in good faith it is reasonably likely that to, or to continue to, recommend this Agreement to its stockholders would result in a violation of its fiduciary duties under applicable law, then the Company Board may make a Company Adverse Recommendation or publicly propose or resolve to make a Company Adverse Recommendation.

        Section 5.5    Information Provided to Acquiror.     The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company to Acquiror for inclusion or that is included in the Registration Statement or Joint Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders' Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Joint Proxy Statement shall be mailed. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Joint Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 5.6    Operating Functions.     The Company and the Bank shall cooperate with Acquiror and Acquiror Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective on the Effective Date or such later date as the parties may mutually agree.

        Section 5.7    Company Benefit Plans.

          (a)   At the request of Acquiror, the Company will take all appropriate action to amend or terminate, prior to the Effective Time, any Company Benefit Plan.

          (b)   Prior to the Effective Time, the Company shall accrue the costs associated with any payments due under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements, consistent with GAAP.

        Section 5.8    Acquisition Proposals.

          (a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal. The Company will within two (2) Business Days advise Acquiror following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Acquiror apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.

          (b)   The Company agrees that it will not, and will cause its respective Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal from a Person other than Acquiror after the execution of this Agreement and prior to receipt of the Company Stockholder Approval, and the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions would be reasonably likely to result in a violation of the directors' fiduciary duties under applicable law, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Acquiror shall be promptly furnished to Acquiror); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.8 unless and until (x) five (5) Business Days have elapsed following the delivery to the other party of a written notice of such determination by the Company Board and, during such five (5) Business-Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business-Day period, the Company continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.

          (c)   Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        Section 5.9    Release of Security Interest.     Prior to the Effective Time, Company shall use its reasonable best efforts to pay, in full, all principal and interest payments due on Company's outstanding debt obligation to First Bank, St. Louis, Missouri, and use its reasonable best efforts to seek the release of First Bank's security interest on the issued and outstanding shares of common stock of the Bank pledged to First Bank in connection with such debt obligation.

ARTICLE 6
ACQUIROR'S COVENANTS

        Section 6.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, Company and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of Acquiror and each of its Subsidiaries in accordance with the provisions of this Section 6.1(a) as shall be necessary for the purpose of determining Acquiror's continued compliance with the terms and conditions of this Agreement. The Company and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of Acquiror and each of its Subsidiaries and of their respective financial and legal conditions as the Company shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of Acquiror or any of its Subsidiaries. Upon request, Acquiror and each of its

  Subsidiaries will furnish the Company or its Representatives attorneys' responses to auditors' requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by the Company (provided, such disclosure would not result in the waiver by Acquiror or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by the Company or any of its Representatives shall affect the representations and warranties made by Acquiror in this Agreement. This Section 6.1(a) shall not require the disclosure of any information to the Company the disclosure of which, in Acquiror's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Acquiror shall promptly furnish to the Company: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC's EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   All information obtained by the Company in accordance with this Section 6.1 shall be treated in confidence as provided in the Confidentiality Agreement.

        Section 6.2    Operation of Acquiror and Acquiror Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

          (b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror will not, and will cause each of its Subsidiaries not to:

              (i)  (A) enter into any agreement with respect to, or consummate, any merger or business combination, or any acquisition of any other Person or (B) make any loan, advance or capital contribution to, or investment in, any Person, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger;

             (ii)  amend the Acquiror Articles of Incorporation or the Acquiror Bylaws, or similar governing documents of any of its Subsidiaries, in a manner that would materially and adversely affect the benefits of the Merger to the stockholders of the Company;

            (iii)  except as set forth in Section 6.2(b) of the Acquiror Disclosure Schedules, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements; or

            (iv)  agree to take, make any commitment to take, or adopt any resolutions of the Acquiror Board in support of, any of the actions prohibited by this Section 6.2.

        Section 6.3    Stockholders' Meeting.     Subject to the other provisions of this Agreement and unless there has been a Acquiror Adverse Recommendation, Acquiror shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with NASDAQ Rule 5635(a), the Acquiror Articles of Incorporation and the Acquiror Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Acquiror Stockholders' Meeting") for the purpose of obtaining the Acquiror Stockholder Approval. Acquiror and the Acquiror Board will use their reasonable best efforts to obtain from its stockholders the votes in favor of the Acquiror Stock Issuance required by NASDAQ Rule 5635(a), including by recommending that its stockholders vote in favor of the Acquiror Stock Issuance, and Acquiror and the Acquiror Board will not withhold, withdraw, qualify or adversely modify (or publicly propose or resolve to withhold, withdraw, qualify or adversely modify) such recommendation to Acquiror's stockholders (a "Acquiror Adverse Recommendation"). However, if, prior to the time the Acquiror Stockholder Approval is obtained, the Acquiror Board, after consultation with outside counsel, determines in good faith it is reasonably likely that to, or to continue to, recommend this Agreement to its stockholders would result in a violation of its fiduciary duties under applicable law, then the Acquiror Board may make an Acquiror Adverse Recommendation or publicly propose or resolve to make an Acquiror Adverse Recommendation.

        Section 6.4    Information Provided to the Company.     Acquiror agrees that the information concerning Acquiror or any of its Subsidiaries that is provided or to be provided by Acquiror to the Company for inclusion or that is included in the Registration Statement or Joint Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Acquiror Stockholders' Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Joint Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to the Company or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Joint Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 6.5    Operating Functions.     Acquiror and Acquiror Bank shall cooperate with the Company and the Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective on the Effective Date or such later date as the parties may mutually agree.

        Section 6.6    Indemnification.

          (a)   From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, each current or former director, officer or employee of the Company or any of its Subsidiaries or fiduciary of the Company or any of its Subsidiaries under any Company Benefit Plans or any Person who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee or employee of another Person (each, an "Indemnified Party"), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Contemplated Transactions, whether asserted or claimed prior to, at or after the Effective Time. Acquiror shall also advance expenses incurred by an Indemnified Party in each such case to the fullest extent permitted by applicable law, subject to the receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

          (b)   For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Acquiror shall maintain in effect the Company's current directors' and officers' liability insurance covering each Person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Acquiror be required to expend annually in the aggregate an amount in excess of 250% of the amount of the aggregate premiums paid by the Company for the current policy term for such purpose and, if Acquiror is unable to maintain such policy (or substitute policy) as a result of this proviso, Acquiror shall obtain as much comparable insurance as is available and for as long a period of time as is available following the Effective Time by payment of such amount; provided further, that: (i) Acquiror may substitute therefor "tail" policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company's existing policies as of the date hereof; or (ii) the Company may obtain such extended reporting period coverage under the Company's existing insurance programs (to be effective as of the Effective Time).

          (c)   If Acquiror or any of its successors or assigns shall: (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfer all or substantially all its properties and assets to any Person; then, and in each such case, Acquiror shall cause proper provision to be made so that the successor and assign of Acquiror assumes the obligations set forth in this Section 6.6.

          (d)   The provisions of this Section 6.6 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives.

        Section 6.7    Board Representation.     Subject to any necessary approval by the appropriate Regulatory Authorities, Acquiror shall take all appropriate action, subject to and in accordance with the respective bylaws of Acquiror and Acquiror Bank, to appoint: (a) one individual serving on the Company Board and mutually agreeable to the parties, to the Acquiror Board, effective immediately upon the Effective Time; and (b) one individual serving on the board of directors of the Bank and mutually agreeable to the parties, to the board of directors of Acquiror Bank, effective immediately upon the effectiveness of the Bank Merger.

        Section 6.8    Authorization and Reservation of Acquiror Common Stock.     The Acquiror Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Acquiror Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

        Section 6.9    Stock Exchange Listing.     Acquiror shall use its reasonable best efforts to cause all shares of Acquiror Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the NASDAQ Global Select Market prior to the Closing Date.

        Section 6.10    Assumption of Debt Instruments.     Except as provided in Section 5.9, Acquiror agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Entity, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company's outstanding debt, subordinated debentures, guarantees, securities, and other agreements to the extent required by the terms of such debt, subordinated debentures, guarantees, securities, and other agreements.

ARTICLE 7
COVENANTS OF ALL PARTIES

        Section 7.1    Regulatory Approvals.     Acquiror and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, file, effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Acquiror and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.

        Section 7.2    SEC Registration.     As soon as practicable following the date of this Agreement, the Company and Acquiror shall prepare and file with the SEC the Joint Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Acquiror will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Acquiror's stockholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable Legal Requirement in connection with the Acquiror Stock Issuance, and each party shall furnish all information concerning itself and its stockholders as may be reasonably requested in connection with any such action. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and the Company will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC to amend the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Acquiror or any Subsidiary of the Company or Acquiror, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Acquiror, respectively, for inclusion in the Joint Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Registration Statement, the Company or Acquiror, as applicable, shall promptly notify the other of such event, and the Company or, Acquiror, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company's stockholders and to Acquiror's stockholders.

        Section 7.3    Publicity.     Neither the Company nor Acquiror shall, and neither the Company nor Acquiror shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Acquiror, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Acquiror; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the NASDAQ Rules.

        Section 7.4    Reasonable Best Efforts; Cooperation.     Each of Acquiror and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Acquiror nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Acquiror and the Company will, and will cause each Subsidiary of Acquiror and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions.

        Section 7.5    Tax Free Reorganization.

          (a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Acquiror shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Acquiror nor any Affiliate of Acquiror knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (b)   As of the date hereof, the Company does not know of any reason: (i) why it would not be able to deliver to counsel to the Company and counsel to Acquiror, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the "IRS Guidelines"), to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and the Company hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 9.8. The Company will deliver such certificates to counsel to the Company and counsel to Acquiror.

          (c)   As of the date hereof, Acquiror does not know of any reason: (i) why it would not be able to deliver to counsel to Acquiror and counsel to the Company, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with the IRS Guidelines, to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and Acquiror hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to Acquiror would not be able to deliver the opinion required by Section 8.8. Acquiror will deliver such certificates to counsel to Acquiror and counsel to the Company.

        Section 7.6    Employees and Employee Benefits.

          (a)   All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing ("Covered Employees") shall automatically become employees of Acquiror as of the Closing. Following the Closing, Acquiror shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available to similarly-situated employees of Acquiror under the Acquiror Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Acquiror Benefit Plan; and (ii) until such time as Acquiror shall cause Covered Employees to participate in the Acquiror Benefit Plans, a Covered Employee's continued participation in Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Acquiror Benefit Plans may commence at different times with respect to each Acquiror Benefit Plan).

          (b)   For all purposes (other than purposes of benefit accruals) under the Acquiror Benefit Plans providing benefits to the Covered Employees (the "New Plans"), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.

          (c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Acquiror shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New

  Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the "Old Plans"); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   The Company and its Subsidiaries shall take all actions necessary to terminate the Company's severance policies immediately prior to the Effective Time. Subject to the provisions of Section 7.6(e), following the Effective Time, Acquiror or Acquiror's Subsidiary will cause any eligible Company employee (exempt and non-exempt) to be covered by a severance policy under which employees who incur a qualifying involuntary termination of employment will be eligible to receive severance pay in accordance with the severance pay schedule set forth on Section 7.6(d) of the Acquiror Disclosure Schedules. Notwithstanding the foregoing, no Company employee eligible to receive severance benefits under an employment, change in control, severance or other agreement shall be entitled to participate in the severance policy described in this Section 7.6(d) or to otherwise receive severance benefits.

          (e)   Any Company employee who has or is party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement that provides for any payment that may be triggered by the Merger or the Bank Merger (the "CIC Payment") shall not receive any severance benefits as provided in Section 7.6(d) but will receive the CIC Payment to the extent it is required to be paid under such agreement, provided that, on or before the Closing, the Company will take all steps necessary to ensure that in the event that the amounts of the CIC Payment, either individually or in conjunction with a payment or benefit under any other plan, agreement or arrangement that is aggregated for purposes of Code Section 280G (in the aggregate, "Total Payments"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of such Code, then the amounts of the CIC Payment shall be reduced such that the value of the Total Payments that each counterparty is entitled to receive shall be $1.00 less than the maximum amount which the counterparty may receive without becoming subject to the excise tax or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code. Any Company employee who waives and relinquishes his or her right to a CIC Payment will be eligible for a severance payment as provided in Section 7.6(d) .

        Section 7.7    Section 16 Matters.     Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause any disposition of shares of Company Capital Stock or conversion of any derivative securities in respect of shares of Company Capital Stock in connection with the consummation of the Contemplated Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.8    Stockholder Litigation.     Each of the Company and Acquiror shall give the other the reasonable opportunity to consult concerning the defense of any stockholder litigation against the

Company or Acquiror, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.

        Section 7.9    TRUPS Assumption.     As of the Effective Time and upon the terms and conditions set forth herein: (a) Acquiror will assume and discharge all of the Company's covenants, agreements and obligations under and relating to the trust preferred securities (the "Company Trust Preferred Securities ") issued by the Company Trusts, including the due and punctual payment of interest on all of the obligations of the Company pursuant to the junior subordinated debentures issued by the Company to the Company Trusts (such obligations, the "Company Trust Debentures "and such transfer and assumption as described in clause (a), the "TRUPS Assumption "); (b) Acquiror will cause the Company Trusts to discharge their obligations with respect to the Company Trust Preferred Securities arising after the Effective Time in accordance with the terms and conditions of the agreements related to the Company Trust Preferred Securities and the TRUPS Assumption; and (c) Acquiror and the Company shall execute and deliver, or cause to be delivered, a supplemental indenture, in a form satisfactory to the trustee of the Company Trusts, to effectuate the TRUPS Assumption, for each Company Trust, whereby the Company shall assign, and Acquiror shall assume, all of the Company's covenants, agreements and obligations under the Company Trust Debentures, signed by a duly authorized officer of each of the Company and Acquiror, and any and all other documentation and consents, including opinions of counsel, required by the trustee of the Company Trusts to make such assumptions effective.

        Section 7.10    Dividends.     After the date of this Agreement, each of Acquiror and the Company shall coordinate with the other the declaration of any dividends in respect of Acquiror Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Acquiror Common Stock any such holder receives in exchange therefor in the Merger.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

        The obligations of Acquiror to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror in whole or in part):

        Section 8.1    Accuracy of Representations and Warranties.    For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 8.2    Performance by the Company.     The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 8.3    Stockholder Approvals.     Each of the Company Stockholder Approval and the Acquiror Stockholder Approval shall have been obtained.

        Section 8.4    No Injunctions or Restraints; Illegality.     No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 8.5    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Acquiror Board to materially restrict or burden the Surviving Entity.

        Section 8.6    Registration Statement.     The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 8.7    Officers' Certificate.     Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.

        Section 8.8    Tax Opinion.     Acquiror shall have received a written opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, tax counsel to Acquiror, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Acquiror will be a party to such reorganization within the meaning of Section 368(b) of the Code.

        Section 8.9    Stock Exchange Listing.     Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 8.10    No Material Adverse Effect.     From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

        The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

        Section 9.1    Accuracy of Representations and Warranties.     For purposes of this Section 9.1, the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 9.2    Performance by Acquiror.     Acquiror shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 9.3    Stockholder Approvals.     Each of the Company Stockholder Approval and the Acquiror Stockholder Approval shall have been obtained.

        Section 9.4    No Injunctions or Restraints; Illegality.     No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 9.5    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to materially restrict or burden the Surviving Entity.

        Section 9.6    Registration Statement.     The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 9.7    Officers' Certificate.     The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror certifying as to the matters set forth in Sections 9.1 and 9.2.

        Section 9.8    Tax Opinion.     The Company shall have received a written opinion of Kilpatrick Townsend & Stockton LLP, tax counsel to the Company, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Acquiror will be a party to such reorganization within the meaning of Section 368(b) of the Code.

        Section 9.9    Stock Exchange Listing.     Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 9.10    No Material Adverse Effect.     From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

 ARTICLE 10
TERMINATION

        Section 10.1    Termination of Agreement.     This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Acquiror:

          (a)   by mutual consent of the Acquiror Board and Company Board, each evidenced by appropriate written resolutions;

          (b)   by Acquiror if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 5.4 or Section 5.8, which are separately addressed in Section 10.1(g)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 8 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Acquiror to perform and comply in all material respects with any of their obligations under this Agreement that are to be performed or complied with by them prior to or on the date required hereunder;

          (c)   by the Company if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 6.3, which are separately addressed in Section 10.1(h)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 9 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;

          (d)   by Acquiror or the Company if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Stockholder Approval or the Acquiror Stockholder Approval is not obtained following the Company Stockholders' Meeting or the Acquiror Stockholders' Meeting, respectively; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (i) and (ii) above;

          (e)   by Acquiror or the Company if the Effective Time shall not have occurred at or before November 30, 2016 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

          (f)    by Acquiror or the Company if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;

          (g)   by Acquiror if the Company materially breaches any of its obligations under Section 5.4 or Section 5.8;

          (h)   by the Company if Acquiror materially breaches any of its obligations under Section 6.3;

          (i)    by the Company prior to the Company Stockholder Approval pursuant to Section 5.8;

          (j)    by Acquiror prior to the Company Stockholder Approval if the Company makes a Company Adverse Recommendation; or

          (k)   by the Company prior to the Company Stockholder Approval if Acquiror makes an Acquiror Adverse Recommendation.

        Section 10.2    Effect of Termination or Abandonment.     In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or stockholders, except that: (i) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (ii) no such termination shall relieve the breaching party from liability resulting from its fraud or any willful and material breach by that party of this Agreement.

        Section 10.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys' fees, accountants' fees and related expenses), shall be shared equally by Acquiror and the Company.

          (b)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(g) or by the Company pursuant to Section 10.1(i), then the Company shall pay to Acquiror, within two (2) Business Days after such termination, the amount of $9.0 million (the "Termination Fee") by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (c)   If this Agreement is terminated by the Company pursuant to Section 10.1(h), then Acquiror shall pay to the Company, within two (2) Business Days after such termination, the Termination Fee by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (d)   If, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its stockholders generally or any person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (A) thereafter this Agreement is terminated (i) by Acquiror pursuant to Section 10.1(b) as a result of a willful breach or (ii) by Acquiror or the Company pursuant to Section 10.1(e) without the Company Stockholder Approval having been obtained; and (B) within twelve (12) months after such termination the Company shall enter into a definitive written agreement with any Person

  (other than Acquiror and its Affiliates) with respect to such Acquisition Proposal, the Company shall pay to Acquiror, within ten (10) Business Days after the execution of such definitive agreement, the Termination Fee by wire transfer of immediately available funds to such account as Acquiror shall designate; provided, however, that for purposes of this paragraph, Acquisition Proposal has the meaning ascribed thereto in Section 12.1(a), except that references in that Section to "20%" shall be replaced by "50%."

          (e)   Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted by Section 10.2, the maximum aggregate amount of monetary fees, liabilities or damages payable by a single party under this Agreement shall be equal to the Termination Fee, and neither the Company nor Acquiror shall be required to pay the Termination Fee on more than one occasion. The amounts payable by the Company and Acquiror, as applicable, pursuant to Section 10.3 constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach of this Agreement, shall be the sole monetary remedy of the Company and Acquiror, as applicable, in the event of a termination of this Agreement specified in such section.

ARTICLE 11
MISCELLANEOUS

        Section 11.1    Survival.     Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.

        Section 11.2    Governing Law.     All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

        Section 11.3    Assignments, Successors and No Third Party Rights.     Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.6, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 11.4    Modification.     This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Stockholder Approval and/or the Acquiror Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval and/or the Acquiror Stockholder Approval is obtained, there may not be, without further approval of the Company's and/or Acquiror's stockholders, respectively, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.

        Section 11.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 11.6    Notices.     All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include facsimile communication and electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by facsimile (with confirmation) or electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Acquiror, to:

    First Busey Corporation
    100 W. University Avenue
    Champaign, Illinois 61820
    Telephone:    (217) 365-4544
    Facsimile:       (217) 351-6551
    Attention:      Robin N. Elliott (robin.elliott@busey.com)

    First Busey Corporation
    100 W. University Avenue
    Champaign, Illinois 61820
    Telephone:    (217) 365-4639
    Facsimile:       (217) 351-6551
    Attention:      John J. Powers (john.powers@busey.com)

    with copies, which shall not constitute notice, to:

    Barack Ferrazzano Kirschbaum & Nagelberg LLP
    200 W. Madison Street, Suite 3900
    Chicago, Illinois 60606
    Telephone:    (312) 984-3100
    Facsimile:       (312) 984-3150
    Attention:      Robert M. Fleetwood (robert.fleetwood@bfkn.com)

    If to the Company, to:

    Pulaski Financial Corp.
    12300 Olive Boulevard
    St. Louis, Missouri 63141
    Telephone:    (314) 579-5102
    Facsimile:       (314) 542-5359
    Electronic mail:    gdouglass@pulaskibank.com
    Attention:      Gary W. Douglass

    with copies, which shall not constitute notice, to:

    Kilpatrick Townsend & Stockton LLP
    607 14th Street NW, Suite 1000
    Washington, DC 20005
    Telephone:    (202) 508-5825
    Facsimile:       (202) 204-5600
    Attention:      Aaron M. Kaslow (akaslow@kilpatricktownsend.com)

or to such other Person or place as the Company shall furnish to Acquiror or Acquiror shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service; and (d) if by facsimile, on the next Business Day.

        Section 11.7    Entire Agreement.     This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

        Section 11.8    Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

        Section 11.9    Further Assurances.     The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        Section 11.10    Counterparts.     This Agreement and any amendments thereto may be executed in any number of counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

ARTICLE 12
DEFINITIONS

        Section 12.1    Definitions.    In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

          (a)   "Acquiror Articles of Incorporation" means the Amended and Restated Articles of Incorporation of First Busey Corporation, as amended.

          (b)   "Acquiror Bank" means Busey Bank, an Illinois state chartered bank headquartered in Champaign, Illinois, and a wholly-owned subsidiary of Acquiror.

          (c)   "Acquiror Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by Acquiror or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Acquiror or any of its Subsidiaries, or any beneficiary thereof.

          (d)   "Acquiror Board" means the board of directors of Acquiror.

          (e)   "Acquiror Bylaws" means the First Busey Corporation Amended and Restated ByLaws, as amended.

          (f)    "Acquiror Capital Stock" means the Acquiror Common Stock and the Acquiror Preferred Stock, collectively.

          (g)   "Acquiror Common Stock" means the common stock, $0.001 par value per share, of Acquiror.

          (h)   "Acquiror Common Stock Price" means the volume weighted average closing price of Acquiror Common Stock on the NASDAQ Global Select Market over the ten (10) trading day period ending on the second trading day before the Closing Date.

          (i)    "Acquiror Equity Award" means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity award granted under an Acquiror Stock Plan.

          (j)    "Acquiror ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with Acquiror or any of its Subsidiaries for purposes of Section 414 of the Code.

          (k)   "Acquiror SEC Reports" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Acquiror with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2013.

          (l)    "Acquiror Stockholder Approval" means the approval of the Acquiror Stock Issuance or of any of the Contemplated Transactions, if required by applicable Legal Requirements, by the stockholders of Acquiror.

          (m)  "Acquiror Stock Issuance" means the issuance of the Acquiror Common Stock pursuant to this Agreement.

          (n)   "Acquiror Stock Plans" means any of the following:

    (i)
    Main Street Trust, Inc. 2000 Stock Incentive Plan

    (ii)
    First Busey Corporation Employee Stock Ownership Plan

    (iii)
    First Busey Corporation 1999 Stock Option Plan

    (iv)
    First Busey Corporation 2004 Stock Option Plan

    (v)
    First Busey Corporation 2010 Equity Incentive Plan

    (vi)
    First Busey Corporation Employee Stock Purchase Plan

          (o)   "Acquiror Trusts" means Busey Statutory Trust II, Busey Statutory Trust III, and Busey Trust IV (each individually, an "Acquiror Trust").

          (p)   "Acquisition Proposal" means a tender or exchange offer to acquire more than 20% of the voting power in the Company, Acquiror or any Subsidiary of either, a proposal for a merger, consolidation or other business combination involving the Company, Acquiror or any Subsidiary of either or any other proposal or offer to acquire in any manner more than 20% of the voting power in, or more than 20% of the business, assets or deposits of, the Company, Acquiror or any Subsidiary of either, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.

          (q)   "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.

          (r)   "Bank" means Pulaski Bank, National Association, a national bank headquartered in St. Louis, Missouri, and a wholly-owned subsidiary of the Company.

          (s)   "Bank Merger" means the merger of the Bank with and into, and under the charter of, Acquiror Bank.

          (t)    "Business Day" means any day except Saturday, Sunday and any day on which banks in Champaign, Illinois, or St. Louis, Missouri, are authorized or required by law or other government action to close.

          (u)   "Company Articles of Incorporation" means the Articles of Incorporation of the Company, as amended.

          (v)   "Company Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award, in each case with respect to which the Company has delivered or made available to Acquiror (x) a complete and correct list of recipients of outstanding awards and (y) a form of award agreement pursuant to which such outstanding award was issued or otherwise granted); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary thereof.

          (w)  "Company Board" means the board of directors of the Company.

          (x)   "Company Bylaws" means the Bylaws of the Company, as amended.

          (y)   "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock, collectively.

          (z)   "Company Common Stock" means the common stock, $0.01 par value per share, of the Company.

          (aa) "Company Equity Award" means any outstanding Company Stock Option, Company Restricted Stock Award, Company Performance Stock Award, or other equity award granted under a Company Stock Plan.

          (bb) "Company ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.

          (cc) "Company SEC Reports" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by the Company with the SEC under the Securities Act, the Exchange Act, or the rules and regulations of the SEC thereunder, since January 1, 2013.

          (dd) "Company Stockholder Approval" means the adoption and approval of this Agreement by the stockholders of the Company, in accordance with the GBCL and Company Articles of Incorporation.

          (ee) "Company Stock Plans" means any of the following:

    (i)
    Pulaski Financial Corp. 2000 Stock-Based Incentive Plan

    (ii)
    Pulaski Financial Corp. 2002 Stock Option Plan

    (iii)
    Pulaski Financial Corp. 2006 Long-Term Incentive Plan

    (iv)
    Pulaski Bank Savings and Ownership Plan

    (v)
    Pulaski Financial Corp. Deferred Compensation Plan (Equity Trust Plan)

    (vi)
    Pulaski Financial Corp. Stock-Based Deferred Compensation Plan, as amended and restated

          (ff)  "Company Trusts" means Pulaski Financial Statutory Trust I and Pulaski Financial Statutory Trust II (each individually, a "Company Trust").

          (gg) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Acquiror and the Company of their respective covenants and obligations under this Agreement; and (iv) Acquiror's issuance of shares of Acquiror Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.

          (hh) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

          (ii)   "Control," "Controlling" or "Controlled" when used with respect to any specified Person, means the power to vote 25 percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.

          (jj)   "CRA" means the Community Reinvestment Act, as amended.

          (kk) "Deposit Insurance Fund" means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution's assets.

          (ll)   "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          (mm)  "DOL" means the U.S. Department of Labor.

          (nn) "Environment" means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.

          (oo) "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of the Company or any of its Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.

          (pp) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (qq) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (rr)  "FDIC" means the Federal Deposit Insurance Corporation.

          (ss)  "Federal Reserve" means the Board of Governors of the Federal Reserve System.

          (tt)  "GAAP" means generally accepted accounting principles in the U.S., consistently applied.

          (uu) "GBCL" means the General and Business Corporation Law of Missouri, as amended.

          (vv) "Hazardous Materials" means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.

          (ww)  "Intangible Assets" means any asset that is considered an intangible asset under GAAP, including, without limitation, any goodwill and any other identifiable intangible assets recorded in accordance with GAAP, but excluding any mortgage servicing assets recorded as an intangible asset.

          (xx) "IRS" means the U.S. Internal Revenue Service.

          (yy) "Joint Proxy Statement" means a joint proxy statement prepared by Acquiror and the Company for use in connection with the Company Stockholders' Meeting and the Acquiror Stockholders' Meeting, all in accordance with the rules and regulations of the SEC.

          (zz) "Knowledge" means, after due inquiry under the facts or circumstances, the actual knowledge of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Acquiror or the Company, as the context requires.

          (aaa)  "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

          (bbb)  "Material Adverse Effect" as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, financial condition, assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith and the response or reaction of customers, vendors, licensors, investors or employees; and (F) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, but not, in any such case, including the underlying causes thereof; except with respect to clauses (A), (B), (C) and (D), to the extent that the effects of such change are disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

          (ccc)  "NASDAQ Rules" means the listing rules of the NASDAQ Global Select Market.

          (ddd)  "NRS" means the provisions of the Nevada Revised Statutes governing business corporations, limited liability companies and mergers of business entities (NRS Sections 78.010 et seq., 86.011 et seq., and 92A.005 et seq., respectively).

          (eee)  "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

          (fff) "Ordinary Course of Business" shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Person.

          (ggg)  "OREO" means real estate owned by a Person and designated as "other real estate owned."

          (hhh)  "Outstanding Company Shares" means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (iii)  "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

          (jjj)  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

          (kkk)  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

          (lll)  "Registration Statement" means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Acquiror Common Stock to be issued pursuant to this Agreement, which shall include the Joint Proxy Statement.

          (mmm)  "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Acquiror, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.

          (nnn)  "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          (ooo)  "Requisite Regulatory Approvals" means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions, other than the Bank Merger.

          (ppp)  "SEC" means the Securities and Exchange Commission.

          (qqq)  "Securities Act" means the Securities Act of 1933, as amended.

          (rrr) "Subsidiary" with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.

          (sss) "Superior Proposal" means a bona fide written Acquisition Proposal (with all references to "20%" in the definition of Acquisition Proposal being treated as references to "50%" for these purposes) which Company Board or the Acquiror Board concludes in good faith to be more favorable from a financial point of view to its respective stockholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be Sandler O'Neill & Partners, L.P. and FIG Partners, LLC, respectively, or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law.

          (ttt) "Tax" means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          (uuu)  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (vvv)  "Transition Date" means, with respect to any Covered Employee, the date Acquiror commences providing benefits to such employee with respect to each New Plan.

          (www)  "U.S." means the United States of America.

        Section 12.2    Principles of Construction.

          (a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

          (b)   The schedules of each of the Company and Acquiror referred to in this Agreement (the "Company Disclosure Schedules" and the "Acquiror Disclosure Schedules", respectively, and collectively the "Schedules") shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Acquiror to the other before the date of this Agreement; provided, that: (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect; (ii) the mere inclusion of an item in the Company Disclosure Schedules or Acquiror Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or Acquiror, as applicable, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and (iii) any disclosures made with respect to a section of the Agreement shall be deemed to qualify (A) any other section of the Agreement specifically referenced or cross-

  referenced and (B) other sections of the Agreement to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, "Previously Disclosed" means, with respect to the Company, information set forth by the Company in the Company Disclosure Schedules and, with respect to Acquiror, information set forth by Acquiror in the Acquiror Disclosure Schedules.

          (c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          (d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			PULASKI FINANCIAL CORP.
By:	/s/ VAN A. DUKEMAN		By:	/s/ GARY W. DOUGLASS
	Name:	Van A. Dukeman		Name:	Gary W. Douglass
	Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix B

Section 455 of the General and Business Corporation Law of Missouri

R.S.Mo. § 351.455. Shareholder entitled to appraisal and payment of fair value, when—remedy exclusive, when.

        1.     Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

          (1)   Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

          (2)   Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

          (3)   Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and

          (4)   Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

        2.     The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:

          (1)   Fails to file a written objection prior to or at such meeting;

          (2)   Fails to make demand within the twenty-day period; or

          (3)   In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation; shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

        3.     Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

        4.     If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

        5.     If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the

B-1

surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

        6.     The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

        7.     When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

B-2

Appendix C

FORM OF VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT (this "Agreement") is entered into as of December 3, 2015, among FIRST BUSEY CORPORATION, a Nevada corporation ("Acquiror"), PULASKI FINANCIAL CORP., a Missouri corporation (the "Company"), and those directors of the Company whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the "Principal Stockholders," and individually as a "Principal Stockholder").

RECITALS

        A.    As of the date hereof, each Principal Stockholder is the owner or controls the vote of the number of shares of the Company's common stock, $0.01 par value per share ("Company Stock"), as is set forth opposite such Principal Stockholder's name on the signature page attached hereto.

        B.    Acquiror is contemplating the acquisition of the Company by means of a merger (the "Merger") of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger dated as of December 3, 2015 (the "Merger Agreement"), among Acquiror and the Company.

        C.    Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders enter into this Agreement.

        D.    Each Principal Stockholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.

AGREEMENTS

        In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions; Construction.     All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.

        Section 2.    Representations and Warranties.     Each Principal Stockholder represents and warrants that as of the date hereof, he or she:

          (a)   owns beneficially and of record the number of shares of Company Stock as is set forth opposite such Principal Stockholder's name on the signature page attached hereto;

          (b)   has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Company Stock; provided, however, that such shares do not include shares of Company Stock which the Principal Stockholder may exercise voting or investment power as a fiduciary for others; and

          (c)   has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.    Voting Agreement.     Each Principal Stockholder hereby agrees that at any meeting of the Company's stockholders however called, and in any action by written consent of the Company's stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her:

          (a)   in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement;

          (b)   against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror; and

          (c)   against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement.

        Section 4.    Additional Covenants.    Except as required by law, each Principal Stockholder agrees that he or she will:

          (a)   not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Acquiror may otherwise agree in writing; and

          (b)   not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions;

        Section 5.    No Economic Benefit.     Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein.

        Section 6.    Termination.     Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the Company from time to time; or (ii) the favorable vote of Company stockholders with respect to approval of the Merger Agreement.

        Section 7.    Amendment and Modification.     This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Stockholders.

        Section 8.    Entire Agreement.    This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this

Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.

        Section 9.    Absence of Control.    Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

        Section 10.    Informed Action.    Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

        Section 11.    Severability.    The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 12.    Counterparts; Facsimile/PDF Signatures.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

        Section 13.    Governing Law.    All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

        Section 14.    Successors; Assignment.    This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

        Section 15.    Directors' Duties.     The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director of the Company, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity as a director of the Company. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

        Section 16.    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			PULASKI FINANCIAL CORP.
By:			By:
	Name:	Van A. Dukeman		Name:	Gary W. Douglass
	Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

Appendix D

[LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]

December 3, 2015

Board of Directors
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, MO 63141

Ladies and Gentlemen:

        Pulaski Financial Corp. (the "Company") and First Busey Corporation ("Acquiror") intend to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company will merge with and into Acquiror with Acquiror being the surviving entity (the "Merger"). Pursuant to the terms of the Agreement, upon the Effective Time of the Merger, each share of common stock, $0.01 par value per share, of the Company issued and outstanding immediately prior to the Effective Time ("Company Common Stock"), other than certain shares described in the Agreement, will be converted into the right to receive 0.79 fully paid and nonassessable shares of the common stock, $0.001 par value per share, of Acquiror (the "Exchange Ratio"). Cash will be paid in lieu of fractional shares. The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock.

        Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement, dated November 30, 2015; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Acquiror that we deemed relevant; (iv) publicly available median analyst earnings per share estimates for the Company for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of the Company; (v) publicly available median analyst earnings per share estimates for Acquiror for the years ending December 31, 2015 through December 31, 2017, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of Acquiror; (vi) the pro forma financial impact of the Merger on Acquiror based on assumptions related to transaction expenses, purchase accounting adjustments as well as certain cost savings, as provided by the senior management of Acquiror; (vii) the publicly reported historical price and trading activity for the Company and Acquiror common stock, including a comparison of certain financial and stock market information for the Company and Acquiror common stock and similar publicly available information for certain other similar companies, the securities of which are publicly traded; (viii) a comparison of certain financial information for the Company and Acquiror with similar bank institutions for which publicly available information is available; (ix) the financial terms of certain other recent merger and acquisition transactions in the commercial banking industry (on a regional and national basis), to the extent publicly available; (x) the current market environment generally and the commercial banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of the Company the business, financial condition, results of operations and prospects of the Company and held similar discussions with the senior management of Acquiror regarding the business, financial condition, results of operations and prospects of Acquiror.

        In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Acquiror, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the senior management of the Company and Acquiror that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or Acquiror, nor have we reviewed any individual credit files of the Company or Acquiror. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company or Acquiror and we have assumed, with your consent, that the respective allowances for loan losses for both the Company and Acquiror are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

        In preparing its analyses, Sandler O'Neill used publicly available median analyst earnings per share estimates for the Company for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of the Company. In addition, Sandler O'Neill used publicly available median analyst earnings per share estimates for Acquiror for the years ending December 31, 2015 through December 31, 2017, and an estimated long-term annual earnings per share growth rate for the years thereafter, as provided by the senior management of Acquiror. Sandler O'Neill also received and used in its analyses certain assumptions related to transaction expenses, purchase accounting adjustments as well as certain cost savings, as provided by the senior management of Acquiror. With respect to those estimates, the senior management of the Company and Acquiror confirmed to us that they reflected the best currently available estimates of the senior managements of the Company and Acquiror, respectively, and we assumed that such estimates would be achieved. We express no opinion as to any such estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of the Company or Acquiror since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that the Company and Acquiror will remain as going concerns for all periods relevant to our analyses.

        We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement, that all of the representations and warranties contained in the Agreement are true and correct in all material respects, that each of the parties to the Agreement will perform in all material respects all of the covenants required to be performed by such party under the Agreement and that the conditions precedent in the Agreement are not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Acquiror or the Merger in any respect that would be material to our analyses, (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the Merger will qualify as a tax-free reorganization for federal income tax purposes. We express no opinion as to any of the legal, accounting or tax matters relating to the Merger or any other transactions contemplated in connection therewith.

        Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

        We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and a significant portion of our fee is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion which opinion fee will be credited in full towards the fee payable to Sandler O'Neill upon the closing of the Merger. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from or sell securities to the Company, Acquiror or their respective affiliates. We may also actively trade the securities of the Company or Acquiror for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This letter is directed to the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Company Common Stock and does not address the underlying business decision of the Company to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the Company's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the Company. This opinion has been approved by Sandler O'Neill's fairness opinion committee. This opinion shall not be reproduced without Sandler O'Neill's prior written consent, provided, however, Sandler O'Neill will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,
/s/ Sandler O'Neill & Partners, L.P.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on March 29, 2016 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/PULB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote “FOR” each of the listed proposals. For Against Abstain 1. The proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey Corporation (“First Busey”) and Pulaski Financial Corp. (“Pulaski”), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein (the “merger proposal”). 3. The proposal to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. 2. The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 4 6 5 1 1 0291VD MMMMMMMMM C B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. PULASKI FINANCIAL CORP. — SPECIAL MEETING OF STOCKHOLDERS March 29, 2016 YOUR VOTE IS IMPORTANT! q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY CARD — PULASKI FINANCIAL CORP. SPECIAL MEETING OF STOCKHOLDERS March 29, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Michael R. Hogan and Timothy K. Reeves, with full power of substitution in each, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the special meeting of stockholders to be held at the Sheraton Westport Chalet Hotel St. Louis, 191 Westport Plaza Drive, St. Louis, Missouri 63146 on Tuesday March 29, 2016 at 2:00 p.m., Central time, and at any and all adjournments thereof, as stated on the reverse side. THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

MERGER PROPOSAL — YOUR VOTING INSTRUCTIONS ARE IMPORTANT

Dear KSOP Participant:

On behalf of the Board of Directors of Pulaski Financial Corp. (the “Company”), I am forwarding you the attached voting instruction card to convey your voting instructions to the trustees for the Pulaski Bank Savings and Ownership Plan (the “KSOP”) on the proposals to be presented at the Special Meeting of Stockholders of the Company to be held on March 29, 2016 (the “Special Meeting”).

You may direct the KSOP trustees to vote all Company common stock credited to your KSOP account as of January 29, 2016 (the “Special Meeting Record Date”).  The enclosed Proxy Statement/Prospectus for the Special Meeting sets forth the proposals that will be presented for your vote.

In order for your voting instructions to be tabulated prior to the Special Meeting, the KSOP trustees must receive your voting instructions on or before March 21, 2016.  If you do not provide the KSOP trustees with timely voting instructions, the trustees will vote the shares credited to your KSOP account in a manner calculated to most accurately reflect the instructions the KSOP trustees receive from other participants, subject to their fiduciary duties.

Please vote via the Internet, by telephone by 3:00 a.m. Eastern Time on March 21, 2016 or by completing, signing, dating and return the enclosed voting instruction card in the postage paid envelope on or before March 21, 2016.  Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Pulaski Bank.

Sincerely,

Gary W. Douglass
President and Chief Executive Officer

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on March 21, 2016 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/PULB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote “FOR” each of the listed proposals. For Against Abstain 1. The proposal to approve the Agreement and Plan of Merger, dated as of December 3, 2015, between First Busey Corporation (“First Busey”) and Pulaski Financial Corp. (“Pulaski”), pursuant to which Pulaski will merge with and into First Busey, and the transactions contemplated therein (the “merger proposal”). 3. The proposal to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. 2. The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Pulaski may receive in connection with the merger proposal pursuant to existing agreements or arrangements with Pulaski. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 6 4 6 5 1 3 0291XF MMMMMMMMM C B A Special Meeting Voting Instruction Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PULASKI BANK SAVINGS AND OWNERSHIP PLAN VOTING INSTRUCTION CARD — PULASKI FINANCIAL CORP. SPECIAL MEETING OF STOCKHOLDERS March 29, 2016 2:00 p.m., Central Time The undersigned hereby directs the KSOP Plan Trustee to vote all shares of common stock of Pulaski Financial Corp. (the “Company”) credited to the undersigned’s account, for which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 29, 2016 at 2:00 p.m., Central Time, at the Sheraton Westport Chalet Hotel St. Louis, 191 Westport Plaza Drive, St. Louis, Missouri 63146 and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as stated on the reverse side. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS